Exhibit 10.1

FIFTH AMENDMENT TO ABL CREDIT AGREEMENT

FIFTH AMENDMENT TO ABL CREDIT AGREEMENT (this “Fifth Amendment”), dated as of February 19, 2021, among PARTY CITY HOLDINGS INC., a Delaware corporation (the “Borrower Agent”), PARTY CITY CORPORATION, a Delaware corporation (the “Subsidiary Borrower” and, together with the Borrower Agent, the “Borrowers”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers party hereto, JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent (in such capacity, the “Administrative Agent”) and each of the Extending Lenders (as defined below) party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the ABL Credit Agreement referred to below (as amended by this Fifth Amendment).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Borrowers, Holdings, the Administrative Agent, the subsidiaries of the Borrowers from time to time party thereto and each lender from time to time party thereto (the “Lenders”) have entered into an ABL Credit Agreement, dated as of August 19, 2015 (as amended by that certain First Amendment to ABL Credit Agreement, dated as of August 2, 2018, that certain Second Amendment to ABL Credit Agreement, dated as of March 4, 2019, that certain Third Amendment to ABL Credit Agreement, dated as of April 8, 2019, that certain Fourth Amendment to ABL Credit Agreement, dated as of June 28, 2019, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “ABL Credit Agreement”);

WHEREAS, on the date hereof (prior to giving effect to this Fifth Amendment), there are (a) outstanding ABL Revolving Commitments under the ABL Credit Agreement (for purposes of this Fifth Amendment, herein called the “Existing ABL Revolving Commitments”) in an aggregate principal amount of $556,000,000 and (b) outstanding FILO Commitments under the ABL Credit Agreement (for purposes of this Fifth Amendment, herein called the “Existing FILO Commitments” and collectively with the Existing ABL Revolving Commitments, the “Existing Commitments”) in an aggregate principal amount of $40,000,000;

WHEREAS, in accordance with the provisions of Section 9.02(b) of the ABL Credit Agreement, the Loan Parties, the Administrative Agent and the Lenders party hereto, as Extending Lenders, wish to amend the ABL Credit Agreement to extend the maturity of the Existing ABL Revolving Commitments and amend certain other provisions of the ABL Credit Agreement as more fully provided herein, on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to the provisions of Section 2.09 of the ABL Credit Agreement, the Borrowers wish to, upon prepayment of any outstanding FILO Loans and delivering notice required thereby, terminate the Existing FILO Commitments; and

WHEREAS, pursuant to the provisions of Section 2.19(b) of the ABL Credit Agreement, the Borrowers may cause any Lender that has not consented to the extension of the maturity of such Lender’s Existing Commitments (each such Lender, a “Non-Extending Lender”) to assign all of its rights and obligations under the ABL Credit Agreement to one or more assignees (each assignee, a “Replacement Lender” and together with the Extending ABL Revolving Lenders referred to below, each, an “Extending Lender” and collectively, the “Extending Lenders”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Amendments to Credit Agreement. On the Fifth Amendment Effective Date:

(a) Subject to the satisfaction of the conditions set forth in Section 2 hereof, (i) the Existing ABL Revolving Commitment and Existing ABL Revolving Loans of each ABL Revolving Lender under the ABL Credit Agreement prior to giving effect to this Fifth Amendment that has consented to the extension of the maturity of its Existing ABL Revolving Commitment (such extended commitment, the “Extended ABL Revolving Commitments”) and Existing ABL Revolving Loans (such extended loans, the “Extended ABL Revolving Loans”) (together with its related ABL Revolving Exposure) (each, an “Extending ABL Revolving Lender”) in the amount as set forth opposite such Extending Lender’s name on Schedule 1.01(a) to the ABL Credit Agreement (as amended hereby) shall be automatically converted on such date into an Extended ABL Revolving Commitment and Extended ABL Revolving Loans of such Extending ABL Revolving Lender hereunder denominated in Dollars, (ii) each Replacement Lender that is an assignee of an Existing ABL Revolving Commitment and/or Existing ABL Revolving Loan shall be deemed to have Extended ABL Revolving Commitments and/or Extended ABL Revolving Loans equal to the aggregate amounts assigned to such Replacement Lender in the amount as set forth on Schedule 1.01(a) to the ABL Credit Agreement (as amended hereby) and (iii) the Existing FILO Commitment of each FILO Lender under the ABL Credit Agreement immediately prior to giving effect to this Fifth Amendment shall be terminated.

(b) Subject to the satisfaction of the conditions set forth in Section 2 hereof, the ABL Credit Agreement is hereby amended by (i) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and (ii) adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended ABL Credit Agreement attached hereto as Exhibit C.

(c) Schedule 1.01(a) of the ABL Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit B to reflect the Commitments of each Extending Lender on the Fifth Amendment Effective Date (immediately after giving effect thereto).

(d) Schedule 2.21(a) of the ABL Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.21(a) attached hereto.

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(e) Schedule 2.21(b) of the ABL Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.21(b) attached hereto.

SECTION 2. Conditions of Effectiveness of this Fifth Amendment. This Fifth Amendment shall become effective on the date when the following conditions shall have been satisfied (such date, the “Fifth Amendment Effective Date”):

(a) the Loan Parties, the Administrative Agent and the Extending Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent;

(b) the Borrowers shall have paid (or shall pay substantially concurrently with the effectiveness of this Fifth Amendment), by wire transfer of immediately available funds, (i) to JPM, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, National Association (“WF” and, together with JPM and BofA, the “Arrangers”), in their capacities as arrangers for the Extended ABL Revolving Commitments, all fees as have been separately agreed, (ii) to the Swingline Lender, the aggregate principal amount of all outstanding Swingline Loans and all accrued but unpaid interest thereon accruing prior to the Fifth Amendment Effective Date and (iii) to the Administrative Agent, all reasonable fees, costs and out-of-pocket expenses, including fees, costs and expenses (including attorneys’ fees and expenses) for advice, assistance, or other representation in connection with the preparation, execution and delivery of this Fifth Amendment to the same extent that such fees and expenses would be payable under, and on the same terms as are set forth in, Section 9.03 of the ABL Credit Agreement;

(c) (i) at least three Business Days prior to the Fifth Amendment Effective Date, the Borrowers shall have delivered a notice (in form and substance reasonably acceptable to the Administrative Agent) to the Administrative Agent in accordance with Section 2.09(e) of the ABL Credit Agreement, which shall notify the Administrative Agent of the Borrowers’ intention to terminate all FILO Commitments as of the Fifth Amendment Effective Date and (ii) substantially simultaneously with the Fifth Amendment Effective Date, the Borrowers shall have repaid in full all outstanding FILO Loans (if any) and any and all accrued and unpaid interest or fees in connection therewith and the Existing FILO Commitments shall be terminated;

(d) substantially simultaneously with the Fifth Amendment Effective Date, the Borrowers shall have repaid in full all outstanding indebtedness under the Term Loan Facility and such Term Loan Facility shall be terminated;

(e) the Administrative Agent shall have received an executed joinder agreement to the Intercreditor Agreement (as defined in the amended ABL Credit Agreement attached hereto as Exhibit C) from Ankura Trust Company, LLC;

(f) on the Fifth Amendment Effective Date and after giving effect to this Fifth Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Administrative Agent shall have received from the Borrowers a certificate executed by a Responsible Officer of the Borrower Agent, certifying the foregoing and as to the matters set forth in Section 5 hereof;

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(g) the Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by a Responsible Officer of each of the Borrowers and each other Loan Party;

(h) (i) the assignment fee, if applicable, and other costs and expenses of each Non-Extending Lender with respect to the assignment of its Commitments and any Loans made pursuant thereto shall have been paid in full, (ii) the Commitments and Loans of each Non-Extending Lender shall have been assigned to a Replacement Lender in accordance with Section 2.19(b) of the ABL Credit Agreement and (iii) all accrued and unpaid interest on the Loans of each Non-Extending Lender shall have been paid in full by the assignee thereof to such Non-Extending Lender in accordance with Section 2.19(b) of the ABL Credit Agreement;

(i) there shall have been delivered to the Administrative Agent (A) a certificate, dated as of the Fifth Amendment Effective Date, executed by a Responsible Officer (which shall be deemed for this purpose to include any Secretary or any Assistant Secretary) of each Loan Party certifying (1) either (x) that no amendments or modifications have been made to the Organizational Documents of such Loan Party since the same were delivered to the Administrative Agent prior to the Fifth Amendment Effective Date or (y) that attached thereto are true and correct copies of the Organizational Documents of such Loan Party, (2) that attached thereto are true and correct copies of resolutions of the board of directors, members or other governing body of each Loan Party authorizing the execution, delivery and performance of this Fifth Amendment and the performance of the ABL Credit Agreement (as amended by this Fifth Amendment) and the Form of Acknowledgment and Confirmation attached as Exhibit A hereto, as applicable, and that such resolutions are in full force and effect without modification or amendment and (3) as to the incumbency and specimen signature of each officer or authorized person executing this Fifth Amendment or any other document delivered in connection herewith on behalf of any Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (3), and (B) good standing certificates as of a recent date for each Loan Party from the jurisdiction in which they are organized;

(j) the Administrative Agent shall have received from the Borrower Agent a solvency certificate from a Financial Officer of the Parent Borrower substantially in the form of Exhibit J to the ABL Credit Agreement (with appropriate modifications to reflect the consummation of the transactions contemplated by the Fifth Amendment on the Fifth Amendment Effective Date) certifying the matters set forth therein after giving effect to this Fifth Amendment and the consummation of the transactions contemplated hereby (including the conversion pursuant to Section 1(a) hereof);

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(k) the Administrative Agent shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and the Extending Lenders; and

(l) the Administrative Agent shall have received prior to the Fifth Amendment Effective Date a Borrowing Base Certificate which calculates the Borrowing Base as of the last day of the month most recently ended at least 15 days prior to the Fifth Amendment Effective Date.

SECTION 3. Costs and Expenses. Each Borrower hereby reconfirms its obligations (a) pursuant to Section 9.03 of the ABL Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof and (b) to pay and reimburse the Arrangers with respect to the Extended ABL Revolving Commitments, in accordance with arrangements that have been separately agreed.

SECTION 4. Remedies. This Fifth Amendment shall constitute a “Loan Document” for all purposes of the ABL Credit Agreement and the other Loan Documents.

SECTION 5. Representations and Warranties. To induce the Administrative Agent and the Extending Lenders to enter into this Fifth Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Extending Lenders on and as of the Fifth Amendment Effective Date that, in each case:

(a) this Fifth Amendment has been duly authorized, executed and delivered by it and each of this Fifth Amendment and the ABL Credit Agreement (as amended by this Fifth Amendment) constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b) all representations and warranties contained in the ABL Credit Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier therein) with the same effect as though such representations and warranties had been made on the Fifth Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (without duplication of any materiality qualifier therein) only as of such specified date).

SECTION 6. Intercreditor Acknowledgment. In accordance with Section 2.4(c)(i) of the Intercreditor Agreement, the Extending Lenders hereby (i) acknowledge and agree to the terms of the Intercreditor Agreement and (ii) agree to be bound by all terms and conditions of the Intercreditor Agreement as an “ABL Facility Secured Party”. The Extending Lenders hereby authorize the Administrative Agent to provide on its behalf any notice to the Term Loan Security Agent and the Term Loan Secured Parties (each as defined in the Intercreditor Agreement) as it may deem necessary or advisable (in its sole discretion) to ensure compliance with Section 2.4(c)(i) of the Intercreditor Agreement.

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SECTION 7. Reference to and Effect on the ABL Credit Agreement and the other Loan Documents.

(a) On and after the Fifth Amendment Effective Date, (i) each reference in the ABL Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the ABL Credit Agreement shall mean and be a reference to the ABL Credit Agreement, as amended by this Fifth Amendment; (ii) the Extended ABL Revolving Commitments shall constitute “ABL Revolving Commitments” for all purposes under the ABL Credit Agreement (other than for purposes of Section 4.01 of the ABL Credit Agreement and clause (a) of the first sentence of Section 5.11 of the ABL Credit Agreement); (iii) the Extended ABL Revolving Loans shall constitute “Loans” for all purposes under the ABL Credit Agreement (other than for purposes of Section 4.01 of the ABL Credit Agreement and clause (a) of the first sentence of Section 5.11 of the ABL Credit Agreement); and (v) each Extending Lender shall constitute a “Lender” as defined in the ABL Credit Agreement.

(b) The ABL Credit Agreement and each of the other Loan Documents, as specifically amended by this Fifth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties, in each case, as amended by this Fifth Amendment.

(c) The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 8. Governing Law. THIS FIFTH AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIFTH AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Counterparts. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Fifth Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date first above written.

PC INTERMEDIATE HOLDINGS, INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer and Assistant Secretary

PARTY CITY HOLDINGS INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer, Chief Accounting Officer and Executive Vice President

PARTY CITY CORPORATION
PARTY HORIZON INC.
AM-SOURCE, LLC
AMSCAN INC.
TRISAR, INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Vice President and Treasurer

AMSCAN CUSTOM INJECTIONS MOLDING, LLC
AMSCAN PURPLE SAGE, LLC
AMSCAN NM LAND, LLC

By: AMSCAN INC., its manager

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Vice President and Treasurer

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

By: PARTY CITY HOLDINGS INC., its sole member

By:	/s/ Todd Vogensen

Name: Todd Vogensen
Title: Chief Financial Officer, Chief Accounting Officer and Executive Vice President

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Donna DiForio
Name: Donna DiForio
Title: Authorized Officer

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

BANK OF AMERICA, N.A., as an Extending Lender

By:	/s/ Peter M. Walther
Name: Peter M. Walther
Title: Senior Vice President

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

Wells Fargo Bank, National Association as an Extending Lender

By:	/s/ Brent E. Shay
Name:	Brent E. Shay
Title:	Director

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

NAME OF INSTITUTION

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as an Extending Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Nicolas Thierry
Name:	Nicolas Thierry
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

NAME OF INSTITUTION

MUFG UNION BANK, N.A., as an Extending Lender

By:	/s/ Thomas Kainamura
Name:	Thomas Kainamura
Title:	Director

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

NAME OF INSTITUTION

TD BANK, N.A., as an Extending Lender

By:	/s/ Jennifer Visconti
Name:	Jennifer Visconti
Title:	Vice President

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

NAME OF INSTITUTION

BANK OF MONTREAL, as an Extending Lender

By:	/s/ Kara Goodwin
Name:	Kara Goodwin
Title:	Managing Director, Chicago Branch

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

NAME OF INSTITUTION

DEUTSCHE BANK AG NEW YORK BRANCH, as an Extending Lender

By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President

michael-p.strobel@db.com 212-250-0939

For institutions requiring a second signature line:

By:
Name:
Title:

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

BY ITS EXECUTION OF THIS SIGNATURE PAGE, THE UNDERSIGNED EXISTING ABL REVOLVING LENDER HEREBY (I) REQUESTS TO CONVERT THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS INTO EXTENDED ABL REVOLVING COMMITMENTS, PURSUANT TO, AND ON THE TERMS AND CONDITIONS SET FORTH IN, THIS FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND (II) ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF ITS EXTENDED ABL REVOLVING COMMITMENTS MAY BE LESS THAN THE FULL PRINCIPAL AMOUNT OF ITS EXISTING ABL REVOLVING COMMITMENTS WHICH IT REQUESTS TO CONVERT HEREUNDER.

NAME OF INSTITUTION

GOLDMAN SACHS BANK USA, as an Extending Lender

By:	/s/ Jacob Elder
Name:	Jacob Elder
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to ABL Credit Agreement (Party City)]

EXHIBIT A

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the Fifth Amendment, dated as of February 19, 2021 (the “Fifth Amendment”), to the ABL Credit Agreement, dated as of August 19, 2015 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “ABL Credit Agreement”), among PARTY CITY HOLDINGS INC., a Delaware corporation (the “Borrower Agent”), PARTY CITY CORPORATION, a Delaware corporation (the “Subsidiary Borrower” and, together with the Borrower Agent, the “Borrowers”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers party thereto, JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent (in such capacity, the “Administrative Agent”) and each Extending Lender (as defined therein) party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the ABL Credit Agreement or the Fifth Amendment, as applicable.

2. Certain provisions of the ABL Credit Agreement are being amended and/or modified pursuant to the Fifth Amendment. Each of the parties hereto hereby agrees that, with respect to each Loan Document to which it is a party, after giving effect to the Fifth Amendment:

(a) all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, shall remain in full force and effect on a continuous basis (including, without limitation, with respect to Extended ABL Revolving Loans); and

(b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority as described in Section 3.16 of the ABL Credit Agreement of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as collateral security for the Secured Obligations (including, without limitation, the Extended ABL Revolving Loans), to the extent provided in such Loan Documents.

3. THIS ACKNOWLEDGMENT AND CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ACKNOWLEDGMENT AND CONFIRMATION, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Acknowledgment and Confirmation shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

[rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PC INTERMEDIATE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Acknowledgment and Confirmation of Party City ABL Fifth Amendment]

PARTY CITY HOLDINGS INC.
PARTY CITY CORPORATION
AM-SOURCE, LLC
AMSCAN INC.
TRISAR, INC.

By:
Name:
Title:

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

By: PARTY CITY HOLDINGS, INC., its sole member

By:
Name:
Title:

AMSCAN PURPLE SAGE, LLC
AMSCAN NM LAND, LLC

By: AMSCAN INC., its sole manager

By:
Name:
Title:

PARTY HORIZON INC.

By:
Name:
Title:

AMSCAM CUSTOM INJECTION MOLDING, LLC

By:
Name:
Title:

EXHIBIT B

Schedule 1.01(a)

COMMITMENT SCHEDULE

Lender	ABL Revolving Commitment
JPMorgan Chase Bank, N.A.	$87,500,000
Bank of America, N.A.	$87,500,000
Wells Fargo Bank, N.A.	$87,500,000
Credit Suisse AG, Cayman Islands Branch	$45,000,000
MUFG Union Bank, N.A.	$45,000,000
TD Bank, N.A.	$45,000,000
Bank of Montreal	$35,000,000
Deutsche Bank AG New York Branch	$35,000,000
Goldman Sachs Bank USA	$7,500,000
Total	$475,000,000.00

EXHIBIT C

Amended ABL Credit Agreement

[Attached]

Schedule 2.21(a)

DDAs

Loan Party	Depository	Depositary Accounts
PARTY CITY CORPORATION	Banc First	5248995663
PARTY CITY CORPORATION	Bank of America	000168007886
PARTY CITY CORPORATION	Bank of America	4426209931
PARTY CITY CORPORATION	Bank of America	4426209944
PARTY CITY CORPORATION	Bank of America	4426209957
PARTY CITY CORPORATION	Bank of America	4426209960
PARTY CITY CORPORATION	Bank of America	4426209986
PARTY CITY CORPORATION	Bank of America	354010128291
PARTY CITY CORPORATION	Bank of Oklahoma	312590404
PARTY CITY CORPORATION	BB&T	0005206749328
PARTY CITY CORPORATION	Community Bank, N.A.	722056132
PARTY CITY CORPORATION	Community Bank, N.A.	722070315
PARTY CITY CORPORATION	Fidelity Bank (KS)	9200183295
PARTY CITY CORPORATION	Fifth Third	7234555071
PARTY CITY CORPORATION	Fifth Third	7028037385
PARTY CITY CORPORATION	Banc First	0007348649
PARTY CITY CORPORATION	Bank of America	757890228
PARTY CITY CORPORATION	Bank of America	324601002847
PARTY CITY CORPORATION	Bank of America	6500746133
PARTY CITY CORPORATION	Bank of America	1029047026
PARTY CITY CORPORATION	Bank of America	1324608150
PARTY CITY CORPORATION	Bank of America	0087730308
PARTY CITY CORPORATION	Bank of America	000075860016775
PARTY CITY CORPORATION	Bank of Oklahoma	41020964
PARTY CITY CORPORATION	BB&T	4324735682

Loan Party	Depository	Depositary Accounts
PARTY CITY CORPORATION	Community Bank, N.A.	793413899
PARTY CITY CORPORATION	Community Bank, N.A.	123623301
PARTY CITY CORPORATION	Fidelity Bank (KS)	4000029728
Amscan Inc.	Fifth Third	4426206879
Party Horizon Inc.	Fifth Third	4451239109
Party City Holdings Inc.	Banc First	4427323719
Amscan Inc.	Bank of America	4426207027
Amscan Inc.	Bank of America	1606755
Amscan Custom Injection Molding, LLC	Bank of America	4451078386
Amscan Inc.	Bank of America	4426206895
Amscan Inc.	Bank of America	4426206921
Trisar Inc. dba Ya Otta Pinata	Bank of America	4427149595

Schedule 2.21(b)

Credit Card Arrangements

Group	Credit Card Processor	Depositary Accounts
Party City	Vantiv 8500 Governors Hill Cincinnati, OH 45249 Attention: Debbie Cappel

Party City Corporation

Credit Card Clearing Accounts

Bank of America

•  Account # 4426209957

•  Account # 4426897916

Wells Fargo

•  Account # 4050017532

U.S. Bank

•  Account # 422579040

Fifth Third Bank

•  Account # 7912558280

Santander Bank

•  Account # 75860016783

•  Account # 75860016791

Amscan	Renaissance Associates 14241 Dallas Parkway Suite 520 Dallas, TX 75254	Amscan Inc. Master Receipt Account Bank of America Account # 4426207027

~~Composite through Fourth Amendment to ABL~~

EXHIBIT C to Fifth Amendment to ABL Credit Agreement

ABL CREDIT AGREEMENT

Dated as of August 19, 2015, as amended by that certain First Amendment to ABL Credit Agreement, dated as of August 2, 2018, that certain Second Amendment to ABL Credit Agreement, dated as of March 4, 2019, that certain Third Amendment to ABL Credit Agreement, dated as of April 8, 2019, that certain Fourth Amendment to ABL Credit Agreement, dated as of June 28, 2019 and that certain Fifth Amendment to ABL Credit Agreement, dated as of February 19, 2021,

~~Among~~among

PC INTERMEDIATE HOLDINGS, INC.,

PARTY CITY HOLDINGS INC.,

PARTY CITY CORPORATION,

THE SUBSIDIARIES OF THE BORROWERS

FROM TIME TO TIME PARTY HERETO,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as the Lenders,

and

JPMORGAN CHASE BANK, N.A.,

as the Administrative Agent

~~J.P. MORGAN SECURITIES LLC,~~

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

~~and~~

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

as Joint Bookrunners and Joint Lead Arrangers,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

and

BANK OF AMERICA, N.A.,

as Syndication Agent,

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

~~TD BANK, N.A.,~~

~~U.S. BANK NATIONAL ASSOCIATION~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH.,

MUFG UNION BANK, N.A.

TD BANK, N.A.,

BANK OF MONTREAL

and

DEUTSCHE BANK SECURITIES INC.,

as Co-Documentation Agents,

2

Page
ARTICLE 1

DEFINITIONS		1

Section 1.01.	Defined Terms	1

Section 1.02.	Classification of Loans and Borrowings	~~59~~67

Section 1.03.	Terms Generally	~~59~~68

Section 1.04.	Accounting Terms; GAAP	~~60~~69

Section 1.05.	Effectuation of Transactions	~~61~~70

Section 1.06.	Timing of Payment of Performance	~~61~~70

Section 1.07.	Limited Condition Acquisitions	~~61~~70

Section 1.08.	Pro Forma Calculations	~~63~~71

Section 1.09.	Times of Day	~~65~~73

Section 1.10.	Rounding	~~65~~74

Section 1.11.	Currency Generally	~~65~~74

Section 1.12.	Interest Rates; LIBOR Notification	74

ARTICLE 2

THE CREDITS		~~65~~75

Section 2.01.	Loans and Commitments	~~65~~75

Section 2.02.	Loans and Borrowings	~~66~~75

Section 2.03.	Requests for Borrowings	~~67~~77

Section 2.04.	Protective Advances	~~68~~78

Section 2.05.	Swingline Loans	~~69~~79

Section 2.06.	Letters of Credit	~~71~~81

Section 2.07.	Funding of Borrowings	~~77~~87

Section 2.08.	Type; Interest Elections	~~78~~87

Section 2.09.	Termination and Reduction of Commitments	~~80~~89

Section 2.10.	Repayment of Loans; Evidence of Debt	~~81~~90

Section 2.11.	Prepayment of Loans	~~82~~91

Section 2.12.	Fees	~~83~~93

Section 2.13.	Interest	~~85~~94

Section 2.14.	Alternate Rate of Interest	~~86~~95

Section 2.15.	Increased Costs	~~87~~98

i

(Cont.)

Page
Section 2.16.	Break Funding Payments	~~88~~99

Section 2.17.	Taxes	~~88~~100

Section 2.18.	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	~~93~~104

Section 2.19.	Mitigation Obligations; Replacement of Lenders	~~95~~107

Section 2.20.	Illegality	~~96~~108

Section 2.21.	Cash Receipts	~~97~~108

Section 2.22.	Defaulting Lender	~~99~~111

Section 2.23.	Incremental Credit Extensions	~~102~~114

Section 2.24.	Joint and Several Liability of Borrowers	~~105~~116

Section 2.25.	Reserves; Changes to Eligibility Criteria	~~106~~118

Section 2.26.	Special Provisions Relating to Conversion of Loans	~~107~~119

ARTICLE 3

REPRESENTATIONS AND WARRANTIES		~~108~~120

Section 3.01.	Organization; Powers	~~109~~120

Section 3.02.	Authorization; Enforceability	~~109~~120

Section 3.03.	Governmental Approvals; No Conflicts	~~109~~120

Section 3.04.	Financial Condition; No Material Adverse Effect	~~109~~121

Section 3.05.	Properties	~~110~~121

Section 3.06.	Litigation and Environmental Matters.	~~110~~122

Section 3.07.	Compliance with Laws	~~111~~122

Section 3.08.	Investment Company Status	~~111~~122

Section 3.09.	Taxes	~~111~~122

Section 3.10.	ERISA	~~111~~123

Section 3.11.	Disclosure	~~111~~123

Section 3.12.	Borrowing Base Certificate	~~112~~123

Section 3.13.	Solvency	~~112~~123

Section 3.14.	[Reserved]	~~112~~124

Section 3.15.	Capitalization and Subsidiaries	~~112~~124

Section 3.16.	Security Interest in Collateral	~~113~~124

Section 3.17.	Labor Disputes	~~113~~124

Section 3.18.	Federal Reserve Regulations	~~113~~125

Section 3.19.	[Reserved]	~~113~~125

(Cont.)

Page
Section 3.20.	Sanctions, Anti-Corruption and Anti-Terrorism Laws	~~114~~125

ARTICLE 4

CONDITIONS		~~114~~126

Section 4.01.	Closing Date	~~114~~126

Section 4.02.	Each Credit Event	~~117~~129

ARTICLE 5

AFFIRMATIVE COVENANTS		~~118~~130

Section 5.01.	Financial Statements and Other Reports	~~119~~130

Section 5.02.	Existence	~~123~~135

Section 5.03.	Payment of Taxes	~~123~~135

Section 5.04.	Maintenance of Properties	~~124~~135

Section 5.05.	Insurance	~~124~~135

Section 5.06.	Inspections	~~125~~136

Section 5.07.	Maintenance of Book and Records	~~126~~137

Section 5.08.	Compliance with Laws	~~126~~137

Section 5.09.	Environmental	~~126~~138

Section 5.10.	Designation of Subsidiaries	~~128~~139

Section 5.11.	Use of Proceeds	~~128~~139

Section 5.12.	Additional Collateral; Further Assurances.	~~128~~140

Section 5.13.	Post-Closing Items	~~131~~142

Section 5.14.	MIRE Events	~~131~~142

ARTICLE 6

NEGATIVE COVENANTS		~~131~~143

Section 6.01.	Indebtedness	~~131~~143

Section 6.02.	Liens	~~138~~149

Section 6.03.	[Reserved]	~~142~~153

Section 6.04.	No Further Negative Pledges	~~142~~153

Section 6.05.	Restricted Payments; Certain Payments of Indebtedness	~~143~~154

Section 6.06.	Restrictions on Subsidiary Distributions	~~147~~158

Section 6.07.	Investments	~~148~~160

Section 6.08.	Fundamental Changes; Disposition of Assets	~~151~~162

(Cont.)

Page
Section 6.09.	[Reserved]	~~155~~166

Section 6.10.	Sales and Lease-Backs	~~155~~166

Section 6.11.	Transactions with Affiliates	~~155~~166

Section 6.12.	Conduct of Business	~~157~~168

Section 6.13.	Amendments or Waivers of Organizational Documents	~~157~~168

Section 6.14.	Amendments of or Waivers with Respect to Certain Indebtedness	~~157~~168

Section 6.15.	Fiscal Year	~~157~~168

Section 6.16.	Permitted Activities of Holdings	~~157~~168

Section 6.17.	[Reserved]	~~158~~169

Section 6.18.	Fixed Charge Coverage Ratio	~~158~~169

ARTICLE 7

EVENTS OF DEFAULT		~~159~~171

Section 7.01.	Events of Default	~~159~~171

ARTICLE 8

THE ADMINISTRATIVE AGENT		~~163~~174

ARTICLE 9

MISCELLANEOUS		~~173~~184

Section 9.01.	Notices	~~173~~184

Section 9.02.	Waivers; Amendments	~~175~~187

Section 9.03.	Expenses; Indemnity; Damage Waiver	~~178~~189

Section 9.04.	Waiver of Claim	~~180~~191

Section 9.05.	Successors and Assigns	~~180~~191

Section 9.06.	Survival	~~187~~198

Section 9.07.	Counterparts; Integration; Effectiveness	~~188~~199

Section 9.08.	Severability	~~188~~199

Section 9.09.	Right of Setoff	~~188~~199

Section 9.10.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~189~~200

Section 9.11.	WAIVER OF JURY TRIAL	~~190~~201

Section 9.12.	Headings	~~191~~201

Section 9.13.	Confidentiality	~~191~~202

Section 9.14.	No Fiduciary Duty	~~192~~203

(Cont.)

Page
Section 9.15.	Several Obligations	~~193~~203

Section 9.16.	USA PATRIOT Act	~~193~~204

Section 9.17.	Disclosure	~~193~~204

Section 9.18.	Appointment for Perfection	~~193~~204

Section 9.19.	Interest Rate Limitation	~~193~~204

Section 9.20.	Intercreditor Agreement	~~193~~204

Section 9.21.	Conflicts	~~194~~205

Section 9.22.	[Reserved]	~~194~~205

Section 9.23.	Borrower Agent	~~194~~205

Section 9.24.	Certain ERISA Matters	~~195~~205

Section 9.25.	Acknowledgement Regarding Any Supported QFCs	207

ARTICLE 10

LOAN GUARANTY		~~196~~207

Section 10.01.	Guaranty	~~196~~207

Section 10.02.	Guaranty of Payment	~~196~~208

Section 10.03.	No Discharge or Diminishment of Loan Guaranty	~~197~~208

Section 10.04.	Defenses Waived	~~198~~209

Section 10.05.	Authorization	~~198~~210

Section 10.06.	Rights of Subrogation	~~199~~211

Section 10.07.	Reinstatement; Stay of Acceleration	~~200~~211

Section 10.08.	Information	~~200~~211

Section 10.09.	[Reserved]	~~200~~211

Section 10.10.	Maximum Liability	~~200~~211

Section 10.11.	Contribution	~~200~~212

Section 10.12.	Liability Cumulative	~~201~~212

Section 10.13.	Release of Loan Guarantors	~~201~~213

Section 10.14.	Keepwell	~~202~~213

Section 10.15.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	213

v

SCHEDULES:

1.01(a)	—	Commitment Schedule
1.01(b)	—	Existing Letters of Credit
1.01(c)	—	Mortgaged Properties
1.01(d)	—	Adjustments to Consolidated Adjusted EBITDA
2.21(a)	—	DDAs
2.21(b)	—	Credit Card Arrangements
2.21(c)	—	Blocked Accounts
3.05	—	Real Property
3.15	—	Capitalization and Subsidiaries
4.01(b)	—	Local Counsel
5.13(b)	—	Post-Closing Obligations
6.01(i)	—	Existing Indebtedness
6.01(t)	—	Corporate Leases Assigned/Sold/Transferred
6.02	—	Existing Liens
6.04	—	Negative Pledges
6.06	—	Restrictive Agreements
6.07	—	Existing Investments
6.11	—	Transactions with Affiliates
9.01	—	Borrowers’ Website Address for Electronic Delivery

EXHIBITS:

A	—	[Reserved]
B-1	—	Form of Assignment and Assumption (ABL Revolving)
~~B-2~~	~~—~~	~~Form of Assignment and Assumption (FILO)~~
C	—	Form of Borrowing Base Certificate
D	—	Form of Compliance Certificate
E	—	Form of Subsidiary Joinder Agreement
F	—	Form of Letter of Credit Request
G	—	Form of Borrowing Request
H	—	Form of Promissory Note
I	—	Form of Interest Election Request
J	—	Form of Solvency Certificate
K	—	Form of Subsidiary Borrower Joinder Agreement
L-1	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
L-2	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
L-3	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
L-4	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
M	—	Intercompany Note

ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT, dated as of August 19, 2015, as amended by that certain First Amendment to ABL Credit Agreement, dated as of August 2, 2018, that certain Second Amendment to ABL Credit Agreement, dated as of March 4, 2019, that certain Third Amendment to ABL Credit Agreement, dated as of April 8, 2019, that certain Fourth Amendment to ABL Credit Agreement, dated as of June 28, 2019, and that certain Fifth Amendment to ABL Credit Agreement, dated as of February 19, 2021, by and among PARTY CITY HOLDINGS INC., a Delaware corporation (the “Parent Borrower”), PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party hereto, the Lenders (as defined in Article 1), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender, and the other Issuing Banks party hereto.

RECITALS

A. In connection with the ~~Existing Debt Refinancing~~Fifth Amendment (as hereinafter defined), the Borrowers have requested that ~~(a)~~ the ABL Revolving Lenders establish a $~~600,000,000~~475,000,000 senior secured asset-based revolving loan facility in favor of the Borrowers (the “ABL Revolving Facility”) ~~and (b) the FILO Lenders establish a $40,000,000 senior secured asset-based first-in last-out revolving loan facility (the “FILO Facility”), in each case~~ on the terms and conditions set forth herein.

B. In addition, the Borrowers have requested that (a) the Swingline Lender extend credit, at any time and from time to time during the Availability Period, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $40,000,000 and (b) the Issuing Banks issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $50,000,000.

C. The Lenders and the Swingline Lender are willing to extend such credit to the Borrowers and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers and Guarantors, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

~~“90-Day Excess Availability” means the quotient obtained by dividing (i) the sum of each day’s Excess Availability during the 90-consecutive day period immediately preceding the proposed transaction by (ii) 90.~~

“2023 Senior Note Indenture” means the Indenture for the 2023 Senior Notes, dated August 19, 2015, between the Borrower Agent, as the issuer, and Wilmington Trust, National Association, as trustee, as amended, supplemented or otherwise modified from time to time.

“2023 Senior Notes” means the 6.125% Senior Notes due 2023 issued by Party City Holdings Inc. in the aggregate principal amount equal to $350,000,000 (including any Registered Equivalent Notes).

“2025 First Lien Senior Secured Note Indenture” means the Indenture for the 2025 First Lien Senior Secured Notes, dated July 30, 2020, among the Borrower Agent, as issuer, certain guarantors party thereto and Ankura, as trustee and collateral trustee, as amended, supplemented or otherwise modified from time to time.

“2025 First Lien Senior Secured Notes” means the Senior Secured First Lien Floating Rate Notes due 2025 issued by the Borrower Agent in the aggregate principal amount equal to $156,669,177 (including any Registered Equivalent Notes).

“2026 New Senior Secured Note Indenture” means the Indenture for the 2026 New Senior Secured Notes, dated ~~August 2~~February 19, ~~2018~~2021 , ~~between~~among the Borrower Agent, as ~~the~~ issuer, ~~and Wilmington Trust, National Association~~Holdings, the guarantors from time to time party thereto and Ankura, as trustee and collateral trustee, as amended, supplemented or otherwise modified from time to time.

“~~2023~~2026 New Senior Secured Notes” means the ~~6.125~~8.750% Senior Secured Notes due ~~2023~~2026 issued by ~~Party City Holdings Inc.~~the Borrower Agent in the aggregate principal amount equal to $~~350,000,000~~750,000,000 (including any Registered Equivalent Notes).

“2026 Senior Note Indenture” the Indenture for the 2026 Senior Notes, dated August 2, 2018, between the Borrower Agent, as the issuer, and Wilmington Trust, National Association, as trustee, as amended, supplemented or otherwise modified from time to time.

“2026 Senior Notes” means the 6.625% Senior Notes due 2026 issued by Party City Holdings Inc. in the aggregate principal amount equal to $500,000,000 (including any Registered Equivalent Notes).

“90-Day Excess Availability” means the quotient obtained by dividing (i) the sum of each day’s Excess Availability during the 90-consecutive day period immediately preceding the proposed transaction by (ii) 90.

“ABL Applicable Percentage” means, with respect to any ABL Revolving Lender, a percentage equal to a fraction the numerator of which is such ABL Revolving Lender’s ABL Revolving Commitment and the denominator of which is the aggregate ABL Revolving Commitments; provided that for purposes of Section 2.22 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in any such calculations. If the ABL Revolving Commitments have terminated or expired, the ABL Applicable Percentages of each ABL Revolving Lender shall be determined based on the ABL Revolving Exposure of the applicable ABL Revolving Lenders, giving effect to any assignments and to any ABL Revolving Lender’s status as a Defaulting Lender at the time of determination.

~~“ABL Borrowing Base” means, at any time, an amount equal to (a) the Trade Receivables Component plus (b) the Inventory Component plus (c) the Credit Card Receivables Component minus (d) the amount of any FILO Reserve and all other Reserves as may have been established in accordance with Section 2.25 at such time. The ABL Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(q), the FILO Reserve and Reserves established pursuant to Section 2.25.~~

~~“ABL Excess Availability” means, at any time, an amount equal to (a) the ABL Line Cap, minus (b) the aggregate ABL Revolving Exposures of all ABL Revolving Lenders at such time.~~

~~“ABL Line Cap” has the meaning assigned to such term in Section 2.01(a).~~

“ABL Revolving Commitment” shall mean, with respect to each ABL Revolving Lender, the commitment of such ABL Revolving Lender hereunder set forth as its ABL Revolving Commitment opposite its name on Schedule 1.01(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement. The aggregate ABL Revolving Commitments on the ~~First~~Fifth Amendment Effective Date are $~~600,000,000~~475,000,000.

“ABL Revolving Credit Extensions” means ABL Revolving Loans (including Swingline Loans) and Letters of Credit issued hereunder.

“ABL Revolving Exposure” means, with respect to any ABL Revolving Lender at any time, the sum of (a) the outstanding principal amount of such ABL Revolving Lender’s ABL Revolving Loans, (b) its LC Exposure, (c) its ABL Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding at such time and (d) its ABL Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“ABL Revolving Facility” has the meaning assigned to such term in the recitals hereto.

“ABL Revolving Lender” means each Lender which holds an ABL Revolving Commitment and any other Person who becomes an “ABL Revolving Lender” in accordance with the provisions of this Agreement.

“ABL Revolving Loans” means collectively, the Loans made by the ABL Revolving Lenders with ABL Revolving Commitments pursuant to Article 2~~, other than FILO Loans~~.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Pledge and Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“ACH” means automated clearing house transfers.

“Additional Lender” has the meaning assigned to such term in Section 2.23(b).

“Adjustment Date” means the first day of each January, April, July and October, as applicable.

“Adjusted LIBO Rate” means, with respect to any LIBO Rate Borrowing for any Interest Period or for any ABR Borrowing for which the Alternate Base Rate is determined with reference to the LIBO Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Account” has the meaning assigned to such term in Section 2.21(d).

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.23(d).

~~“Advent” means Advent International Corporation and shall include any fund affiliated with Advent International Corporation.~~

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Borrower or any of its Subsidiaries, threatened in writing against or affecting any Borrower or any of its Subsidiaries or any property of any Borrower or any of its Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. ~~No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of a Sponsor and none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof.~~

“Aggregate Commitments” means, at any time, the sum of the Commitments at such time. As of the ~~First~~Fifth Amendment Effective Date, the Aggregate Commitments are $~~640,000,000~~475,000,000.

“Agreement” means this ABL Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.0% provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Ankura” means Ankura Trust Company, LLC.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to Holdings or its subsidiaries by virtue of such Person being organized or operating in such jurisdiction.

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitments; provided that for purposes of Section 2.22 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in any such calculations. If the Commitments have terminated or expired, the Applicable Percentages of each Lender shall be determined based on the Revolving Exposure of the applicable Lenders, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day~~, (x) with respect to any FILO Loan that is (i) a LIBO Rate Loan, 2.50%, per annum or (ii) an ABR Loan, 1.50%, per annum and (y)~~ with respect to any ABL Revolving Loan, the following percentages per annum based upon the Average Historical Excess Availability as of the most recent Adjustment Date; provided that, as of the Fifth Amendment Effective Date and until the ~~first~~ Adjustment Date occurring ~~at least one full calendar quarter ended after the Closing Date~~on April 1, 2021, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Historical Excess Availability	ABL Revolving Loan LIBO Rate Spread	ABL Revolving Loan ABR Spread
Category 1
Average Historical Excess Availability equal to or greater than 50.0%	~~1.25~~1.50%	~~0.25~~0.50%
Category 2
Average Historical Excess Availability less than 50.0%	~~1.50~~1.75%	~~0.50~~0.75%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Historical Excess Availability in accordance with the table above; provided that (a) if a Borrowing Base Certificate is not delivered when required pursuant to Section 5.01(q), Average Historical Excess Availability shall be deemed to be in Category 2 until a Borrowing Base Certificate is delivered in compliance with Section 5.01(q) and (b) for so long as a Default or Event of Default has occurred and is continuing, the Applicable Rate shall not be subject to adjustment to any stepdown based on higher Average Historical Excess Availability as provided herein.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities LLC, Wells Fargo Bank, National Association and ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated.~~Bank of America, N.A.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit B-1, Exhibit B-2 or any other form approved by the Administrative Agent and the Borrower Agent.

“Available Commitment” means, at any time, the Aggregate Commitments then in effect minus the Revolving Exposure of all Lenders at such time.

“Availability Period” means the period from and including the ~~First~~Fifth Amendment Effective Date to but excluding the Maturity Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Average Historical Excess Availability” means, at any Adjustment Date, the quotient, expressed as a percentage obtained by dividing (a) the average daily ~~ABL~~ Excess Availability for the calendar quarter immediately preceding such Adjustment Date (with the Borrowing Base at such time for any such day used to determine “~~ABL~~ Excess Availability”, calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 5.01(q)) by (b) the ~~ABL~~ Line Cap.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the ~~First~~Fifth Amendment Effective Date between any Loan Party and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the ~~First~~Fifth Amendment Effective Date or (b) under any arrangement that is entered into after the ~~First~~Fifth Amendment Effective Date by any Loan Party with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such arrangement is entered into: (i) commercial credit cards, (ii) stored value cards, (iii) purchasing cards and (iv) treasury management services (including, without limitation, controlled disbursement, ACH transactions, return items and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Administrative Agent in writing by the Borrower Agent as being a Banking Services Obligation for the purposes of the Loan Documents.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benchmark ” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to a Loan denominated in Dollars, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Agent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower Agent pursuant to Section 2.14(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account Agreement” has the meaning assigned to such term in Section 2.21(c).

“Blocked Accounts” has the meaning assigned to such term in Section 2.21(c).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Agent” means the Parent Borrower.

“Borrowers” means (a) the Borrower Agent and (b) the Subsidiary Borrowers.

“Borrowing” means any (a) Revolving Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect, (b) Swingline Loan or (c) Protective Advance.

“Borrowing Base” means ~~the sum of the ABL Borrowing Base and the FILO Borrowing Base.~~, at any time, an amount equal to (a) the Trade Receivables Component plus (b) the Inventory Component plus (c) the Credit Card Receivables Component minus (d) any Reserves as may have been established in accordance with Section 2.25 at such time. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(q) and Reserves established pursuant to Section 2.25.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Agent, in substantially the form of Exhibit C, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower Agent and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.

“Borrowing Request” means a request by any Borrower (or the Borrower Agent on behalf of such Borrower) for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit G, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower Agent and the Administrative Agent or such other form as shall be reasonably acceptable to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower Agent that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Dominion Event” means at any time (a) an Event of Default under Sections 7.01(a), 7.01(c) (with respect to breaches of Section 2.21, 5.01(q) or 6.18(a)), 7.01(f) or 7.01(g) exists or has occurred and is continuing or (b) Excess Availability shall have been less than the greater of (x) 10.0% of the ~~Total~~ Line Cap and (y) $40,000,000 for five consecutive Business Days; provided that the Administrative Agent has notified the Borrower Agent thereof. The occurrence of a Cash Dominion Event shall be deemed to exist and to be continuing notwithstanding that Excess Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Excess Availability shall have been at least the greater of (x) 10.0% of the ~~Total~~ Line Cap and (y) $40,000,000 for 30 consecutive calendar days, in which event a Cash Dominion Event shall no longer be deemed to exist or be continuing.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a capital surplus of not less than $500,000,000 (each Lender and each commercial bank referred to herein as a “Cash Equivalent Bank”); (e) shares of any money market mutual fund (i) whose investment guidelines restrict 95% of such fund’s investments to the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $250,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; and (f) with respect to Foreign Subsidiaries, investments of the types described in clause (d) above issued by a Cash Equivalent Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000. In the case of Investments by any Foreign Subsidiary that is a Subsidiary or Investments made in a country outside the United States, Cash and Cash Equivalents shall also include (x) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries that are Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (e) of the first sentence of this definition of “Cash Equivalents”.

“Change in Law” means (a) the adoption of or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof; provided that increased costs as a result of any Change in Law pursuant to this clause (x) shall only be reimbursable by the Borrowers to the extent the applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) the acquisition by any Person or group (with-in the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders;

(b) any Borrower ceasing to be a directly or indirectly wholly-owned Subsidiary of Holdings, except with respect to any Borrower (other than the Borrower Agent) in connection with a transaction permitted by Section 6.08(h); or

(c) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes or ~~the Term Loan Facility, any Incremental Equivalent Debt or~~ any other Junior Indebtedness (other than Specified Unsecured Indebtedness) (or any Refinancing Indebtedness in respect of any of the foregoing) with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Charges” has the meaning assigned to such term in Section 9.18.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are ABL Revolving Loans, ~~FILO Loans,~~ Swingline Loans or Protective Advances.

“Closing Date” means August 19, 2015, which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Co-Documentation Agents” means ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~Credit Suisse AG, Cayman Islands Branch, TD Bank, N.A., ~~U.S.~~ Bank ~~National Association~~of Montreal, MUFG Union Bank, N.A. and Deutsche Bank Securities Inc., in their capacity as Co-Documentation Agents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of a Loan Party subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to the Collateral Documents in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower Agent or any of its Subsidiaries in the ordinary course of business of such Person.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make ABL Revolving Loans, acquire participations in Letters of Credit and Swingline Loans, and make Protective Advances ~~hereunder, and to make FILO Loans~~ hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time as a result of a Commitment Increase, (b) reduced from time to time pursuant to Section 2.09 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment as of the ~~Third~~Fifth Amendment Effective Date is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. For the avoidance of doubt, as of the ~~Third~~Fifth Amendment Effective Date, ~~(i)~~ the ABL Revolving Commitments shall be in an aggregate principal amount equal to $~~600,000,000 and (ii) the FILO Commitments shall be in an aggregate principal amount equal to $40,000,000. The initial aggregate amount of the Lenders’ Commitments on the Third Amendment Effective Date is $640,000,000.~~475,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.23(a).

“Commitment Increase Lender” has the meaning assigned to such term in Section 2.23(e).

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.

“Compliance Event” means the period (a) commencing on the day that (i) an Event of Default occurs or (ii) Excess Availability is less than the greater of (x) 10.0% of the ~~Total~~ Line Cap at such time and (y) $40,000,000 and (b) continuing until the first period of 30 consecutive days, at all times during which (i) no Event of Default has existed and (ii) Excess Availability for each day during such 30-day period has been greater than the greater of (x) 10.0% of the ~~Total~~ Line Cap at such time and (y) $40,000,000.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Borrower Agent and its Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xi), (xii) and (xiv)) the amounts of:

(i) consolidated interest expense (including (i) fees and expenses paid to the Administrative Agent in connection with its services hereunder, (ii) other bank, administrative agency (or trustee) and financing fees, (iii) costs of surety bonds in connection with financing activities and (iv) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and hedging agreements);

(ii) taxes paid and provisions for taxes based on income, profits or capital of the Borrower Agent and its Subsidiaries, including, in each case federal, state, provincial, local, foreign, unitary, franchise, excise, property, withholding and similar taxes, including any penalties and interest;

(iii) Consolidated Depreciation and Amortization Expense for such period;

(iv) other non-Cash charges, including the excess of GAAP rent expense over actual Cash rent paid, including the benefit of lease incentives (in the case of a charge) or the excess of actual Cash rent paid, including the benefit of lease incentives, over GAAP rent expense (in the case of a gain) during such period due to the use of straight line rent for GAAP purposes; provided that if any such non-Cash charge represents an accrual or reserve for potential Cash items in any future period, (i) the Borrower Agent may determine not to add back such non-Cash charge in the current period and (ii) to the extent the Borrower Agent does decide to add back such non-Cash charge, the Cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in the period in which such payment is made;

(v) (A) Transaction Costs and (B) transaction fees, costs and expenses incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance of Capital Stock, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or repayment of Indebtedness or similar transactions, (2) in connection with an underwritten public offering or (3) to the extent reimbursable by third parties pursuant to indemnification provisions or similar agreements or insurance; provided that, in respect of any fees, costs and expenses incurred pursuant to clause (3) above, the Borrower Agent in good faith expects to receive reimbursement for such fees, costs and expenses within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi) the amount of any expense or deduction associated with any Subsidiary attributable to non-controlling interests or minority interests of third parties;

(vii) ~~any portion of management, monitoring, consulting, transaction and advisory fees and related expenses (including, for the avoidance of doubt, any termination payments in connection therewith) actually paid by or on behalf of, or accrued by, the Borrower Agent or any of its Subsidiaries to the Sponsors (or their Affiliates or management companies) (A) to the extent permitted under this Agreement or (B) to the extent paid or accrued prior to the Closing Date, as permitted by the Existing ABL Agreement;~~[reserved];

(viii) the amount of any one-time restructuring charge or reserve, including in connection with (A) acquisitions permitted hereunder after the Closing Date and (B) the consolidation or closing of facilities, stores or distribution centers during such period;

(ix) earn-out obligations incurred in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.07 and paid or accrued during such period and on similar acquisitions and Investments completed prior to the Closing Date;

(x) pro forma “run rate” cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing) and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) related to and projected by the Borrower Agent in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Agent) within 18 months after the occurrence of, (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions; provided that the aggregate amount of such costs savings, operating expense reductions and synergies under this clause (x) (other than the adjustments set forth in Schedule 1.01(d) and other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clause (xi) and pursuant to any pro forma adjustment in accordance with Section 1.08, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xi) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers (without duplication of amounts in clause (ix) above) and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that the aggregate amount of any such costs, charges, accruals, reserves or expenses (other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clause (x) and pursuant to any pro forma adjustment in accordance with Section 1.08, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xii) business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Borrower Agent in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements; and

(xiv) Cash actually received (or any netting arrangements resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back;

minus (c) to the extent such amounts increase Consolidated Net Income:

(i) other non-Cash items (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period);

(ii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements; and

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above to the extent such business interruption proceeds were not received within the time period required by such clause.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio for any period that includes the Fiscal Quarter ended on or about March 31, 2015, the Fiscal Quarter ended on or about December 31, 2014, the Fiscal Quarter ended on or about September 30, 2014 or the Fiscal Quarter ended on or about June 30, 2014, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about March 31, 2015 shall be deemed to be $49,495,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on December 31, 2014 shall be deemed to be $191,036,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on September 30, 2014 shall be deemed to be $56,961,000 and Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about June 30, 2014, shall be deemed to be $69,293,000.

“Consolidated Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Borrower Agent and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as additions to property, plant and equipment in the consolidated statement of cash flows of the Borrower Agent and its Subsidiaries. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:

(a) the purchase price of property, plant or equipment or software in an amount equal to the proceeds of asset dispositions of fixed or capital assets that are not required to be applied to prepay ~~the loans under the Term Loan Facility~~Loans of the Borrowers pursuant to Section 2.11(b),

(b) expenditures made with tenant allowances received by the Borrower Agent or any of its Subsidiaries from landlords in the ordinary course of business and subsequently capitalized,

(c) any amounts spent in connection with Investments permitted pursuant to Section 6.07 and expenditures made in connection with the Transactions,

(d) expenditures financed with the proceeds of an issuance of Capital Stock of any Parent Company, or a capital contribution to the Borrowers,

(e) expenditures that are accounted for as capital expenditures by the Borrowers or any Subsidiary and that actually are paid for by a Person other than the Borrowers or any Subsidiary to the extent neither the Borrowers nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period),

(f) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Loan Parties in Cash by a third party (including landlords) during such period of calculation,

(g) the book value of any asset owned by the Borrowers or any Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (ii) such book value shall have been included in capital expenditures when such asset was originally acquired,

(h) that portion of interest on Indebtedness incurred for capital expenditures which is paid in Cash and capitalized in accordance with GAAP,

(i) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or

(j) in the event that any equipment is purchased simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding (a) any amount not paid or payable currently in Cash, (b) amortization of deferred financing costs, (c) Transaction Costs otherwise included in Consolidated Interest Expense and (d) any annual agency fees with respect to any Indebtedness, in each case, to the extent included in Consolidated Interest Expense.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period (a) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrower Agent and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Borrower Agent and its Subsidiaries, (i) including, (A) all commissions, discounts and other fees and charges owed with respect to Indebtedness of the Borrower Agent and any of its Subsidiaries and (B) any commitment fees on the unused portion of the Commitments as set forth in Section 2.12 and (ii) excluding (A) any costs associated with obtaining, or breakage costs in respect of, Hedge Agreements and (B) any fees and expenses associated with any permitted dispositions and asset sales, acquisitions and Investments, equity issuances or issuances of Indebtedness (in each case, whether or not consummated), less (c) any Cash interest income of the Borrower Agent or any of its Subsidiaries actually received during such period. For avoidance of doubt, Consolidated Interest Expense shall be net of payments made or received under interest rate Hedge Agreements.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower Agent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a) the income (or loss) of any Person (other than a Subsidiary of the Borrower Agent) in which any other Person (other than the Borrower Agent or any of its Subsidiaries) has a joint interest, except, with respect to any income, to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash (or to the extent converted into Cash) to the Borrower Agent or any of its Subsidiaries by such Person during such period,

(b) gains or losses (less all fees and expenses chargeable thereto) attributable to asset sales or dispositions (including asset retirement costs) or returned surplus assets of any Pension Plan outside of the ordinary course of business,

(c) gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of legal settlements, fines, judgments or orders),

(d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness and any net gains or losses resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk),

(e) any net gains, charges or losses with respect to (i) disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities in connection with store closures or asset retirement obligations and (ii) facilities, stores or distribution centers that have been closed during such period,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness,

(g) (i) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, any Borrower or any of their Subsidiaries, in each case, to the extent that (in the case of any Cash charges, costs and expenses) such charges, costs or expenses are funded with net Cash proceeds contributed to the common equity of the Borrower Agent as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower Agent,

(h) accruals and reserves that are established within 12 months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP,

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or (B) good will or other asset impairment charges, write-offs or write-downs, and

(j) (i) effects of adjustments (including, without limitation, the effects of such adjustments pushed down to the Borrower Agent and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes in accounting principles.

“Consolidated Senior Secured Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrowers or their Subsidiaries.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower Agent and its Subsidiaries at such date.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all funded Indebtedness described in clauses (a), (b), (c), (d) and (f) (with respect to amounts drawn and not reimbursed for a period in excess of five Business Days) of the definition of “Indebtedness” of the Borrower Agent and its Subsidiaries.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cost” means cost determined according to the accounting policies used in the preparation of the Borrower Agent’s most recent audited financial statements prior to the Closing Date (pursuant to which the average cost method of accounting is used for retail inventories and the FIFO method of accounting is being used for wholesale inventories) without regard to intercompany profit or increases for currency exchange rates.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.25.

“Credit Card Notification” has the meaning provided in Section 2.21(c).

“Credit Card Receivables Component” means ~~(a)~~ for purposes of determining the ~~ABL~~ Borrowing Base, the face amount of Eligible Credit Card Receivables multiplied by 90.0% ~~and (b) for purposes of determining the FILO Borrowing Base, the face amount of Eligible Credit Card Receivables multiplied by 5.0%~~.

“Credit Extensions” means ~~each of~~ the ~~(a)~~ ABL Revolving Credit Extensions ~~and (b) FILO Credit Extensions~~.

“Credit Party” means any of the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Cure Amount” has the meaning provided in Section 6.18(b).

“Cure Right” has the meaning provided in Section 6.18(b).

“Customer Credit Liability Reserve” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards sold by the Borrowers and Loan Guarantors entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits issued by and customer deposits received by the Borrowers and Loan Guarantors.

“Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a customs broker or other carrier, and the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent (which notice shall be delivered only upon the occurrence and during the continuation of an Event of Default), to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties other than Excluded Accounts. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Intercreditor Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that has (a) failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, (b) notified any Credit Party or a Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after the request by a Credit Party or the Borrower Agent, acting in good faith, to confirm in writing from an authorized officer of such Lender that it will comply with the terms of this Agreement relating to its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, Swingline Loans and Protective Advances; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Credit Party in form and substance satisfactory to it and the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, or become the subject of a Bail-in Action, unless in the case of any Lender subject to this clause (e), the Borrowers, Administrative Agent, Swingline Lender and each Issuing Bank shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrowers, Administrative Agent, Swingline Lender and each Issuing Bank), to continue to perform its obligations as a Lender hereunder; provided that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap collar and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity- linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower Agent in good faith) of non-Cash consideration received by the Borrower Agent or a Subsidiary in connection with a sale or disposition pursuant to Section 6.08(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-Cash consideration converted to Cash or Cash Equivalents).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Maturity Date, (ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Maturity Date, (iii) contains any repurchase obligation which may come into effect prior to payment in full in Cash of all Obligations or (iv) provides for the scheduled payments of dividends in cash on or prior to 91 days following the Maturity Date; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to 91 days following the Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Borrower Agent or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower Agent (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institutions” means those Persons (the list of all such Persons, the “Disqualified Institutions List”) that are (i) identified in writing by the Borrower Agent to the Administrative Agent on August 6, 2015, (ii) competitors of the Borrower Agent and its subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Borrower Agent from time to time or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Borrower Agent or ~~a Sponsor from time to time or~~ (b) clearly identifiable on the basis of such Affiliate’s name; provided, that, to the extent Persons are identified as Disqualified Institutions in writing by the Borrower Agent to the Administrative Agent after August 6, 2015 pursuant to clauses (ii) or (iii)(a), the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement. Notwithstanding the foregoing, the Borrower Agent, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document.

“Disqualified Institutions List” has the meaning as set forth in the definition of “Disqualified Institutions”.

“Disqualified Person” has the meaning as set forth in Section 9.05.

“Disregarded Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia that is treated as a disregarded entity for U.S. federal income tax purposes that holds directly, or indirectly through one or more disregarded entities, the equity and/or indebtedness treated as equity for U.S. federal income tax purposes, of one or more Foreign Subsidiaries or one or more FSHCO Subsidiaries.

“Document” has the meaning set forth in Article 9 of the UCC.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Opt-in Election” means:

in the case of Loans denominated in Dollars, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower Agent to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency ”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of a Lender or (d) an Approved Fund of a Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Defaulting Lender, (iii) Holdings or any Borrower or any Subsidiary thereof~~, (iv) any Sponsor or any of its Affiliates~~ or (v) any Disqualified Institution.

“Eligible Credit Card Receivables” means Accounts due to any Loan Party on a non-recourse basis from Visa, MasterCard, American Express Company, Discover, Diners Club and other major credit card or debit card issuer and processors, as arise in the ordinary course of business, which have been earned by performance, and are not excluded as ineligible by one or more of the criteria set forth below (without duplication of any Reserves established in accordance with Section 2.25). Without limiting the foregoing, none of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Accounts due from credit card or debit card processors that have been outstanding for more than five Business Days from the date of sale or for such longer period as may be approved by the Administrative Agent in its reasonable discretion;

(b) Accounts due from credit card or debit card processors with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Administrative Agent for its own benefit and the benefit of the other Secured Parties, Second Priority Liens, Permitted Encumbrances (without limiting the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Permitted Encumbrances) and other Liens permitted pursuant to Sections 6.02(o), 6.02(t), 6.02(u) and 6.02(k) (as it pertains to any of the foregoing);

(c) Accounts due from credit card or debit card processors that are not subject to a first priority security interest in favor of the Administrative Agent for its own benefit and the benefit of the other Secured Parties other than Permitted Encumbrances having priority by applicable law (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(d) Accounts due from credit card or debit card processors which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback and except to the extent such claim, counterclaim, offset or chargeback is limited by an agreement that is reasonably satisfactory to the Administrative Agent);

(e) Except as otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld), Accounts due from credit card or debit card processors as to which the credit card or debit card processor has the right under certain circumstances to require any Borrower to repurchase the Accounts from such credit card processor;

(f) Except as otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld), Accounts due from any Person on account of any private label credit card or debit card receivables other than such Accounts under programs between any Borrower and a third party reasonably acceptable to the Administrative Agent where the third party retains the consumer credit exposure;

(g) Accounts due from credit card or debit card processors (other than Visa, MasterCard, American Express Company, Diners Club and Discover) which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection; or

(h) Accounts which are acquired in connection with a Permitted Acquisition to the extent the Administrative Agent shall not have received a Report in respect of such Accounts, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that the Administrative Agent shall take such actions as are reasonably required to obtain such a Report (which Report shall be at the expense of the Borrowers and shall not be considered in any limitation on such Reports at the expense of Borrowers provided in Section 5.06 or otherwise) promptly upon the request of any Borrower (or the Borrower Agent on behalf of such Borrower); provided that the Administrative Agent may, in its Permitted Discretion, determine to include such Accounts as Eligible Credit Card Receivables prior to the receipt by Administrative Agent of such Report, without limiting the right of Administrative Agent to subsequently exclude such Accounts based on the results of such Report.

“Eligible In-Transit Inventory” means, at any time, without duplication of other Eligible Inventory, Inventory of the Loan Parties:

(a) which has been shipped (A) from a foreign location for receipt by any Loan Party within 45 days of the date of shipment, or (B) from a domestic location for receipt by any Loan Party within 15 days of the date of shipment, but, in either case, which has not yet been delivered to such Loan Party;

(b) for which the purchase order is in the name of a Loan Party and title has passed to such Loan Party;

(c) for which the document of title reflects any Loan Party as consignee or, if reasonably requested by the Administrative Agent, names the Administrative Agent as consignee, and in each case for Inventory shipped from or held in a foreign location, as to which the Administrative Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Administrative Agent, by the delivery of a Customs Broker Agreement);

(d) for which the document of title, if requested by the Administrative Agent, is negotiable;

(e) which is insured in accordance with the terms of this Agreement; and

(f) which otherwise is not excluded from the definition of Eligible Inventory (except per the lead-in to such definition or by violation of clauses (g), (j) or (m) of that definition).

“Eligible Inventory” means, at any time, all Inventory (excluding Eligible In- Transit Inventory) of the Loan Parties; provided that Eligible Inventory shall not include any Inventory (without duplication of any Reserves established in accordance with Section 2.25):

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent (other than a Landlord Lien as to which a Landlord Lien Reserve applies and other than Permitted Liens (without limiting the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion in respect of such Permitted Liens);

(b) which is unmerchantable, damaged, defective or unfit for sale;

(c) which does not conform in all material respects to the representations and warranties contained in this Agreement or the Pledge and Security Agreement;

(d) which is not owned only by one or more Loan Parties;

(e) which constitutes work-in-process or supplies, spare parts or other similar items dedicated for internal use by the Loan Parties, bill-and-hold goods or goods that constitute goods held on consignment or goods that are not of a type held for sale in the ordinary course of business;

(f) which is not located in the U.S. or Canada or is in transit with a common carrier from vendors or suppliers (other than Eligible In-Transit Inventory);

(g) which is located at any Specified Location leased by a Loan Party, unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement as to such location or (ii) a Landlord Lien Reserve with respect to such location has been established in accordance with Section 2.25;

(h) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) at a Specified Location and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) a Landlord Lien Reserve has been established in accordance with Section 2.25;

(i) which is being processed offsite by a third party at a third party location or outside processor, or is in transit (other than Eligible In-Transit Inventory) to or from said third party location or outside processor;

(j) which is the subject of a consignment by any Loan Party as consignor or consignee;

(k) which contains or bears any intellectual property rights licensed to any Loan Party pursuant to a license with any Person other than a Loan Party unless the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto;

(l) which is not reflected in a current perpetual inventory report (other than Eligible In-Transit Inventory) of the Borrower Agent or any of its Subsidiaries; or

(m) which is acquired in connection with an acquisition permitted hereunder to the extent the Administrative Agent shall not have received a Report in respect of such Inventory, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that the Administrative Agent shall take such actions as are reasonably required to obtain such a Report (which Report shall be at the expense of the Borrowers and shall not be considered in any limitation on such Reports at the expense of the Borrowers provided in Section 5.06 or otherwise) promptly upon the request of any Loan Party (or the Borrower Agent on behalf of such Loan Party); provided that Administrative Agent may, in its judgment, determine to include such Inventory as Eligible Inventory prior to the receipt by Administrative Agent of such Report, without limiting the right of Administrative Agent to subsequently exclude such Inventory based on the results of such Report.

“Eligible Trade Receivables” means, at any time, all Accounts (excluding Eligible Credit Card Receivables) due to any Loan Party arising from the sale of goods of the Loan Parties or the provision of services by the Loan Parties; provided that Eligible Trade Receivables shall not include any Account (without duplication of any Reserves established in accordance with Section 2.25):

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent (other than Permitted Encumbrances having priority by applicable law, without limiting the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Permitted Encumbrances);

(b) with respect to which more than 120 days have elapsed from the original invoice date thereof, or which is more than 60 days past due, or which has been written off the books of the Loan Parties or otherwise designated as uncollectible;

(c) which is owing by an Account Debtor for which more than 50.0% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (b) above;

(d) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 20.0% of the aggregate Eligible Trade Receivables;

(e) which does not conform in all material respects to the representations and warranties contained in this Agreement or in the Pledge and Security Agreement;

(f) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not invoiced or evidenced by other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor (it being agreed that the Loan Parties’ current practice with respect to electronic purchase orders and confirmations is reasonably satisfactory to the Administrative Agent), (iii) represents a progress billing, (iv) is contingent upon the Loan Parties’ completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, Cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(g) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Loan Parties or if such Account was invoiced more than once;

(h) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(i) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or Federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(j) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(k) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S. or Canada or any state or province thereof unless, in any case, such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(l) which is owed in any currency other than Dollars;

(m) which is owed by (i) the government (or any department, agency, public corporation or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent and, if requested by the Administrative Agent, which is in the possession of the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s reasonable satisfaction;

(n) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(o) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted (but, subject to the proviso below, only to the extent of such indebtedness) or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(p) which is subject to any counterclaim, deduction, defense, setoff or dispute notice of which is provided to any Borrower or any of its Subsidiaries but only to the extent of any such counterclaim, deduction, defense, setoff or dispute; provided that no Account that otherwise constitutes an Eligible Trade Receivable shall be rendered ineligible by virtue of this clause (p) to the extent, but only to the extent, that the Account Debtor’s right of setoff is limited by an enforceable agreement that is reasonably satisfactory to the Administrative Agent;

(q) which is evidenced by any promissory note, chattel paper or instrument;

(r) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit any Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or is qualified to do business in such jurisdiction;

(s) with respect to which any Loan Party has made any agreement with the Account Debtor for the reduction thereof, other than discounts and adjustments given in the ordinary course of business, or other than any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account; provided that only the amount of the reduction of any such Account shall be deemed ineligible by virtue of this clause (s);

(t) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(u) which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay; or

(v) which is acquired in connection with an acquisition permitted hereby to the extent the Administrative Agent shall not have received a Report in respect of such Account, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that the Administrative Agent shall take such actions as are reasonably required to obtain such a Report (which Report shall be at the expense of

Borrowers and shall not be considered in any limitation on such Reports at the expense of Borrowers provided in Section 5.06 or otherwise) promptly upon the request of any Borrower (or the Borrower Agent on behalf of such Borrower); provided that Administrative Agent may, in its Permitted Discretion, determine to include such Accounts as Eligible Trade Receivables prior to the receipt by Administrative Agent of such Report, without limiting the right of Administrative Agent to subsequently exclude such Accounts based on the results of such Report.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Borrower or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower Agent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA, or that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; or (j) a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA.

“Event of Default” has the meaning assigned to such term in Article 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means any account (a) the balance of which consists exclusively of and is used exclusively for deposit accounts established (or otherwise maintained) by the Borrower Agent and its Subsidiaries that do not have cash balances at any time exceeding $3,000,000 in the aggregate for all such deposit accounts, (b) solely containing Cash allocated as proceeds of the sale of Term Loan / Notes First Lien Collateral pursuant to the Intercreditor Agreement or (c) any Trust Fund Account.

“Excess Availability” means, at any time, ~~the sum of (a) ABL Excess Availability and (b) FILO Excess Availability~~an amount equal to (a) the Line Cap, minus (b) the aggregate ABL Revolving Exposures of all ABL Revolving Lenders at such time.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Domestic Subsidiary that is (and for so long as such Domestic Subsidiary is) prohibited by law, regulation or contractual obligations (to the extent existing on the ~~First~~Fifth Amendment Effective Date or on the date such Person becomes a Subsidiary (and not entered into in contemplation of such Person becoming a Subsidiary or for the primary purpose of being classified as an Excluded Subsidiary hereunder)) from providing a Loan Guaranty or that would (and for so long as it would) require a governmental (including regulatory) consent, approval, license or authorization to provide such Loan Guaranty or where the provision of such Loan Guaranty would result in material adverse tax consequences as reasonably determined by the Parent Borrower, (d) any Foreign Subsidiary, (e) any not-for-profit Subsidiary, (f) any Captive Insurance Subsidiaries, (g) any special purpose entities used for securitization facilities, (h) any Disregarded Domestic Subsidiary, (i) any FSHCO Subsidiary, (j) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, FSHCO Subsidiary or Disregarded Domestic Subsidiary, and (k) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower Agent, the burden or cost of providing a Loan Guaranty or a Lien to secure such Loan Guaranty shall outweigh the benefits to be afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any other Loan Party hereunder, (a) Taxes imposed on (or measured by) its income (however denominated) or franchise Taxes (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Administrative Agent or any Lender, in which its applicable lending office is located (or relevant office for receiving payments from or on account of the Borrowers or making funds available to or for the benefit of the Borrowers), or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower or any other Loan Party with respect to such withholding tax pursuant to Section 2.17(a), (d) any tax imposed as a result of a Lender’s failure to comply with Section 2.17(e), and (e) any U.S. withholding tax under FATCA.

~~“Existing ABL Agreement” means the ABL Credit Agreement, dated as of July 27, 2012, among, inter alios, Holdings, the Borrowers, certain subsidiaries of the Borrowers, as guarantors, the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.~~

“Existing ABL Revolving Loan” means each ABL Revolving Loan outstanding immediately prior to giving effect to the ~~First~~Fifth Amendment.

“Existing Debt Refinancing” means the repayment, redemption, defeasance, discharge, refinancing or termination in full of (or, with respect to clause (b), irrevocable notice for such repayment, redemption, defeasance, discharge, refinancing or termination to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full such Indebtedness) (a) all amounts, if any, due or owing under the Existing ABL Agreement (except to the extent of any Existing Letters of Credit) and the Existing Term Loan Agreement and the termination of all commitments thereunder and (b) the Existing Senior Notes.

~~“Existing FILO Loan” means each FILO Loan outstanding immediately prior to giving effect to the First Amendment.~~

“Existing Letter of Credit” means any letter of credit previously issued for the account of any Borrower or any other Loan Party by a Lender or an Affiliate of a Lender that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.01(b).

~~“Existing Senior Notes” means the 8.875% Senior Notes due 2020 issued by Parent Borrower, in an original aggregate principal amount of $700,000,000.~~

~~“Existing Term Loan Agreement” means the Term Loan Credit Agreement, dated as of July 27, 2012, among, inter alios, Holdings, the Parent Borrower, certain subsidiaries of the Parent Borrower, as guarantors, the lenders from time to time party thereto and Deutsche Bank Trust Company Americas , as administrative agent and collateral agent.~~

“Extended ABL Revolving Commitment” means, with respect to each ABL Revolving Lender, the commitment of such ABL Revolving Lender hereunder set forth as its ABL Revolving Commitment opposite its name on Schedule 1.01(a) ~~hereto~~attached to the Fifth Amendment or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement. The aggregate Extended ABL Revolving Commitments on the ~~First~~Fifth Amendment Effective Date are $~~600,000,000~~475,000,000.

“Extended ABL Revolving Loan” means an ABL Revolving Loan made by an ABL Revolving Lender pursuant to its Extended ABL Revolving Commitment.

~~“Extended FILO Commitment” means, with respect to each FILO Lender, the commitment of such FILO Lender hereunder set forth as its FILO Commitment opposite its name on Schedule 1.01(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement. The aggregate Extended FILO Commitments on the First Amendment Effective Date are $40,000,000.~~

~~“Extended FILO Loan” means a FILO Loan made by a FILO Lender pursuant to its Extended FILO Commitment.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, heretofore owned, leased, operated or used by any Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the ~~Federal Reserve Bank of New York~~NYFRB, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain Fee Letter dated as of ~~July 29~~February 12, ~~2015~~2021 , by and among, the Parent Borrower~~,~~ and the JPMCB ~~and the J.P. Morgan Securities LLC~~.

“Fifth Amendment” means that certain Fifth Amendment to ABL Credit Agreement, dated as of February 19, 2021, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

~~“FILO Applicable Percentage” means, with respect to any FILO Lender, a percentage equal to a fraction the numerator of which is such FILO Lender’s FILO Commitment and the denominator of which is the aggregate FILO Commitments; provided that for purposes of Section 2.22 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in any such calculations. If the FILO Commitments have terminated or expired, the FILO Applicable Percentages of each FILO Lender shall be determined based on the FILO Revolving Exposure of the applicable FILO Lenders, giving effect to any assignments and to any FILO Lender’s status as a Defaulting Lender at the time of determination.~~

~~“FILO Borrowing Base” means, at any time, an amount equal to (a) the Trade Receivables Component plus (b) the Inventory Component plus~~ (~~c) the Credit Card Receivables Component minus (d) the amount of all Reserves (other than any FILO Reserves) as may have been established in accordance with Section 2.25 at such time. The FILO Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(q) and Reserves established pursuant to Section 2.25.~~

~~“FILO Commitment” shall mean, with respect to each FILO Lender, the commitment of such FILO Lender hereunder set forth as its FILO Commitment opposite its name on Schedule 1.01(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement. On the First Amendment Effective Date, the aggregate FILO Commitments are $40,000,000.~~

“~~FILO Credit Extensions” means FILO Loans~~Fifth Amendment Effective Date” means February 19, 2021.

~~“FILO Excess Availability” means, at any time, an amount equal to (a) the FILO Line Cap, minus (b) the aggregate FILO Revolving Exposure of all FILO Lenders at such time.~~

~~“FILO Facility” has the meaning assigned to such term in the recitals to this Agreement. The FILO Facility provided hereunder pursuant to the FILO Commitments shall be funded on a first-in basis and repaid on a last-out basis, all as provided herein.~~

~~“FILO Lender” means each Lender which holds a FILO Commitment and any other Person who becomes a “FILO Lender” in accordance with the provisions of this Agreement.~~

~~“FILO Line Cap” means at any time, the FILO Commitments then in effect.~~

~~“FILO Loan” means, collectively, the Loans made by the FILO Lenders with FILO Commitments pursuant to Article 2.~~

~~“FILO Prepayment Conditions” means, with respect to any proposed prepayment of FILO Loans, that (a) ABL Revolving Exposure, to the extent not cash collateralized, does not exceed the ABL Line Cap and (b) all ABL Revolving Loans have been paid in full.~~

~~“FILO Reserve” means, at any time, the amount (if positive) equal to the difference between (a) the aggregate outstanding principal amount of FILO Loans and (b) the FILO Borrowing Base.~~

~~“FILO Revolving Exposure” means, with respect to any FILO Lender at any time, the sum of the outstanding principal amount of such Lender’s FILO Loans.~~

“Financial Covenant” means the covenant set forth in Section 6.18.

“Financial Officer” of any Person means the chief financial officer, treasurer, assistant treasurer, vice president of finance or controller of such Person.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Borrower Agent that such financial statements fairly present, in all material respects, in accordance with GAAP, the financial condition of the Borrower Agent and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning assigned to such term in Section 5.01(i).

“First Amendment” means that certain First Amendment to ABL Credit Agreement, dated as of August 2, 2018, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means August 2, 2018.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to the Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien (except for Permitted Liens securing any Indebtedness secured by a Lien which is, or is required to be, expressly subordinated to the Liens securing the Secured Obligations).

“Fiscal Month” has the meaning assigned to such term in Section 5.01(q).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year, such fiscal quarter ending on the later of the retail fiscal quarter and the calendar quarter.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year or the Saturday closest to December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Adjusted EBITDA for such Test Period minus (i) Maintenance Capital Expenditures (except such expenditures financed with Indebtedness other than Loans) during such period to (b) Fixed Charges for such Test Period, in all cases calculated for the Borrower Agent and its Subsidiaries on a Pro Forma Basis.

“Fixed Charges” means, with reference to any period, without duplication, the sum of (a) Consolidated Cash Interest Expense, plus (b) the aggregate amount of scheduled principal payments in respect of Indebtedness of the Borrower Agent and its Subsidiaries paid or payable in Cash during such period (other than payments made by the Borrower Agent or any Subsidiary to the Borrower Agent or any Subsidiary), plus (c) the aggregate amount of federal, state, local and foreign income taxes paid or payable in Cash during such period, plus (d) the aggregate amount of Restricted Payments under Section 6.05(a)(i)(B) (to the extent not otherwise included pursuant to clause (c)), Section 6.05(a)(ii) and Section 6.05(a)(iii) plus (e) scheduled payments in respect of Capital Leases paid or payable in Cash during such period, all calculated for such period for the Borrower Agent and its Subsidiaries on a consolidated basis.

“Flood Insurance Laws” means collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor ” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to ABL Credit Agreement, dated as of June 28, 2019 among the Loan Parties, the Lenders party thereto and the Administrative Agent.

~~“Fourth Amendment Effective Date” has the meaning provided in the Fourth Amendment.~~

“FSHCO Subsidiary” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the equity and/or indebtedness treated as equity for U.S. federal income tax purposes, of one or more Foreign Subsidiaries.

“Funding Account” has the meaning assigned to such term in Section 2.03(vi).

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to that accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, exposure to which is prohibited, limited or regulated by any Environmental Law or any Governmental Authority or which may or could pose a hazard to the health and safety or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Borrower or any Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower Agent (a) having Consolidated Total Assets in an amount of less than 4.0% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries and (b) contributing less than 4.0% to consolidated revenues of the Borrower Agent and its Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(b) or (c); provided that the Consolidated Total Assets (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries or 5.0% of the consolidated revenues of the Borrower Agent and its Subsidiaries for the relevant Test Period, as the case may be.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

~~“Incremental Equivalent Debt” mean “Incremental Equivalent Debt” as defined in the Term Loan Agreement to the extent incurred in accordance with the terms thereof.~~

~~“Incremental Loan” mean “Incremental Loan” as defined in the Term Loan Agreement to the extent incurred in accordance with the terms thereof.~~

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet in accordance with GAAP, (x) other than for purposes of Section 7.01, any such obligations incurred under ERISA, (y) trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including, without limitation, any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, Senior

Secured Leverage Ratio, Fixed Charge Coverage Ratio or any other financial ratio under this Agreement except to the extent of any accrued interest in respect of unpaid termination or settlement amounts thereunder and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, (a) imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Information” has the meaning set forth in Section 3.11(a).

“Information Memorandum” means the confidential information memorandum dated July 29, 2015, relating to the Borrowers and the Transactions.

“Intercompany Note” means a promissory note substantially in the form of Exhibit M.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of ~~the Closing Date~~July 30, 2020, among the Administrative Agent, as agent for the Revolving Facility Secured Parties referred to therein, Deutsche Bank AG New York Branch, as agent for the Term Loan Secured Parties referred to therein, Ankura Trust Company, LLC, as agent for the Note Secured Parties referred to therein, Holdings, the Borrowers and the Subsidiaries of the Borrowers from time to time party thereto.

“Interest Election Request” means a request by the Borrower Agent in the form of Exhibit I hereto or such other form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (including any Swingline Loan), the first day (or, if such day is not a Business Day, the next succeeding Business Day) of each January, April, July and October and the Maturity Date, (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (c) with respect to any Loan, the Maturity Date.

“Interest Period” means (a) with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months (or, (x) to the extent available to all relevant affected Lenders, twelve months or (y) if acceptable to the Administrative Agent in its sole discretion, periods shorter than one month) thereafter, as the Borrowers may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Inventory” has the meaning assigned to such term in the Pledge and Security Agreement.

“Inventory Component” means ~~(a)~~ for purposes of determining the ~~ABL~~ Borrowing Base, (i) during the period following delivery of the Borrowing Base Certificates for the Fiscal Month of May ~~(or, during the continuance of a Cash Dominion Event, the first week of June)~~ in any calendar year until the earlier of (~~x~~a) the date of actual delivery of the Borrowing Base Certificate for the Fiscal Month of September ~~(or, during the continuance of a Cash Dominion Event, the first week of October)~~ in any calendar year or (~~y~~b) the date such Borrowing Base Certificate for the Fiscal Month of September ~~(or, during the continuance of a Cash Dominion Event, the first week of October)~~ is required to be delivered in accordance with Section 5.01(q), 92.5% and (ii) at any other time, 90%, in each case, of the Net Recovery Percentage of Eligible Inventory and Eligible In-Transit Inventory (in each case, net of Inventory Reserves not already reflected in the determination of Net Recovery Percentage) multiplied by the value of each such category of Inventory ~~and (b)~~; provided that, for purposes of determining the ~~FILO Borrowing Base, 5.0% of the Net Recovery Percentage of Eligible Inventory and Eligible In-Transit Inventory (in each case, net of Inventory Reserves not already reflected in the determination of Net Recovery Percentage) multiplied by the value of each such category of Inventory.~~period referred to in clause (i), in the event that a Cash Dominion Event has occurred and is continuing, such period shall be calculated following the delivery of the Borrower Base Certificate for the first week of June in any calendar year until the earlier of (a) the date of actual delivery of the Borrowing Base Certificate for the first week of October in any calendar year or (b) the date such Borrowing Base Certificate for the first week of October is required to be delivered in accordance with Section 5.01(q).

“Inventory Reserves” means (a) such reserves as may be established from time to time in accordance with Section 2.25 with respect to changes in the determination of the saleability, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory and (b) Shrink Reserves. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include reserves based on: (i) seasonality; (ii) imbalance; (iii) change in Inventory character; (iv) change in Inventory composition; (v) change in Inventory mix; (vi) mark-downs (both permanent and point of sale); (vii) out-of-date and/or expired Inventory; and (viii) Inventory which is to be returned to vendor.

“Investment” means (a) any purchase or other acquisition by the Borrower Agent or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than any Borrower or a Subsidiary Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person, and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors and consultants of the Borrowers or their Subsidiaries or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an inter-company basis in the ordinary course of business for the purchase of inventory) or capital contribution by the Borrower Agent or any of its Subsidiaries to any other Person (other than any Borrower or any Subsidiary Guarantor). Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

~~“Investors” means (i) the Sponsors and (ii) the Management Investors.~~

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“ISDA Definitions ” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means as the context may require, (a) JPMCB, (b) Wells Fargo Bank, National Association (c) Bank of America, N.A., (d) any other Lender that, at the request of any Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld), agrees to become an Issuing Bank and (e) solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the ~~First~~Fifth Amendment Effective Date, (i) $~~13,190,427~~13,190,427.00, in the case of JPMCB, (ii) $~~23,619,146~~23,619,146.00 , in the case of Wells Fargo Bank, National Association and (iii) $~~13,190,427~~13,190,427.00, in the case of Bank of America, N.A.; provided that any Issuing Bank shall be permitted at any time to increase its Issuing Bank Sublimit with the consent of the Borrower Agent, so long as the aggregate amount of Issuing Bank Sublimits does not exceed the ABL Revolving Credit Commitments.

“Joinder Agreement” has the meaning assigned to such term in Section 5.12(a).

“Junior Indebtedness” means any Subordinated Indebtedness, Specified Unsecured Indebtedness and any Indebtedness secured by Liens junior to the Lien of the Administrative Agent with respect to the Collateral (other than Indebtedness under the ~~Term Loan Facility~~Senior Secured Notes and other Indebtedness permitted to be incurred hereunder that is secured by a Lien on the Collateral on a pari passu basis with the ~~Term Loan Facility~~Senior Secured Notes).

“JPMCB” has the meaning assigned to such term in the preamble to this Agreement.

“Landlord Lien” means any Lien of a landlord on any Borrower’s or any Subsidiary’s property, granted by statute or otherwise.

“Landlord Lien Reserve” means an amount equal to up to three months’ rent for all of the Loan Parties’ leased locations or the amount that may be payable for three months to any third party warehouse, trailer storage or other self-storage facility or bailee where Eligible Inventory is located in each Landlord Lien State for retail stores, trailer storage or self-storage facilities and in any state for distribution centers or warehouses (any such leased location, a “Specified Location), in each case, other than any such Specified Locations with respect to which the Administrative Agent shall have received a Collateral Access Agreement in form reasonably satisfactory to the Administrative Agent.

“Landlord Lien State” means any state in which, at any time, a landlord’s claim for rent or the claims of the owner of a leased trailer or a self-storage facility for rent, fees or other charges has priority by operation of law over the Lien of the Administrative Agent in any of the Collateral consisting of Eligible Inventory, as notified by the Administrative Agent to the Borrowers in writing.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a drawing on a Letter of Credit.

“LC Exposure” means, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower or any other Loan Party at such time, less (c) the amount then on deposit in the LC Collateral Account. The LC Exposure of any ABL Revolving Lender at any time shall be its ABL Applicable Percentage of the total LC Exposure at such time.

“LCT Election” has the meaning set forth in Section 1.07.

“LCT Period” has the meaning set forth in Section 1.07.

“LCT Test Date” has the meaning set forth in Section 1.07.

“Lenders” means the Persons listed on the Commitment Schedule, any Additional Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.06(b).

“LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for Dollars ) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for Dollars) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBO Rate ” means, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to Dollars then the LIBO Rate shall be the LIBO Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period ~~when used in reference to any Loan or Borrowing~~, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars ~~(adjusted for statutory reserve requirements for eurocurrency liabilities))~~ for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as ~~shall be~~ selected by the Administrative Agent in its reasonable discretion~~, in each case (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period~~); provided that~~, (x)~~ if the LIBO Screen Rate ~~shall be~~as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement ~~and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate~~.

~~“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.~~.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Condition Acquisition” means any Permitted Acquisition or other acquisition constituting an Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“ Line Cap” has the meaning assigned to such term in Section 2.01(a).

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to Administrative Agent under the Loan Documents and applicable law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or going out of business sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Documents” means this Agreement, any Promissory Notes issued pursuant to the Agreement, any Letters of Credit or Letter of Credit applications, the Collateral Documents and the Intercreditor Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

“Loan Guarantor” means (i) Holdings, (ii) each Subsidiary Guarantor and (iii) each Borrower but solely with respect to (x) Secured Hedging Obligations under Hedge Agreements and (y) Banking Services Obligations under arrangements, in the case, to which any other Borrower is (and such Borrower is not) a party.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Parties” means Holdings, each Borrower, each Subsidiary Guarantor and any other Person who becomes a party to this Agreement as a Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

“Loans” means ABL Revolving ~~Loans, FILO~~ Loans, Swingline Loans and Protective Advances.

“Maintenance Capital Expenditures” means any Consolidated Capital Expenditures of the Borrower Agent and its Subsidiaries that are necessary to (a) repair any damage to any store, distribution center or other facility of the Borrower Agent or any of its Subsidiaries or (b) maintain any store, distribution center or other facility of the Borrower Agent or any of the Subsidiaries in good condition and working order (including any Consolidated Capital Expenditures that are necessary to repair any ordinary wear and tear to such store, distribution center or other facility).

“Management Investors” means the officers, directors, employees and other members of the management of the Parent Borrower and its Subsidiaries.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower Agent and its Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent, the Issuing Banks or the Lenders under the applicable Loan Documents or (iii) the ability of the Borrowers and the Loan Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Indebtedness” means the 2023 Senior Notes, the 2025 First Lien Senior Secured Notes, the 2026 New Senior Secured Notes and the 2026 Senior Notes.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $5,000,000 as of such date and (b) any fee-owned Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $5,000,000 as of the date of acquisition thereof shall be a “Material Real Estate Asset”; provided, in each of clauses (a) and (b) above, that the properties located at or around 2800 Purple Sage Road NW, Village of Los Lunas, New Mexico and 47 Elizabeth Drive, Chester, New York, shall not, in each case, at any time be a “Material Real Estate Asset”.

“Maturity Date” means the earliest to occur of (~~w) with respect to the FILO Facility, August 2, 2023, or any earlier date on which the aggregate FILO Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof, (x) with respect to the ABL Revolving Facility, August 2, 2023~~x) February 19, 2026, or any earlier date on which the aggregate ABL Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof~~,~~ and (y) the date that is sixty (60) days prior to the final stated maturity date of ~~the Term Loan Facility if~~any Material Indebtedness (other than the 2023 Senior Notes) if each such final stated maturity date has not been extended or refinanced to a date occurring on or after ~~February  2~~August 19, ~~2024~~2026, unless the amount of Excess Availability minus the outstanding ~~indebtedness under the Term Loan Facility~~amount of any Material Indebtedness (other than the 2023 Senior Notes) maturing on such date is in excess of $100.0 million, in which case this clause (y) will not be applicable ~~and (z) the date that is sixty (60) days prior to the final stated maturity date of the 2023 Senior Notes if such final stated maturity date has not been extended or refinanced to a date occurring on or after February 2, 2024, unless the amount of Excess Availability minus the outstanding amount of the 2023 Senior Notes on such date is in excess of $100.0 million, in which case this clause (z) will not be applicable.~~.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.18.

“MIRE Event” means any increase, extension of the maturity or renewal of any of the Commitments or Loans or any other incremental or additional credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loans, or (iii) the issuance, renewal or extension of Letters of Credit.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 5.12.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on owned real property of a Loan Party.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower Agent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Proceeds” means (a) with respect to any asset sale ~~or Prepayment Asset Sale (as defined in the Term Loan Agreement)~~, the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such asset sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Loans~~, Indebtedness under the Term Loan Facility~~ and any other Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such asset sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrowers or any of their Subsidiaries) from the sale price for such asset sale and (v) ~~amounts required to be prepaid pursuant to Section 2.11(b)(ii) of the Term Loan Agreement resulting from such asset sale; provided that if the Borrower Agent shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower Agent’s intent to reinvest such proceeds in accordance with Section 2.11(b)(ii) of the Term Loan Agreement, such proceeds shall not constitute Net Proceeds unless such proceeds have not been so reinvested within the time period specified in Section 2.11(b)(ii) of the Term Loan Agreement~~[reserved]; and (b) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of all taxes and customary fees, commissions, costs, underwriting discounts and other expenses incurred in connection therewith.

“Net Recovery Percentage” means, with respect to Inventory of any Person, the projected recovery of such Inventory on a “going out of business sale” basis, net of all reasonable costs and expenses of liquidation thereof, as based upon the most recent Inventory appraisal conducted in accordance with this Agreement and expressed as a percentage of Cost of such Inventory.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Notice of Intent to Cure” has the meaning provided in Section 6.18(b).

“NYFRB ” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.20.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from (and that would not have existed but for) such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, recording filing or other similar taxes, charges or similar levies arising from any payment made hereunder, from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but not including, for the avoidance of doubt, Excluded Taxes and Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Parent Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Parent Company” means (a) the Ultimate Parent, (b) Holdings and (c) any other Person of which the Borrower Agent is an indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05.

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Party City” has the meaning assigned to such term in the preamble to this Agreement.

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Payment Conditions” means, with respect to any transaction, (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) 90-Day Excess Availability and Excess Availability on the date of the proposed transaction (in each case, calculated on a Pro Forma Basis to include the borrowing of any Revolving Loans and Swingline Loans, and issuance of any Letters of Credit in connection with the proposed transaction) are equal to or greater than 12.5% of the ~~Total~~ Line Cap, (c) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis to include the borrowing of any Revolving Loans and Swingline Loans, and the issuance of any Letter of Credit in connection with the proposed transaction) as of such date is at least 1.00 to 1.00; provided that if 90-Day Excess Availability and Excess Availability (in each case calculated on a Pro Forma Basis to include the borrowing of any Revolving Loans and Swingline Loans, and the issuance of any Letters of Credit in connection with the proposed transaction) is greater than or equal to 15.0% of the ~~Total~~ Line Cap at such time, then this clause (c) shall not apply and (d) the Borrower Agent shall have delivered a certificate of a Responsible Officer to the Administrative Agent certifying as to compliance with the requirements of clauses (a) through (c) (if applicable).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower Agent or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” has the meaning assigned to such term in the Pledge and Security Agreement.

“Perfection Certificate Supplement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Permitted Acquisition” means any acquisition by the Borrower Agent or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of or any business line, unit, division or any operating stores of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in a Subsidiary which serves to increase any Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary), or any acquisition of or Investment in any joint venture; provided that:

(a) immediately prior to, and after giving effect to such acquisition, the Payment Conditions shall have been satisfied; provided that this clause (a) shall not apply to any acquisition or series of related acquisitions during ~~(a) the period from and after the First Amendment Effective Date until December 31, 2018 and (b) in~~ any Fiscal Year ~~thereafter, in each case,~~ in which the aggregate amount of consideration for such acquisition or series of related acquisitions is less than $15,000,000, so long as the aggregate amount of consideration for such acquisition or series of related acquisitions, together with the aggregate amount of consideration for all other Permitted Acquisitions in such period (excluding any Permitted Acquisition previously subject to the Payment Conditions pursuant to this clause (a)), is less than $50,000,000;

(b) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom;

(c) the Borrower Agent shall take or cause to be taken with respect to the acquisition of any new Subsidiary of the Borrower Agent, each of the actions required to be taken under Section 5.12, as applicable;

(d) the total consideration paid for by the Loan Parties for (i) the acquisition, directly or indirectly, of any Person that does not become a Guarantor and (ii) if an asset acquisition, assets that are not acquired by any Borrower or Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the First Amendment Effective Date, shall not exceed the sum of (A) the greater of $150,000,000 and 4.75% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at such time and (B) amounts available under clause (q) of Section 6.07; provided that the limitation under this clause (d) shall not apply to any acquisition to the extent (x) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower Agent or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Subsidiary Guarantor owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (y) for such acquisition, not less than 80.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their Subsidiaries) is directly generated by Person(s) that become Subsidiary Guarantors (i.e., disregarding all such Consolidated Adjusted EBITDA generated by Subsidiaries of such Subsidiary Guarantors that are not Subsidiary Guarantors); and

(e) the Borrowers shall have delivered to the Administrative Agent on or prior to such acquisition a certificate of a Responsible Officer stating that any related incurrence of Indebtedness is permitted pursuant to this Agreement, that the conditions set forth in clauses (a) through (d) above have been satisfied and including any supporting calculations to demonstrate compliance with clause (a) above.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable credit judgment (from the perspective of a secured asset-based lender) in accordance with customary business practices of the Administrative Agent, for comparable asset-based lending transactions.

“Permitted Encumbrances” means Liens permitted to exist as set forth in clauses Section 6.02(b) through Section 6.02(j) and Section 6.02(p), Section 6.02(w), Section 6.02(z) and Section 6.02(aa).

“Permitted Holders” means (a) the Management Investors and (b) any Person with which the Persons described in clause (a) form a “group” (within the meaning of the federal securities laws) so long as, in the case of this clause (b), such Persons described in clause (a) beneficially own more than 50.0% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means each Lien permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the Closing Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

“Prime Rate” means the rate of interest per annum publicly announced from time to time, by the Administrative Agent as its prime rate in effect at its principal office in New York City, with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate.

“Pro Forma Basis” or “pro forma effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Subject Transactions) in accordance with Section 1.08.

“Projections” means the projections of the Borrower Agent and the Subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit H hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Loans made by such Lender.

“Protective Advance” has the meaning assigned to such term in Section 2.04(a).

“PTE” means a prohibited transaction exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, in each case as applicable to companies with registered equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.25.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in real property then owned by any Loan Party.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Register” has the meaning assigned to such term in Section 9.04.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent, subject to the provisions of Section 9.12.

“Required Lenders” means, at any time, Lenders having Revolving Exposure and unused Commitments representing more than 50.0% of the sum of the total Revolving Exposure and unused Commitments at such time; provided that the Revolving Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means Customer Credit Liability Reserves, Inventory Reserves, Landlord Lien Reserves, ~~the FILO Reserve~~ and any and all other reserves established in accordance with and subject to Section 2.25. Without limiting the generality of the foregoing but subject to Section 2.25, there may be dilution reserves, reserves for unpaid and accrued sales taxes, reserves for banker’s liens, rights of setoff or similar rights and remedies as to deposit or investment accounts, reserves for contingent liabilities of any Loan Party, reserves for uninsured or underinsured losses or litigation of any Loan Party, reserves for customs charges, freight and shipping charges related to any Inventory in transit, reserves for other taxes, fees, assessments, and other governmental charges with respect to the Collateral or any Loan Party, reserves for self-insurance and insurance premiums and reserves for royalties and other payments to owners or licensors of intellectual property.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the ~~First~~Fifth Amendment Effective Date (but subject to the express requirements set forth in Article 4), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payment” has the meaning set forth in Section 6.05(b).

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding, except a dividend payable solely in shares of that class of the Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, (b) its LC Exposure, (c) with respect to any ABL Revolving Lender, its ABL Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding at such time and (d) with respect to any ABL Revolving Lender, its ABL Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Facility First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.10.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Priority Lien” means any Lien on any asset of any Loan Party that is granted under the Term Loan / Notes Security Documents and that, pursuant and subject to the provisions of the Intercreditor Agreement, is junior in priority to the Liens of the Administrative Agent in the Collateral.

“Secured Hedging Obligations” means all Hedging Obligations under each Hedge Agreement that (a) is in effect on the ~~First~~Fifth Amendment Effective Date between any Borrower or any other Loan Party and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the ~~First~~Fifth Amendment Effective Date or (b) is entered into after the ~~First~~Fifth Amendment Effective Date between any Borrower or any other Loan Party and any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedge Agreement is entered into, for which such Borrower or Loan Party (as applicable) agrees to provide security, in each case that has been designated to the Administrative Agent in writing by the Borrower Agent as being a Secured Hedging Obligation for the purposes of the Loan Documents~~; provided that the obligations of the applicable Borrower or Loan Party under such Secured Hedging Obligations have not been designated as Term Loan Facility Obligations (as such term is defined in the Revolving Facility Security Documents).~~.

“Secured Obligations” means all Obligations, together with (a) Banking Services Obligations and (b) all Secured Hedging Obligations; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” has the meaning assigned to such term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earnout agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Senior Note Documents” means the Senior Note Indentures under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing the Senior Notes or providing for any Guarantee or other right in respect thereof.

“Senior Notes” means the 2023 Senior Notes, the 2025 First Lien Senior Secured Notes, the 2026 New Senior Secured Notes and the 2026 Senior Notes.

“Senior Note Indentures” means the 2023 Senior Note Indenture, the 2025 First Lien Senior Secured Note Indenture, the 2026 New Senior Secured Note Indenture and the 2026 Senior Note Indenture.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt as of the last day of such Test Period (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for such Test Period, in each case for the Borrower Agent and its Subsidiaries.

“Senior Secured Notes” means the 2025 First Lien Senior Secured Notes and the 2026 New Senior Secured Notes.

“Shrink Reserve” means an amount estimated by the Administrative Agent in its Permitted Discretion to be equal to that amount which is required in order that the shrink reflected in current stock ledger of the Borrower Agent and its Subsidiaries would be reasonably equivalent to the shrink calculated as part of the Borrower Agent’s most recent physical inventory (it being understood and agreed that no Shrink Reserve established by the Administrative Agent shall be duplicative of any shrink as so reflected in the current stock ledger of the Borrower Agent and its Subsidiaries or estimated by the Borrower Agent for purposes of computing the ~~ABL~~ Borrowing Base other than at month’s end).

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator ” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Location” has the meaning set forth in the definition of “Landlord Lien Reserve.”

“Specified Unsecured Indebtedness” means any Indebtedness of the Borrower Agent or any of its Subsidiaries permitted to be incurred pursuant to Sections 6.01(r), (v), or (y) (and any Refinancing Indebtedness in respect thereof) or Section 6.01(p) (as it relates to Section 6.01(w)), in each case, to the extent such Indebtedness is unsecured.

~~“Sponsors” means collectively THL and Advent.~~

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“stated amount” means, at any time, the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store Exchange” means the substantially concurrent purchase and sale or exchange of one or more stores, distribution centers and/or other locations (including any inventory, equipment and other assets used or useful at such location) or a combination of the foregoing and Cash and/or Cash Equivalents between any Borrower and/or any of its Subsidiaries on the one hand, and any Person on the other hand~~; provided that any Net Proceeds received in connection therewith shall be subject to Section 2.11(b)(ii) of the Term Loan Agreement~~.

“Subject Transaction” means, with respect to any period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments permitted by this Agreement, (c) any disposition of all or substantially all of the assets or stock of a subsidiary (or any business unit, line of business or division of any Borrower or a Subsidiary) permitted by this Agreement, (d) the designation of a subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary in accordance with Section 5.10 hereof or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Indebtedness” means any Indebtedness of the Borrower Agent or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person of a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary” means any subsidiary of the Borrower Agent other than an Unrestricted Subsidiary.

“Subsidiary Borrower” means (i) Party City and (ii) each Domestic Subsidiary (other than a Disregarded Domestic Subsidiary or FSHCO Subsidiary) that becomes a Subsidiary Borrower pursuant to a Subsidiary Borrower Joinder Agreement, together with its respective successors and assigns; each sometimes being referred to herein individually as a “Subsidiary Borrower”.

“Subsidiary Borrower Joinder Agreement” means a joinder in substantially the form of Exhibit K hereto, to be executed by each Subsidiary Borrower designated as such after the Closing Date as provided in the definition of “Subsidiary Borrower”. Upon receipt of any such Subsidiary Borrower Joinder Agreement, the Administrative Agent shall promptly transmit each such notice to each of the Lenders; provided that any failure to do so by the Administrative Agent shall not in any way affect the status of any such Domestic Subsidiary as a Subsidiary Borrower hereunder.

“Subsidiary Guarantor” means (x) on the Closing Date, each Subsidiary of the Borrower Agent (other than (i) the Subsidiary Borrower (except to the extent comprising a Loan Guarantor by operation of clause (iii) of the definition thereof) or (ii) any Excluded Subsidiary) and (y) thereafter, each Subsidiary of either Borrower that thereafter guarantees the Secured Obligations pursuant to the terms of this Agreement (which, for the avoidance of doubt, shall not include any Subsidiary that is an Excluded Subsidiary), in each case, until such time as the respective Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Subsidiary Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.12.

“Super Majority ~~FILO~~ Lenders” means, at any time, ~~FILO~~ Lenders having ~~FILO~~ Revolving Exposure and unused ~~FILO~~ Commitments representing more than 66-2/3% of the sum of the total ~~FILO~~ Revolving Exposure and unused ~~FILO~~ Commitments at such time; provided that the ~~FILO~~ Revolving Exposure and unused ~~FILO~~ Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority ~~FILO~~ Lenders at any time.

~~“Super Majority Lenders” means, at any time, Lenders having Revolving Exposure and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Exposure and unused Commitments at such time; provided that the Revolving Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time.~~

“Supply Chain Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Supply Chain Services, in each case, that has been designated to the Administrative Agent in writing by the Borrower Agent as being a Supply Chain Obligation for the purposes of the Loan Documents.

“Supply Chain Services” means supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases, in each case, to the extent provided to the Loan Parties by any Lender.

“Supported QFC” has the meaning assigned to it in Section 9.25.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means Wells Fargo Bank, National Association and Bank of America, N.A.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings (including backup withholding) or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Group” has the meaning to such term in Section 6.05(a)(i)(B).

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Loan Agreement” means the Term Loan Credit Agreement, dated as of August 19, 2015, among, inter alios, Holdings, the Parent Borrower, Party City, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, modified, refinanced, replaced, extended, renewed or supplemented from time to time.

“Term Loan Facility” means the credit facility pursuant to the Term Loan Agreement and one or more debt facilities or other financing arrangements (including, without limitation indentures) providing for term loans or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility.

“Term Loan / Notes First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Loan / Notes Security Documents” has the meaning set forth in the Intercreditor Agreement.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Agent Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Test Period” means a period of four consecutive Fiscal Quarters.

~~“THL” means Thomas H. Lee Partners L.P. and shall include any fund affiliated with Thomas H. Lee Partners L.P.~~

“Threshold Amount” means $50,000,000.

~~“Third Amendment Effective Date” means April 8, 2019.~~

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for such Test Period, in each case for the Borrower Agent and its Subsidiaries.

~~“Total Line Cap” means, at any time of determination, an amount equal to the sum of the ABL Line Cap and FILO Line Cap.~~

“Trade Receivables Component” means ~~(x)~~ for purposes of determining the ~~ABL~~ Borrowing Base, the face amount of Eligible Trade Receivables multiplied by 90.0% ~~and (y) for purposes of determining the FILO Borrowing Base, the face amount of Eligible Trade Receivables multiplied by 5.0%~~.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount) payable or otherwise borne by Holdings, the Borrower Agent and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (b) the Existing Debt Refinancing, (d) the issuance of the 2023 Senior Notes and incurrence of Indebtedness under the Term Loan Agreement and (e) the payment of the Transaction Costs.

“Trust Funds” means any Cash or Cash Equivalents comprised of (a) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding Taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party holds as an escrow or fiduciary for another Person.

“Trust Fund Account” means any account containing Cash consisting solely of Trust Funds.

“Trust Fund Certificate” means a certificate of a Responsible Officer of the Borrower Agent certifying (a) the type and amount of any Trust Funds (other than payroll and employee benefit payments in the nature of discretionary contributions) contained or held in a Blocked Account, (b) that the failure to remit such Trust Funds to the Person entitled thereto could reasonably be expected to result in personal, criminal or civil liability to any director, officer or employee of any Loan Party or any Subsidiary of any Loan Party under any applicable law and (c) (x) that the obligation requiring such Trust Funds is due and payable within 10 Business Days of delivery of such certificate and (y) amounts on deposit in any applicable Trust Fund Account are insufficient to make such payment.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate Parent” means Party City Holdco Inc., a Delaware corporation.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of the Borrower Agent and its Subsidiaries whether or not held in an account pledged to the Administrative Agent and (b) Cash and Cash Equivalents restricted in favor of the ABL Revolving Facility ~~and the FILO Facility~~ (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with ABL Revolving Facility ~~and the FILO Facility~~); provided that the Unrestricted Cash Amount shall not exceed $150,000,000.

“United States” and “U.S.” means the United States of America.

“Unrestricted Subsidiary” means any subsidiary of any Borrower designated by such Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.25.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100.0% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of that jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Revolving Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any Organizational Document, agreement, instrument or other document herein shall be deemed to include all appendices, exhibits and schedules thereto and shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications set forth herein), (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer (i) to the appropriate Articles and Sections of, and Exhibits and Schedules to, this Agreement or (ii) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears, (f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”, (g) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, ~~and~~ (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07, 6.08 and 6.11, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, contractual restriction, Investment, disposition or affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(c), (k), (w) and (y)), 6.02 (other than Sections 6.02(t)), 6.04, 6.05, 6.06, 6.07, 6.08 and 6.11, the Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category~~.~~ and (i) any reference in this Agreement or any other Loan Documents to a merger, consolidation, amalgamation, conveyance, disposal, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of or one or more limited liability companies, partnerships or corporations, or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation conveyance, disposal, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, corporation or partnership shall be deemed to constitute the formation of a separate Person, and any such division shall constitute a separate Person hereunder and under the other Loan Documents (and each division of any limited liability company, corporation or partnership that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature that are used in calculating the Fixed Charge Coverage Ratio, the Total Leverage Ratio, the Senior Secured Leverage Ratio or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect on the First Amendment Effective Date unless otherwise agreed to by the Borrower Agent and the Required Lenders; provided that if the Borrower Agent notifies the Administrative Agent that the Borrower Agent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the First Amendment Effective Date in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower Agent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if an amendment is requested by the Borrower Agent or the Required Lenders, then the Borrower Agent and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower Agent notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance herewith to accommodate such change, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower Agent cannot elect to report under GAAP).

(b) [Reserved].

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of Capital Lease, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the Closing Date) that would constitute Capital Leases on the Closing Date shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

Section 1.05. Effectuation of Transactions. Each of the representations and warranties of the Loan Parties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06. Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07. Limited Condition Acquisitions. When calculating the availability under any basket or ratio under this Agreement or compliance with any provision (including, for the avoidance of doubt, Payment Conditions) of this Agreement (other than the Financial Covenant) in connection with any Limited Condition Acquisition and any actions or transactions related thereto, in each case, at the option of the Borrower Agent (the Borrower Agent’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) hereunder shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Acquisition are entered into, and if, after giving pro forma effect to the Limited Condition Acquisition and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) and any related pro forma adjustments, the Borrower Agent or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that any such Limited Condition Acquisition (x) which is a Permitted Acquisition shall be consummated prior to the date which is 180 days following such LCT Test Date or (y) which is an Investment (other than a Permitted Acquisition) shall be consummated prior to the date which is 90 days following such LCT Test Date (each such period, a “LCT Period”).

For the avoidance of doubt, if the Borrower Agent has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time during the applicable LCT Period have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets of the Borrower Agent or the Person subject to such Limited Condition Acquisition, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations, (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time during the applicable LCT Period not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing, solely for purposes of determining whether the applicable Limited Condition Acquisition and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) are permitted hereunder) and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Acquisition following the relevant LCT Test Date and prior to the date on which such Limited Condition Acquisition is consummated, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Acquisition and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) and any related pro forma adjustments unless the definitive agreement (or notice) for such Limited Condition Acquisition is terminated or expires (or is rescinded) without consummation of such Limited Condition Acquisition; provided that, with respect to this clause (3), for the purposes of Sections 6.05 and 6.07 (other than Section 6.07(r)) only, Consolidated Net Income shall not include any Consolidated Net Income of or attributed to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

Section 1.08. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio and compliance with covenants determined by reference to Consolidated Adjusted EBITDA (including any component definitions thereof) or Consolidated Total Assets, shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.08, (i) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test and (ii) for the purposes of determining compliance with the Financial Covenant as evidenced by a Compliance Certificate, any Subject Transaction occurring after the last day of the relevant Test Period and prior to the delivery of the Compliance Certificate with respect thereto shall be disregarded. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements (which internal financial statements, for the avoidance of doubt, shall include an unaudited consolidated balance sheet, unaudited consolidated cash flow statement and unaudited consolidated statement of income of the Borrower Agent and its Subsidiaries, to the extent such financial statements are applicable with respect to the calculation of such financial ratio or test) of the Borrower Agent and its Subsidiaries are available (as determined in good faith by the Borrower Agent).

(b) For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated Adjusted EBITDA or Consolidated Total Assets, Subject Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.08) that (i) have been made during the applicable Test Period or (ii) if applicable as described in clause (a) above, have been made subsequent to such Test Period and prior to or substantially concurrently with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Subject Transactions (and any increase or decrease in Consolidated Adjusted EBITDA, Consolidated Total Assets and the component financial definitions used therein attributable to any Subject Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into a Borrower or any of its Subsidiaries since the beginning of such Test Period shall have made any Subject Transaction that would have required adjustment pursuant to this Section 1.08, then such financial ratio or test (or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c) Whenever pro forma effect is to be given to a Subject Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower Agent and, in the case of any “Test Period” determined by reference to internal financial statements (which internal financial statements, for the avoidance of doubt, shall include an unaudited consolidated balance sheet, unaudited consolidated cash flow statement and unaudited consolidated statement of income of the Borrower Agent and its Subsidiaries, to the extent such financial statements are applicable with respect to the calculation of such financial ratio or test) of the Borrower Agent (as opposed to the financial statements most recently delivered pursuant to Section 5.01(b) or Section 5.01(c), as set forth in a certificate of a responsible financial or accounting officer of the Borrower Agent (with supporting calculations), and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to, any Subject Transaction (including the Transactions) which is being given pro forma effect that have been realized or are projected in good faith to result (in the good faith determination of the Borrower Agent) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring projected benefit (including any savings or other benefits expected to result from the elimination of a public target’s

Public Company Costs) net of the amount of actual savings or other benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Subject Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Subject Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower Agent, (B) such amounts result from actions taken or actions with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Agent) no later than eighteen (18) months after the date of such Subject Transaction, (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Adjusted EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of any such amounts added back pursuant to this clause (c) (other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clauses (x) and (xi) of the definition of Consolidated Adjusted EBITDA, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments).

(d) In the event that a Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by purchase, redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid (other than any repayment from the proceeds of other Indebtedness) under any revolving credit facility unless such Indebtedness has been permanently repaid (and related commitments terminated) and not replaced), (i) during the applicable Test Period or (ii) subject to paragraph (a), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence (including the intended use of proceeds) or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period

Section 1.09. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.10. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.11. Currency Generally. For purposes of determining compliance with Sections 6.01, 6.02 and 6.05 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

Section 1.12. Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, Section 2.14(b) and (c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability.

ARTICLE 2

THE CREDITS

Section 2.01. Loans and Commitments. Subject to the terms and conditions set forth herein:

(a) each ABL Revolving Lender agrees, severally and not jointly, to make ABL Revolving Loans in Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount requested by a Borrower (or the Borrower Agent on behalf of such Borrower) that will not result in (i) such Lender’s ABL Revolving Exposure exceeding such Lender’s ABL Commitment, or (ii) the total ABL Revolving Exposures exceeding the lesser of (x) the aggregate ABL Revolving Commitments and (y) the ~~ABL~~ Borrowing Base (such lesser amount, the “~~ABL Line Cap~~”); and

(b) ~~each FILO Lender agrees, severally and not jointly, to make FILO Loans in Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount requested by a Borrower (or the Borrower Agent on behalf of such Borrower) that will not result in (i) such FILO Lender’s FILO Loans exceeding such FILO Lender’s FILO Commitment, or (ii) the aggregate principal amount of FILO Loans outstanding exceeding the FILO Line Cap;~~[reserved];

~~provided that, in each case, the Borrower Agent and the Borrowers shall not request, and the ABL Revolving Lenders shall be under no obligation to fund, any ABL Revolving Loan unless the Borrowers have borrowed FILO Loans in an amount up to the full amount of the FILO Line Cap then in effect. All FILO Credit Extensions shall be FILO Loans under the FILO Facility and all Letters of Credit and Swingline Loans shall constitute ABL Revolving Credit Extensions under the ABL Revolving Facility.~~

Within the foregoing limits and subject to the terms and conditions set forth herein (including the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04), the Borrowers may borrow, repay and reborrow Revolving Loans. All Borrowers shall be jointly and severally liable as borrowers for all Borrowings of each Borrower regardless of which Borrower received the proceeds thereof.

Section 2.02. Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively. ~~Notwithstanding anything to the contrary herein contained, at any time that FILO Excess Availability is greater than zero, all Revolving Loans made to the Borrowers shall be made as FILO Loans by the FILO Lenders (without regard to minimum or integral amounts for such Revolving Loans and irrespective of whether such Borrower requested a FILO Loan or an ABL Revolving Loan) until FILO Excess Availability is zero and, thereafter all such Revolving Loans shall be made as ABL Revolving Loans (without regard to minimum or integral amounts for such Revolving Loans).~~

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as any Borrower (or the Borrower Agent on behalf of such Borrower) may request in accordance herewith. Each Swingline Loan and each Protective Advance shall be an ABR Loan. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000; provided that an ABR Borrowing may be made in a lesser aggregate amount that is equal to the entire unused balance of the Aggregate Commitments that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower (or the Borrower Agent on behalf of any Borrower) shall or shall be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) ~~(x)~~ ABL Revolving Loans to the Borrowers (other than Swingline Loans and Protective Advances) shall be made by the ABL Revolving Lenders pro rata in accordance with their respective ABL Revolving Commitments ~~and (y) FILO Loans to the Borrowers shall be made by the FILO Lenders pro rata in accordance with their respective FILO Commitments~~.

(f) The failure of ~~(x)~~ any ABL Revolving Lender to make any ABL Revolving Loan (other than Swingline Loans) to the Borrowers shall neither relieve any other ABL Revolving Lender of its obligation to fund its ABL Revolving Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other ABL Revolving Lender ~~and (y) any FILO Lender to make any FILO Loan to the Borrowers shall neither relieve any other FILO Lender of its obligation to fund its FILO Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other FILO Lender.~~.

Section 2.03. Requests for Borrowings. To request a Borrowing of Revolving Loans, a Borrower (or the Borrower Agent on behalf of any Borrower) shall notify the Administrative Agent of such request either in writing by delivery of a Borrowing Request (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by such Borrower (or the Borrower Agent on behalf of any Borrower) or by telephone (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing (including any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)), not later than 12:00 noon, New York City time, on the date of the proposed Borrowing (or, in each case, such later time as shall be acceptable to the Administrative Agent). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) to the Administrative Agent of a written Borrowing Request signed by such Borrower (or the Borrower Agent on behalf of any Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(iv) ~~whether such Borrowing is to be an ABL Revolving Loan and/or FILO Loan~~[reserved];

(v) in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrowers’ account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s ABL Applicable Percentage ~~or FILO Applicable Percentage~~ of the applicable Loans to be made as part of the requested Borrowing.

Section 2.04. Protective Advances.

(a) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Administrative Agent is authorized by the Borrowers and the ABL Revolving Lenders, from time to time in the Administrative Agent’s sole discretion in the exercise of its commercially reasonable judgment (but shall have absolutely no obligation to), to make ABL Revolving Loans to the Borrowers, on behalf of all ABL Revolving Lenders at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the ABL Revolving Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums, in each case to the extent due and payable (and not in dispute by the Borrower Agent (acting in good faith)) under the Loan Documents (each such ABL Revolving Loan, a “Protective Advance”). Any Protective Advance may be made in a principal amount that would cause the aggregate ABL Revolving Exposure to exceed the ~~ABL~~ Borrowing Base; provided that no Protective Advance may be made to the extent that, after giving effect to such Protective Advance (together with the outstanding principal amount of any outstanding Protective Advances), the aggregate principal amount of Protective Advances outstanding hereunder would exceed 5.0% of the ~~ABL~~ Borrowing Base as determined on the date of such proposed Protective Advance; and provided, further, that the aggregate amount of Credit Extensions (including the aggregate amount of outstanding Protective Advances) shall not exceed the Aggregate Commitments. No Protective Advance may remain outstanding for more than 45 days without the consent of the Required Lenders unless a Liquidation is taking place. Each Protective Advance shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request the ABL Revolving Lenders to make an ABL Revolving Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the ABL Revolving Lenders to fund their risk participations described in Section 2.04(b).

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each ABL Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its ABL Applicable Percentage. From and after the date, if any, on which any ABL Revolving Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such ABL Revolving Lender, such ABL Revolving Lender’s ABL Applicable Percentage of all payments of principal and interest and all proceeds of Collateral (if any) received by the Administrative Agent in respect of such Protective Advance.

Section 2.05. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000, or (ii) the total ABL Revolving Exposures exceeding the ~~ABL~~ Line Cap; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan shall be in an integral multiple of $100,000 and not less than $500,000 or such lesser amount as may be agreed by the Administrative Agent~~. The Borrowers may request, and the Swingline Lender may make, a Swingline Loan notwithstanding that the Borrowers have not borrowed up to the full amount of the FILO Line Cap at the time of such request~~. Any Swingline Loan advanced by the Swingline Lender is made in reliance on the agreements of the other Lenders set forth in this Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower Agent shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by telephone (confirmed by facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrowers. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the Funding Account or otherwise in accordance with the instructions of the Borrower Agent (including, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) on the requested date of such Swingline Loan.

(b) If any Swingline Loans are outstanding on any Business Day, the Swingline Lender may (or shall, with respect to any Swingline Loans that have been outstanding for five Business Days) deliver written notice to the Administrative Agent not later than 12:00 p.m., New York City time, requiring that the ABL Revolving Lenders make ABL Revolving Loans that are ABR Loans on such Business Day in an amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on such Business Day and based upon their ABL Applicable

Percentages; provided that (i) promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each ABL Revolving Lender and (ii) the ABL Revolving Lenders shall not be required to make such ABL Revolving Loans to the extent (but only to the extent) that such ABL Revolving Loans would cause the aggregate ABL Revolving Exposure to exceed the aggregate ABL Revolving Commitments. Each ABL Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent to make such ABL Revolving Loans pursuant to this paragraph. Notwithstanding anything herein to the contrary, (i) the proceeds of such ABL Revolving Loans made by the ABL Revolving Lenders shall be immediately delivered by the Administrative Agent to the Swingline Lender and applied to repay a corresponding portion of the Refunded Swingline Loans and (ii) on the day such ABL Revolving Loans are made, such portion of the Refunded Swingline Loans paid shall no longer be outstanding as Swingline Loans. Notwithstanding the terms of Section 2.02, if any Swingline Loans remain outstanding upon the termination of the ABL Revolving Commitments, and if ~~ABL~~ Excess Availability is greater than zero, upon such termination of the ABL Revolving Commitments, the Swingline Lender shall be deemed to have sold to each ABL Revolving Lender, and each ABL Revolving Lender shall be deemed unconditionally and irrevocably to have so purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation, to the extent of such ABL Revolving Lender’s ABL Applicable Percentage in the lesser of (i) such ~~ABL~~ Excess Availability and (ii) such undivided interest and participation of each ABL Revolving Lender in such outstanding Swingline Loans.

(c) To the extent a Swingline Lender is also a ABL Revolving Lender hereunder, in no event will the Swingline Lender, in its capacity as a ABL Revolving Lender, be required to purchase participations from itself or be required to fund any Refunded Swingline Loans; rather if the settlement procedures described in clauses (b) or (c) above are invoked, then the Swingline Lender’s exposure with respect to its Pro Rata Share as a ABL Revolving Lender hereunder shall be deemed automatically converted to a participation or Refunded Swingline Loan, as applicable, and its exposure in its capacity as the Swingline Lender correspondingly reduced by such conversion.

~~(d) Notwithstanding the foregoing provisions of this Section 2.05 and any other provision to the contrary in this Agreement, so long as and to the extent that FILO Excess Availability is greater than zero, Swingline Loans made by the Swingline Lender shall be refinanced by Revolving Loans made by FILO Lenders under the FILO Facility rather than by ABL Revolving Lenders under the ABL Revolving Facility up to the amount of the then applicable FILO Excess Availability in accordance with the procedures set forth in Section 2.05(b) as if the provisions of such Section and each other provision of this Section 2.05 made reference to the FILO Lenders and applicable related FILO Facility specific terms rather than the ABL Revolving Lenders and applicable related ABL Revolving Facility specific terms.~~

(d) [reserved].

Section 2.06. Letters of Credit.

(a) General. On and after the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents and for all purposes hereof will be deemed to have been issued on the Closing Date. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Lenders set forth in this Section 2.06, (A) from time to time on any Business Day during the period from the Closing Date to but not including the fifth Business Day prior to the Maturity Date, upon the request of the Borrower Agent, to issue Letters of Credit denominated in Dollars only and issued on sight basis only for the account of any Borrower (or any Subsidiary; provided that a Borrower will be the applicant) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.06(b), and (B) to honor drafts under the Letters of Credit, and (ii) the Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.06(d). With respect to Commercial Letters of Credit, each Issuing Bank shall on the first Business Day of each week submit to the Administrative Agent, by facsimile, a report detailing the daily aggregate total of Commercial Letters of Credit for the previous calendar week.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Agent shall deliver to the applicable Issuing Bank and the Administrative Agent, at least two Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to Administrative Agent and the applicable Issuing Bank), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit F attached hereto (each a “Letter of Credit Request”). To request an amendment, extension or renewal of a Letter of Credit, the Borrower Agent shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least two Business Days in advance of the requested date of amendment, extension or renewal, identifying the Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by Administrative Agent or the applicable Issuing Bank, the Borrower Agent also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Agent to, or entered into by the applicable Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and on issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall, subject to Sections 2.09(b) and 2.23(f), not exceed

$50,000,000, and (ii) the aggregate amount of Credit Extensions shall not exceed the ~~ABL~~ Line Cap. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Upon receipt of such Letter of Credit or amendment, the Administrative Agent shall notify the Lenders, in writing, of such Letter of Credit or amendment, and if so requested by a Lender, the Administrative Agent will provide such Lender with copies of such Letter of Credit or amendment. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(c) Expiration Date.

(i) Each Standby Letter of Credit shall expire not later than the earlier of (A) the date one year after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Maturity Date; provided that any Standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (B) of this paragraph (c)(i) unless Cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Bank thereof).

(ii) Each Commercial Letter of Credit shall expire on the earlier of (A) 180 days after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the ABL Revolving Lenders, the applicable Issuing Bank hereby grants to each ABL Revolving Lender, and each ABL Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such ABL Revolving Lender’s ABL Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each ABL Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such ABL Revolving Lender’s ABL Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each ABL Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the ABL Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding the terms of Section 2.02, if any Letters of Credit remain outstanding upon the termination of the ABL Revolving Commitments, to the extent the ABL Revolving Commitments exceed the aggregate ABL Revolving Exposure upon such termination of the ABL Revolving Commitments, the Issuing Banks shall be deemed to have sold to each ABL Revolving Lender, and each ABL Revolving Lender shall be deemed unconditionally and irrevocably to have so purchased from the Issuing Banks, without recourse or warranty, an undivided interest and participation, to the extent of such ABL Revolving Lender’s ABL Applicable Percentage in the lesser of (i) such ~~ABL~~ Excess Availability and (ii) such undivided interest and participation of each Lender in such outstanding Letters of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any ABL Revolving Lender.

(e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent (or, in the case of Commercial Letters of Credit, the applicable Issuing Bank) an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower Agent receives notice under paragraph (g) of this Section of such LC Disbursement (or, if such notice is received less than two hours prior to the deadline for requesting ABR Borrowings pursuant to Section 2.03, on the second Business Day immediately following the date the Borrower Agent receives such notice); provided that the Borrowers (or the Borrower Agent on behalf of Borrower) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each ABL Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such ABL Revolving Lender’s ABL Applicable Percentage thereof. Promptly following receipt of such notice, each ABL Revolving Lender shall pay to the Administrative Agent its ABL Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such ABL Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the ABL Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the ABL Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that ABL Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such ABL Revolving Lenders and such Issuing Bank as their interests may appear.

(f) Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the ABL Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Loans that are ABR Loans; provided that if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any ABL Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such ABL Revolving Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) at any time by written agreement among the Borrowers, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Banks, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.

(i) If any Event of Default shall occur and be continuing, then on the Business Day that the Borrower Agent receives notice from the Administrative Agent or the Required Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j), upon such demand, the Borrowers shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the ABL Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 100.0% of the LC

Exposure as of such date; provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in Section 7.01(f) or (g).

(ii) Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrowers but in no event later than three Business Days, after such Event of Default has been cured or waived.

(k) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

Section 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to ~~(x) with respect to ABL Revolving Loans,~~ such ABL Revolving Lender’s respective ABL ~~Applicable Percentage and (y) with respect to FILO Loans, such FILO Lender’s respective FILO~~ Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrowers (or the Borrower Agent on behalf of Borrowers); provided that ABR Revolving Loans ~~(or to the extent applicable, FILO Loans)~~ made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent to be applied as contemplated by Section 2.04 (and the Administrative Agent shall deliver to the Borrowers a reasonably detailed accounting of such application).

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrowers pay such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08. Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, based upon their respective ABL Applicable Percentages and ~~FILO Applicable Percentages and~~ the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrowers (or the Borrower Agent on behalf of Borrowers) shall notify the Administrative Agent of such election either delivered in writing (by hand delivery, fax or other electronic transmission (including, “.pdf” or “.tif”)) or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including, “.pdf” or “.tif”) to the Administrative Agent of a written Interest Election Request signed by the Borrower Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii), (iv) and (v) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) ~~whether the applicable Loans are ABL Revolving Loans and/or FILO Loans~~[reserved];

(iv) whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(v) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Agent fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09. Termination and Reduction of Commitments.

(a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(b) Upon delivering the notice required by Section 2.09(e), the Borrowers may at any time terminate the Commitments upon (i) the payment in full in Cash of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a Cash deposit (or if reasonably satisfactory to the Administrative Agent, a backup standby letter of credit) equal to 100.0% of the LC Exposure as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses and other Obligations then due, together with accrued and unpaid interest (if any) thereon.

(c) Upon delivering the notice required by Section 2.09(e), the Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10 or Section 2.11, the sum of the Revolving Exposures would exceed the ~~Total~~ Line Cap.

(d) ~~Notwithstanding the foregoing, in the case of a termination of FILO Commitments, in the event that any FILO Loans are outstanding at the time of a termination of the FILO Commitments, the prepayment of such FILO Loans and termination of such FILO Commitments shall be subject to the satisfaction of the Payment Conditions immediately prior to, and immediately after, giving effect to such termination and prepayment.~~[reserved].

(e) The Borrower Agent shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.

Each notice delivered by the Borrower Agent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments pursuant to this Section 2.09 shall be permanent. Upon any reduction of ~~(x)~~ the ABL Revolving Commitments, the ABL Revolving Commitment of each ABL Revolving Lender shall be reduced by such ABL Revolving Lender’s ABL Applicable Percentage of such reduction amount ~~and (y) the FILO Commitments, the FILO Commitment of each FILO Lender shall be reduced by such FILO Lender’s FILO Applicable Percentage of such reduction amount~~.

Section 2.10. Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby unconditionally promise to pay (on a joint and several basis) (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the applicable Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earliest of (A) the Maturity Date of the ABL Revolving Facility, (B) within three Business Days following receipt of written demand therefor by the Administrative Agent and (C) 45 days (or such longer period as may be consented to by Required Lenders) after such Protective Advance is made, (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date of the ABL Revolving Facility; provided that on each date that a Revolving Loan is made while any Protective Advance is outstanding, the Borrowers shall repay all Protective Advances with the proceeds of such ABL Revolving Loan then outstanding. On the Maturity Date of the ABL Revolving Facility, the Borrowers shall cancel and return all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, furnish to the Administrative Agent a Cash deposit (or if reasonably satisfactory to the Administrative Agent, a backup standby letter of credit) equal to 100.0% of the LC Exposure as of such date) and make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations then due, together with accrued and unpaid interest (if any) thereon.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain the Register pursuant to Section 9.05(b)(iv) in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) Subject to 9.05(b)(iv), the entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Promissory Notes in such form payable to the payee named therein and its registered assigns.

Section 2.11. Prepayment of Loans.

(a) Upon prior notice in accordance with paragraph (e) of this Section, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty (but subject to Section 2.16). Prepayments made pursuant to this Section 2.11(a), first, shall be applied ratably to the Swingline Loans and to outstanding LC Disbursements~~,~~ and second, shall be applied ratably to the outstanding Loans ~~(other than FILO Loans) and third, shall be applied ratably to the outstanding FILO Loans. Notwithstanding the provisions of this Section 2.11(a), except as provided in Section 2.09 or Sections 2.11(b), only if the FILO Prepayment Conditions are met may the Borrowers repay or prepay amounts owed with respect to the FILO Loans; provided, however, that, any such repayment or prepayment shall not reduce or terminate the FILO Commitments except to the extent provided in such Sections.~~.

(b) Except for Protective Advances permitted under Section 2.04, in the event that the aggregate amount of the Revolving Exposure of the Lenders exceeds the Borrowing Base, the Borrower Agent shall ~~(i)~~ first prepay the ABL Revolving Loans or Swingline Loans and/or reduce LC Exposure, in an aggregate amount equal to such excess by taking any of the following actions as it shall determine at its sole discretion: (A) prepayment of ABL Revolving Loans or Swingline Loans or (B) with respect to such excess L/C Exposure, deposit of Cash in the LC Collateral Account or “backstopping” or replacement of such Letters of Credit, in each case, in an amount equal to 100.0% of such excess L/C Exposure (but in any event, such payments of ABL Revolving Loans or Swingline Loans and such deposits of Cash or “backstopping” or replacements of Letters of Credit shall in the aggregate be equal to such excess) ~~and (ii) if, after giving effect to the actions taken in Section 2.11(b)(i) such deficiency has not been eliminated, prepay the FILO Loans in an amount necessary to eliminate such deficiency~~; provided that (1) ~~for the purposes of calculating the ABL Borrowing Base~~

~~solely for purposes of this Section 2.11(b), the FILO Reserve shall be deemed to be zero, (2)~~ if the circumstances described in this clause (b) are the result of the imposition of or increase in a Reserve, the Borrowers shall not be required to make the initial prepayment or deposit until the fifth Business Day following the date on which Administrative Agent notifies the Borrower Agent of such imposition or increase and (~~3~~2) the LC Exposure may not be reduced to less than zero; and

(c) At all times after the occurrence and during the continuance of a Cash Dominion Event and notification thereof by the Administrative Agent to the Borrower Agent (subject to the provisions of Section 2.18(b) and to the terms of the Pledge and Security Agreement), on each Business Day, at or before 1:00 p.m., New York City time, the Administrative Agent shall apply all immediately available funds credited to the Administrative Agent Account or otherwise received by Administrative Agent for application to the Obligations or Secured Obligations (in the case of clause sixth below), first to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent, the Issuing Banks and the Lenders constituting Obligations, pro rata, second to pay interest due and payable in respect of any ABL Revolving Loans (including Swingline Loans), ~~any FILO Loans~~ and any Protective Advances that may be outstanding, pro rata, third to prepay the principal of any Protective Advances that may be outstanding, pro rata, fourth to prepay the principal of the ABL Revolving Loans (including Swingline Loans) and to Cash collateralize at 100.0% of the aggregate face amount of outstanding LC Exposure, pro rata, fifth, ~~to pay or prepay the principal of the FILO Loans~~[reserved], sixth, to pay or prepay Secured Obligations in connection with Banking Services Obligations or Secured Hedging Obligations, pro rata, seventh, to pay any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers on a pro rata basis and eighth, as the Borrowers may direct.

(d) [Reserved].

(e) The Borrower Agent shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a LIBO Rate Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the day of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of a Borrowing pursuant to this Section shall be applied as provided in paragraph (a) of this Section.

Section 2.12. Fees.

(a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to 0.25% per annum on the average daily amount of the Available Commitment of such Lender during the period from and including the Closing Date through the date on which such Lender’s Commitments terminate. Accrued commitment fees shall be payable in arrears on the first day (or, if such day is not a Business Day, on the next succeeding Business Day) of each January, April, July and October for the quarterly period then ended and on the date on which the Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the last day but excluding the first day). For purposes of calculating the commitment fees only, no portion of the Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

(b) The Borrowers jointly and severally agree to pay (i) to the Administrative Agent for the account of each ABL Revolving Lender a participation fee with respect to its participations in Standby Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBO Rate Loans that are ABL Revolving Loans on the daily amount of such Lender’s LC Exposure in respect of Standby Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date through the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Standby Letters of Credit, (ii) to the Administrative Agent for the account of each ABL Revolving Lender a participation fee with respect to its participations in Commercial Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBO Rate Loans that are ABL Revolving Loans, on the daily amount of such Lender’s LC Exposure in respect of Commercial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date through the later of the date on which such Lender’s Commitment terminates and the date on which such ABL Revolving Lender ceases to have any LC Exposure in respect of Commercial Letters of Credit, and (iii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date, to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum of the daily stated amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued to but excluding the first day (or, if such day is not a Business Day, on the next succeeding Business Day) of each January, April, July and October shall be payable in arrears for the quarterly period then ended on the first day of such calendar quarter; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand (accompanied by reasonable back-up documentation therefor). All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the agency and administration fees set forth in the Fee Letter, payable in the amounts and at the times specified therein or as so otherwise agreed upon by the Borrowers and the Administrative Agent, or such agency fees as may otherwise be separately agreed upon by the Borrowers and the Administrative Agent in writing.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

Section 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan and each Protective Advance) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each ~~LIBO Rate~~Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (ii) in the case of any other amount, 2.00% plus the rate applicable to Loans that are ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14. Alternate Rate of Interest.

~~(a) If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:~~

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining~~, (including, without limitation, by means of an Interpolated Rate)~~ the Adjusted LIBO Rate or the LIBO Rate, as applicable (including~~, without limitation,~~ because the LIBO Screen Rate is not available or published on a current basis), for Dollars and such Interest Period, provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for ~~the applicable~~Dollars and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or ~~any~~ Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for Dollars and such Interest Period;

then the Administrative Agent shall ~~promptly~~ give notice thereof to the Borrower Agent and the Lenders by telephone, telecopy or electronic ~~communication as provided in Section 9.01~~mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist, ~~which the Administrative Agent agrees promptly to do,~~ (~~i~~A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~LIBO Rate~~Eurocurrency Borrowing shall be ineffective and ~~such Borrowing shall be converted to an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii~~(B) if any Borrowing Request requests a ~~LIBO Rate~~Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR  Borrowing~~.~~; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. Furthermore, if any Eurocurrency Loan in Dollars is outstanding on the date of the Borrower Agent’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to the LIBO Rate applicable to such Eurocurrency Loan, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Obligation shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in the case of a Benchmark Transition Event such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Loan, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower Agent a Term SOFR Notice.

(d) ~~(b) If at any time~~In connection with the implementation of a Benchmark Replacement, the Administrative Agent ~~determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding~~will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary ~~in Section 9.02, such amendment shall~~herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement ~~so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and (y) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~or any other Loan Document.

(e) The Administrative Agent will promptly notify the Borrower Agent and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Agent may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Agent will be deemed to have converted any request for a Eurocurrency Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Eurocurrency Loan is outstanding on the date of the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the LIBO Rate applicable to such Eurocurrency Loan, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in dollars on such day.

Section 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in an amount deemed by such Lender or Issuing Bank, as applicable, to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered (except for any Taxes, which shall be dealt exclusively pursuant to Section 2.17); provided that the Borrowers shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) the Lender invokes Section 2.20 or (z) such circumstances in clause (ii) above resulting from a market disruption are not generally affecting the banking market.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt exclusively pursuant to Section 2.17 (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then within 30 days of receipt by the Borrowers of the certificate contemplated by paragraph (c) of this Section the Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any withholding agent shall be required to deduct or withhold any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or any Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions or withholding for Indemnified Taxes or Other Taxes been made, (ii) such withholding agent shall make such deductions or withholding and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If at any time a Loan Party is required by applicable law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender, Administrative Agent or Issuing Bank upon becoming aware of the same. In addition, each Lender, the Administrative Agent or Issuing Bank shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) Without duplication of other amounts paid by the Borrower under this Section 2.17, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify Administrative Agent, each Lender and each Issuing Bank, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest payable or paid by such Administrative Agent, Lender or Issuing Bank and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent, Lender or Issuing Bank, as applicable, will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 2.17(f) so long as such efforts would not, in the sole determination of Administrative Agent, such Lender or Issuing Bank result in any additional costs, expenses or risks or be otherwise disadvantageous to it; provided, further, that the Loan Party shall not be required to compensate Administrative Agent or any Lender pursuant to this Section 2.17 for any amounts incurred in any fiscal year for which Administrative Agent or such Lender does not furnish notice of such claim within six months from the end of such fiscal year; provided, further, that if the circumstances giving rise to such claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then the beginning of such six month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower Agent or a Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower Agent, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower Agent to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower Agent.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

(f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith in its reasonable discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the

Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or a Lender be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or Lender in a less favorable net after Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:30 p.m., New York City time, on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Section 2.05 with respect to Swingline Loans, in Section 2.04 with respect to Protective Advances and in Section 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class, each payment of the commitment fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective ABL Applicable Percentages ~~and FILO Applicable Percentages, as the case may be~~. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. At all times that a Cash Dominion Event has occurred and is continuing, solely for purposes of determining the amount of Loans available for borrowing purposes, checks and Cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.

(b) Subject in all respects to the provisions of the Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and all or any portion of the Loans shall have been accelerated hereunder pursuant to Section 7.01, shall upon election by the Administrative Agent or at the direction of the Required Lenders be applied, first, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent or any Issuing Bank from the Borrowers constituting Obligations, second, on a pro rata basis, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers constituting Obligations, third, to pay interest due and payable in respect of any ABL Revolving Loans, any Swingline Loans and any Protective Advances, on a pro rata basis, fourth, to pay the principal of the Protective Advances, on a pro rata basis, fifth, to prepay principal on the ABL Revolving Loans and Swingline Loans and unreimbursed LC Disbursements, on a pro rata basis, sixth, to pay an amount to the Administrative Agent equal to 100.0% of the LC Exposure on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations, on a pro rata basis, seventh, to pay any amounts owing with respect to Banking Services Obligations to the extent they constitute Secured Obligations and Secured Hedging Obligations, on a pro rata basis, to the extent a Reserve has been established in such amounts, eighth, ~~to pay the interest due and payable in respect of any FILO Loans~~[reserved], ninth, ~~to pay or prepay the principal of the FILO Loans~~[reserved], tenth, to pay any amounts owing with respect to Banking Services Obligations to the extent they constitute Secured Obligations and Secured Hedging Obligations, on a pro rata basis, to the extent such amounts have not been paid pursuant to clause seventh above, eleventh, to the payment of any Supply Chain Obligations, on a pro rata basis, twelfth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers on a pro rata basis, ~~twelfth~~thirteenth , as provided for under the Intercreditor Agreement, and ~~thirteenth~~fourteenth, to the Borrowers or as the Borrowers shall direct. Notwithstanding the foregoing amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements, Swingline Loans or Protective Advances resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements, Swingline Loans or Protective Advances and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Revolving Loans and sub-participations in LC Disbursements, Swingline Loans and Protective Advances of other Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements, Swingline Loans and Protective Advances; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements, Swingline Loans or Protective Advances to any permitted assignee or participant, including any payments made or deemed made in connection with Sections 2.23 and 9.02(c). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrowers (or the Borrower Agent on behalf of Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.18(c) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or if the Borrowers are required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) if the Borrowers are required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) if any Lender is a Defaulting Lender, or (iv) if in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” with respect to which Required Lender consent has been obtained, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) so long as no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) has occurred and is continuing, terminate the Commitments of such Lender and repay all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements, Swingline Loans and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and (ii) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iii) such assignment does not conflict with applicable law. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation, and the Borrowers may not terminate the Commitments of such Lender, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrowers may have against any Lender that is a Defaulting Lender. Each Lender agrees that if it is replaced pursuant to Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by Promissory Notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver such Promissory Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Promissory Notes shall be deemed cancelled upon such failure.

Section 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans, then, on notice thereof by such Lender to the Borrowers (or the Borrower Agent on behalf of Borrowers) through the Administrative Agent, any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all LIBO Rate Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to it.

Section 2.21. Cash Receipts.

(a) Annexed ~~hereto~~to the Fifth Amendment as Schedule 2.21(a) is a schedule of all DDAs, that, to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each depository, in each case as of the ~~Closing~~Fifth Amendment Effective Date, (i) the name and address of such depository and (ii) the account number(s) maintained with such depository.

(b) Annexed ~~hereto~~to the Fifth Amendment as Schedule 2.21(b) is a list describing all arrangements to which any Loan Party is a party as of the ~~Closing~~Fifth Amendment Date with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

(c) Each Loan Party shall (within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion)) (i) deliver to the Administrative Agent notifications, in form reasonably satisfactory to the Administrative Agent, executed on behalf of such Loan Party and addressed to such Loan Party’s credit card clearinghouses and processors (each, a “Credit Card Notification”); (ii) instruct each depository institution for a DDA to cause all amounts on deposit and available at the close of each Business Day in such DDA (net of such minimum balance, not to exceed $20,000, as may be required to be maintained in the subject DDA by the depository institution at which such DDA is maintained), to be swept to one of the Loan Parties’ concentration accounts no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to by the Administrative Agent; and (iv) enter into a blocked account agreement with respect to each of the Loan Parties’ concentration accounts (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Administrative Agent and any bank with which such Loan Party maintains a concentration account into which the DDAs are swept (collectively, the “Blocked Accounts”), which concentration accounts as of the Closing Date are listed on Schedule 2.21(c) annexed hereto. Any such Blocked Account Agreement with respect to a concentration account acquired by a Loan Party in connection with an Investment permitted hereunder or otherwise acquired after the Closing Date, must be entered into so long as no Cash Dominion Event exists, within 90 days, and at any time a Cash Dominion Event exists, within ten days, in each case following the date such concentration account is acquired (or such longer period as the Administrative Agent may agree to in its sole discretion).

(d) Each Credit Card Notification and Blocked Account Agreement shall require, after the delivery of notice of a Cash Dominion Event from the Administrative Agent to the Borrower Agent and the other parties to such instrument or agreement (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Event), the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date shall have occurred), of all available Cash balances and Cash receipts, including the then contents or then entire ledger balance of each Blocked Account (net of such minimum balance, not to exceed $500,000 per account or $3,000,000 in the aggregate for all such accounts (the “Minimum Balance Amount”), as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained (the “Required Minimum Balances”), to an account maintained by the Administrative Agent (the “Administrative Agent Account”). All amounts received in the Administrative Agent Account shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.11(c); provided that if the circumstances described in Section 2.18(b) are applicable, all such amounts shall be applied in accordance with such Section 2.18(b). Each Loan Party agrees that it will not cause any proceeds of any Blocked Account to be otherwise redirected. At all times Cash and Cash Equivalents shall only be held in Blocked Accounts, DDAs or Excluded Accounts, and at any time a Cash Dominion Event exists and is continuing, such amounts shall be swept from the Blocked Accounts to the Administrative Agent Account as provided herein, except for Required Minimum Balances in an amount not to exceed the Minimum Balance Amount.

(e) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject (in the case of opening any new Blocked Accounts) to the contemporaneous (or such longer period as the Administrative Agent may agree in its sole discretion) execution and delivery to the Administrative Agent of a Blocked Account Agreement consistent with the provisions of this Section 2.21 and otherwise reasonably satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Loan Parties shall not enter into any agreements with credit card clearing houses or processors other than the ones listed on Schedule 2.21(b) to the Fifth Amendment unless contemporaneously therewith (or such longer period as the Administrative Agent may agree), a Credit Card Notification is executed and delivered to the applicable credit card clearing house and/or processor and a copy thereof is delivered to the Administrative Agent and the Borrower Agent delivers a supplement to Schedule 2.21(b) to the Fifth Amendment describing such arrangement at the time of delivery of the Compliance Certificate pursuant to Section 5.01(d) for the fiscal period in which such Credit Card Notification was executed.

(f) The Administrative Agent Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Administrative Agent Account, (ii) the funds on deposit in the Administrative Agent Account shall at all times continue to be collateral security for all of the Secured Obligations, and (iii) the funds on deposit in the Administrative Agent Account shall be applied as provided in this Agreement and the Intercreditor Agreement. In the event that, notwithstanding the provisions of this Section 2.21, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Administrative Agent Account pursuant to Section 2.21(d), such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, and shall promptly be deposited into the Administrative Agent Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(g) Upon a Cash Dominion Event and for so long as the same is continuing, Administrative Agent shall direct that all amounts in the Blocked Accounts be paid to the Administrative Agent Account. So long as no Cash Dominion Event has occurred and is continuing in respect of which the Administrative Agent has delivered notice thereof as contemplated by paragraph (d) of this Section 2.21, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.

(h) Any amounts held or received in the Administrative Agent Account (including all interest and other earnings with respect thereto, if any) at any time (i) when the Termination Date has occurred or (iii) all Events of Default and Cash Dominion Events have been cured, shall (subject in the case of clause (i) to the provisions of the Intercreditor Agreement) be remitted to an account of the Borrowers designated by the Borrowers.

(i) Following the occurrence of a Cash Dominion Event (other than by reason of an Event of Default pursuant to Section 7.01(a), 7.01(f) or 7.01(g)), in the event that a Blocked Account or the Administrative Agent Account contains Trust Funds (other than payroll and employee benefit payments in the nature of discretionary contributions), the Borrower Agent (acting in good faith) may, within 30 days after such Trust Funds are received in such Blocked Account or Administrative Agent

Account, deliver to the Administrative Agent a Trust Fund Certificate (together with such supporting information as may be requested by the Administrative Agent). Notwithstanding anything to the contrary herein or in any other Loan Document, within five Business Days following receipt of a Trust Fund Certificate, the Administrative Agent shall remit the lesser of (a) such Trust Funds specified in the Trust Fund Certificate or (b) the Excess Availability on the date of such remittance, at the option of the Administrative Agent to (x) the applicable Loan Party or (y) directly to the applicable Person entitled to such Trust Funds as specified in the Trust Fund Certificate on behalf of the applicable Loan Party. If any such amounts are remitted to a Loan Party, such Loan Party shall apply all such funds solely for the purposes set forth in the applicable Trust Fund Certificate on or prior to the date due and any failure of such Loan Party to apply all such funds solely for such purposes shall constitute an immediate Event of Default.

Section 2.22. Defaulting Lender. Notwithstanding any provisions of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b).

(b) The Commitment and the LC Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or Super Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.18, Article 7 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks and Swingline Lenders hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the

Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower Agent as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Agent against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Exposure in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Exposure were made or created at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolver Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash collateral pursuant to this Section 2.22(c) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(d) If any Swingline Loans or LC Exposure exists or Protective Advance is outstanding at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Loans, LC Exposure and Protective Advances shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus the amount of the Applicable Percentage of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of Swingline Loans and Protective Advances that it has funded and are outstanding as of the date that it became a Defaulting Lender plus the Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments; or

(ii) if the reallocation described in paragraph (i) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any other right or remedy available to them hereunder or under law, within two Business Days following notice by the Administrative Agent, Cash collateralize 100.0% of such Defaulting Lender’s LC Exposure and any obligations of such Defaulting Lender to fund participations in any Swingline Loan or Protective Advance (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by the Defaulting Lender) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank and/or Swingline Lender with respect to such LC Exposure and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC

Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral.

(iii) if the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to this Section 2.22(d), then the fees payable to the Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(iv) if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.22(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized.

(e) So long as any Lender is Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100.0% covered by the Commitments of the non-Defaulting Lenders and/or Cash collateral will be provided by the Borrowers in accordance with Section 2.22(d), and participating interests in any such newly issued, extended or created Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(d)(i) (and Defaulting Lenders shall not participate therein).

(f) In the event that the Administrative Agent, the Borrowers, the Issuing Banks and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the ABL Applicable Percentage of Swingline Loans and Protective Advances and LC Exposure of the ABL Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s ABL Revolving Commitment (if any) and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) or participations in Loans as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans or participations in accordance with its ABL Applicable Percentage ~~or FILO Applicable Percentage, as the case may be~~; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.23. Incremental Credit Extensions.

(a) The Borrower Agent may, at any time, deliver a written request to Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) to increase the aggregate ABL Revolving Commitments in an aggregate principal amount of up to $200,000,000, specifying the amount requested (each such increase, a “Commitment Increase”); provided that (i) such request shall be for an increase of not less than $10,000,000, (ii) except as otherwise specifically agreed by any Lender prior to the Closing Date, or separately agreed from time to time between the Borrower Agent and any Lender, no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Commitment of a Lender shall be within the sole and absolute discretion of such Lender, (iii) no Commitment Increase shall require the approval of any existing Lender other than the existing Lender (if any) providing all or part of such increase, (iv) such Commitment Increase will be on terms identical to those applicable to the ABL Revolving Facility or otherwise reasonably acceptable to the Administrative Agent (other than any terms which are applicable only after the then-existing Maturity Date and other than as set forth under clause (v)) and (v) the interest rate applicable to any Commitment Increase will be determined by the Borrower Agent and the lenders providing such Commitment Increase; provided that such interest rate will not be higher than the corresponding interest rate applicable to the existing ABL Revolving Facility unless the interest rate margin with respect to the existing ABL Revolving Facility is adjusted to be equal to the interest rate with respect to the relevant Commitment Increase; provided, further, that in determining the applicable interest rate: (w) upfront fees paid by the Borrowers in connection with such Commitment Increase (based on a four year average life to maturity or lesser remaining life to maturity), shall be included, (x) any amendments to the Applicable Rate that became effective subsequent to the Closing Date but prior to the time of the addition of such Commitment Increase shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with the ABL Revolving Facility or to one or more arrangers (or their affiliates) in their capacities as such applicable to such Commitment Increase shall be excluded and (z) if such Commitment Increase includes any interest rate floor greater than that applicable to the ABL Revolving Facility, and such floor is applicable to the ABL Revolving Facility on the date of determination, such excess amount shall be equated to interest margin for determining the increase.

(b) Commitment Increases may be provided by any existing Lender, or by any other lender (any such other lender being called an “Additional Lender”); provided that the Administrative Agent, the Swingline Lender and each Issuing Bank shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s providing such Commitment Increases if such consent would be required under Section 9.04(b) for an assignment of ABL Revolving Loans or ABL Revolving Commitments, as applicable, to such Additional Lender.

(c) Each Lender or Additional Lender providing a portion of the Commitment Increase shall execute and deliver to the Administrative Agent and the Borrower Agent all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Commitment Increase. On the effective date of such Commitment Increase, (i) the Commitment Schedule shall be amended, without the consent of any other Lenders, to reflect such Commitment Increase and the Administrative Agent is authorized and directed to so revise the Commitment Schedule and distribute it to each Lender and the Borrower Agent, (ii) such revised Commitment Schedule shall replace the then existing Commitment Schedule and become part of this Agreement, and (iii) each Additional Lender added as a new ABL Revolving Lender pursuant to such increase in the aggregate ABL Revolving Commitments shall become a ABL Revolving Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to such Commitment Increase, (i) upon its request, the Administrative Agent shall have received an opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent, as well as reaffirmation agreements, supplements and/or amendments to the Collateral Documents (including in the case of the Mortgages, mortgage amendments and date down endorsements with respect to the applicable insurance policies) as it shall reasonably require, (ii) the Administrative Agent shall have received an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably require for an Additional Lender and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Commitment Increase and (iii) Administrative Agent shall have received a certificate of each Borrower signed by an authorized officer of such Borrower (A) certifying and attaching a copy of the resolutions adopted by the Borrowers approving or consenting to such Commitment Increase, and (B) in the case of the Borrower Agent, certifying that, before and after giving effect to such Commitment Increase, no Event of Default exists or has occurred and is continuing.

(e) Upon each increase in the ABL Revolving Commitments pursuant to this Section 2.23, (i) each ABL Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of the Commitment Increase (each a “Commitment Increase Lender”) in respect of such increase, and each such Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such ABL Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each ABL Revolving Lender (including each such Commitment Increase Lender) will equal the percentage of the aggregate ABL Revolving Commitments of all ABL Revolving Lenders represented by such ABL Revolving Lender’s ABL Revolving Commitment and (ii) if, on the date of such increase, there are any ABL Revolving Loans outstanding, such ABL Revolving Loans shall on or prior to the effectiveness of such Commitment Increase be prepaid from the proceeds of additional ABL Revolving Loans made hereunder (reflecting such increase in Commitments), which prepayment shall be accompanied by accrued interest on the ABL Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f) Effective on the date of each increase in the aggregate ABL Revolving Commitments pursuant to this Section 2.23, (i) each reference in this Agreement to an amount of ~~ABL~~ Excess Availability (other than as a percentage of the Aggregate Commitments) shall, automatically and without any further action, be deemed to be increased so that the ratio of each amount of ~~ABL~~ Excess Availability to the amount of the aggregate ABL Revolving Commitments after such increase in the aggregate ABL Revolving Commitments remains the same as the ratio of such the amount of ~~ABL~~ Excess Availability to the amount of the aggregate ABL Revolving Commitments prior to such increase in the aggregate ABL Revolving Commitments and (ii) the maximum amount of LC Exposure permitted hereunder shall increase by an amount, if any, agreed upon by Administrative Agent, Issuing Banks and the Borrowers.

(g) This Section 2.23 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.24. Joint and Several Liability of Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, each Borrower, jointly and severally, in consideration of the financial accommodations to be provided by the Administrative Agent and Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Borrowers shall be liable for all amounts due to Administrative Agent and Lenders under this Agreement, regardless of which Borrower actually receives the Loans or Letters of Credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent or any Lender accounts for such Loans, LC Exposure or other extensions of credit on its books and records. The Obligations of Borrowers with respect to Loans made to one of them, and the Obligations arising as a result of the joint and several liability of one of the Borrowers hereunder with respect to Loans made to the other of the Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers.

(b) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(c) The obligations of each Borrower under this Section 2.24 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any of the Lenders.

(d) The provisions of this Section 2.24 hereof are made for the benefit of the Lenders and their successors and assigns, and subject to Article 8 hereof, may be enforced by them from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other Borrowers or to exhaust any remedies available to it against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.24 shall remain in effect until the Termination Date. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.24 hereof will forthwith be reinstated and in effect as though such payment had not been made.

(e) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code of the United States).

(f) With respect to the Obligations arising as a result of the joint and several liability of Borrowers hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, to the maximum extent permitted by applicable law, each Borrower waives, until the payment in full in Cash of all Obligations, any right to enforce any right of subrogation or any remedy which Administrative Agent or any Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Administrative Agent or any Lender. Any claim which any Borrower may have against any other Borrower with respect to any payments to Administrative Agent or Lenders hereunder or under any of the other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in Cash of all Obligations. Upon the occurrence of any Event of Default and for so long as the same is continuing, to the maximum extent permitted under applicable law, Administrative Agent and Lenders may proceed directly and at once, without notice (to the extent notice is waivable under applicable law), against (i) with respect to Obligations of Borrowers, either or all of them or (ii) with respect to Obligations of any Borrower, to collect and recover the full amount, or any portion of the applicable Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Administrative Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations. Subject to the foregoing, in the event that a Loan, Letter of Credit or other extension of credit is made to, or with respect to business of, one Borrower and any other Borrower makes any payments with respect to such Loan, Letter of Credit Obligation or extension of credit, the first Borrower shall promptly reimburse such other Borrower for all payments so made by such other Borrower.

Section 2.25. Reserves; Changes to Eligibility Criteria. The Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion upon three Business Days’ prior written notice to the Borrowers, which notice shall include a reasonably detailed description of such Reserve being established or change to any eligibility criteria being made (during which period (x) the Administrative Agent shall, if requested, discuss any such Reserve or change with the Borrowers and (y) the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), (x) establish and increase or decrease Reserves in accordance with the terms hereof or (y) modify eligibility standards under the definition of Eligible Trade Receivables, Eligible Credit Card Receivables, Eligible Inventory or Eligible In-Transit Inventory. In exercising such Permitted Discretion, the Administrative Agent may consider any of the following: (a) changes after the Closing Date in demand for, pricing of, or product mix of Inventory; (b) changes after the Closing Date in any concentration of risk with respect to a Loan Party’s Accounts or Inventory; and (c) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to a Borrower on the security of a Loan Party’s Accounts or Inventory. Notwithstanding any other provision of this Agreement to the contrary, (a) the establishment or increase of any Reserves or changes in any eligibility criteria shall be limited to such Reserves and changes as the Administrative Agent determines, in its Permitted Discretion, are appropriate (i) to reflect items that could reasonably be expected to adversely affect the Administrative Agent’s ability to realize upon the Revolving Facility First Lien Collateral, (ii) to reflect priority claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Revolving Facility First Lien Collateral or (iii) to reflect criteria, events, conditions, contingencies or risks that differ materially from facts or events occurring and known to the Administrative Agent on the Closing Date and which directly and adversely affect any component of the ~~ABL Borrowing Base and/or the FILO~~ Borrowing Base, (b) in no event shall Reserves or changes in eligibility criteria with respect to any component of the ~~ABL~~ Borrowing ~~Base and/or the FILO Borrowing~~ Base duplicate Reserves or adjustments already accounted for determining eligibility criteria and (c) in no event shall Reserves be imposed on the first 5.0% of dilution of Accounts and thereafter shall not exceed more than 1.0% for each incremental percentage increase in dilution over 5.0%.

Section 2.26. Special Provisions Relating to Conversion of Loans. Notwithstanding anything to the contrary in this Agreement,

(a) on the ~~First~~Fifth Amendment Effective Date, (i)~~(x)~~ the Extended ABL Revolving Loans shall be deemed made as LIBO Rate Loans in an amount equal to the principal amount of the Existing ABL Revolving Loans converted into Extended ABL Revolving Loans pursuant to Section 1(a) of the ~~First~~Fifth Amendment that were outstanding as LIBO Rate Loans at the time of such conversion (such Extended ABL Revolving Loans to correspond in amount to Existing ABL Revolving Loans so converted of a given Interest Period) ~~and (y) the Extended FILO Loans shall be deemed made as LIBO Rate Loans in an amount equal to the principal amount of the Existing FILO Loans converted into Extended FILO Loans pursuant to Section 1(a) of the First Amendment that were outstanding as LIBO Rate Loans at the time of such conversion (such Extended FILO Loans to correspond in amount to Existing FILO Loans so converted of a given Interest Period)~~, (ii)~~(x)~~ Interest Periods for the Extended ABL Revolving Loans described in clause (i)~~(x)~~ above shall end on the same dates as the Interest Periods applicable to the corresponding Existing ABL Revolving Loans described in clause (i)~~(x)~~ above, and the LIBO Rates applicable to such Extended ABL Revolving Loans shall be the same as those applicable to the Existing ABL Revolving Loans so converted ~~and (y) Interest Periods for the Extended FILO Loans described in clause (i)(y) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing FILO Loans described in clause (i)(y) above, and the LIBO Rates applicable to such Extended FILO Loans shall be the same as those applicable to the Existing FILO Loans so converted~~, (iii~~)(x~~) the Extended ABL Revolving Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of Existing ABL Revolving Loans pursuant to Section 1(a) of the ~~First~~Fifth Amendment that were outstanding as ABR Loans at the time of conversion and (~~y) the Extended FILO Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of Existing FILO Loans pursuant to Section 1(a) of the First Amendment that were outstanding as ABR Loans at the time of conversion, and (~~iv~~)(x~~) each Extended ABL Revolving Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing ABL Revolving Loans from which such Extended ABL Revolving Loan was converted up to but excluding the ~~First Amendment Effective Date and (y) each Extended FILO Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing FILO Loans from which such Extended FILO Loan was converted up to but excluding the First~~Fifth Amendment Effective Date;

(b) no (i) conversion of ~~(x)~~ outstanding Existing ABL Revolving Loans (and related aggregate ABL Revolving Exposure) into Extended ABL Revolving Loans (and related aggregate ABL Revolving Exposure) ~~and (y) outstanding Existing FILO Loans (and related aggregate FILO Revolving Exposure) into Extended FILO Loans (and related aggregate FILO Revolving Exposure)~~ or (ii) assignment of outstanding Existing ABL Revolving Loans ~~and/or outstanding Existing FILO Loans, in each case,~~ pursuant to Section 1(a) of the ~~First~~Fifth Amendment shall constitute a voluntary or mandatory payment, prepayment or commitment reduction for purposes of this Agreement; and

(c) on and after the ~~First~~Fifth Amendment Effective Date, each Lender which holds a Promissory Note evidencing an Existing ABL Revolving Loan ~~or Existing FILO Loan~~ shall be entitled to surrender such Promissory Note to the Parent Borrower against delivery of a new Promissory Note completed in conformity with Section 2.10 (and the definition of Promissory Note) evidencing the Extended ABL Revolving Loan ~~and/or Extended FILO Loan, as applicable,~~ into which such Loans of such Lender was converted on the ~~First~~Fifth Amendment Effective Date; provided that if any such Promissory Note is not so surrendered, then from and after the ~~First~~Fifth Amendment Effective Date, such Promissory Note shall be deemed to evidence the Extended ABL Revolving Loan ~~and/or Extended FILO Loan, as applicable,~~ into which the Loan theretofore evidenced by such Promissory Note has been converted.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of Holdings (solely to the extent applicable to it), the Borrower Agent and the other Loan Parties represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is (a) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a) with respect to Borrowers and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The Transactions are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents and the performance by any Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to be obtained or made which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of its Organizational Documents or (ii) any Requirements of Law applicable to any Loan

Party which, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the Senior Notes or ~~the Term Loan Facility or~~ (ii) any other Contractual Obligation of any of the Loan Parties which in the case of this clause (ii) could reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The Borrower Agent has heretofore furnished to the Lenders its consolidated balance sheet and related consolidated statements of operations and Cash flows and stockholders’ equity as of and for (i) the fiscal years ended December 31, 2013 and December 31, 2014, each reported on by Ernst & Young LLP, independent public accountants, and (ii) the fiscal quarter ended on March 31, 2015, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and Cash flows of the Borrower Agent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments in the case of the statements referred to in clause (ii).

(b) No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since December 31, 2014.

Section 3.05. Properties.

(a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property (or each set of parcels that collectively comprise one operating property) that is owned or leased by each Loan Party.

(b) The Borrower Agent and each of its Subsidiaries has good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all its Real Estate Assets (including any Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) To the knowledge of each Responsible Officer of the Borrowers, as of the Closing Date, neither the Borrower Agent nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(d) The Borrower Agent and each of its Subsidiaries has good and marketable title to or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how, database rights and all licenses and rights with respect to the foregoing, and all other intellectual property rights necessary for the present conduct of its business, without, to the knowledge of the Borrower Agent and its Subsidiaries, any infringement, misuse, misappropriation, or violation, individually or in the aggregate of the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own or license or where such infringement, misuse, misappropriation or violation or restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower Agent, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c) Neither any Borrower nor any of their Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Compliance with Laws. Each Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No tax liens have been filed on any assets of any Borrower or its Subsidiaries constituting Collateral except for Permitted Liens pursuant to Section 6.02. No claims are being asserted with respect to any such taxes, except to the extent that the assertion of such claims, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), taking into account only each Pension Plan the present value of the accumulated benefit obligation of which exceeded the fair market value of the assets of such Pension Plan, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plans, in the aggregate.

Section 3.11. Disclosure.

(a) As of the Closing Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature, that has been or made be made available) concerning Holdings, the Borrowers, the Subsidiaries, the Transactions and included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, does not or will not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections that have been made available to any Lenders or the Administrative Agent in connection with the Transactions on or before the Closing Date have been prepared in good faith based upon assumptions believed by the Borrower Agent to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower Agent’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12. Borrowing Base Certificate. The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in the accordance with the requirements of this Agreement.

Section 3.13. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of the Loans borrowed on the Closing Date, (i) the sum of the debt (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower Agent and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower Agent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower Agent and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Agent or its Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) the Borrower Agent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.14. [Reserved].

Section 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name and relationship to the Borrower Agent of each of its Subsidiaries, and (b) the type of entity of the Borrower Agent and each of its Subsidiaries.

Section 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal, valid and enforceable Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the proper recordation of Mortgages and fixture filings with respect to any Material Real Estate Assets, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents), such Liens constitute perfected and continuing First Priority Liens on the Collateral, securing the Secured Obligations.

Section 3.17. Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Borrower or any of their Subsidiaries pending or, to the knowledge of the Borrower Agent or any of its Subsidiaries, threatened, (b) the hours worked by and payments made to employees of any Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from any Borrower or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP.

Section 3.18. Federal Reserve Regulations.

(a) On the Closing Date, none of the Collateral is Margin Stock. Not more than 25% of the value of the assets of Holdings, the Borrowers and their respective Subsidiaries, taken as a whole, is represented by Margin Stock.

(b) None of Holdings, any Borrower or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

Section 3.19. [Reserved].

Section 3.20. Sanctions, Anti-Corruption and Anti-Terrorism Laws.

(a) None of Holdings, either Borrower or any of their respective subsidiaries, nor, to the knowledge of the Borrower Agent, any director, officer, agent, employee or Affiliate of any of the foregoing is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State; and the Borrowers will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or the U.S. Department of State, except to the extent licensed or otherwise approved by OFAC or the U.S. Department of State.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable Anti-Corruption Law.

Section 3.21. Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations).

ARTICLE 4

CONDITIONS

Section 4.01. Closing Date. The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each of the Loan Parties a counterpart of this Agreement signed on behalf of such party (if applicable), the Pledge and Security Agreement, the Intercreditor Agreement, each Promissory Note (to the extent requested at least three Business Days prior to the Closing Date) and each other Loan Document to be executed on the Closing Date signed on behalf of such party.

(b) Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Closing Date, a favorable written opinion of (i) Ropes & Gray LLP, counsel for Holdings, the Borrowers and each other Loan Party and (ii) local or other counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.01(b) (other than local counsel opinions relating to the Mortgages which shall be delivered as provided in Section 5.13), in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank on the Closing Date, the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) Financial Statements and Pro Forma Financial Statements. The Administrative Agent shall have received (i) audited consolidated financial statements of the Parent Borrower for Fiscal Year 2014, 2013 and 2012, (ii) the unaudited consolidated balance sheet and related statement of income, stockholders’ equity and cash flows of the Parent Borrower for each Fiscal Quarter ended on or after March 31, 2015 and at least 45 days prior to the Closing Date and (iii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower Agent as of last day of and for the most recently completed Fiscal Year ended at least 90 days prior to the Closing Date and for the most recently completed Fiscal Quarter ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) and other than a Fiscal Year end, the pro forma statement of income of the Borrower Agent for the 12 month period ending on the last day of the most recently completed four Fiscal Quarter period ended at least 45 days prior to the Closing Date; provided that (i) each such pro forma financial statement shall be prepared in good faith by the Borrower Agent and (ii) no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Secretary, Assistant Secretary or other senior officer, which shall (A) certify that attached thereto is a true and complete copy of the resolutions of its board of directors, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement and that such documents or agreements have not been amended since the date of the last amendment thereto shown on the certificate or articles of incorporation or organization referred to above (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing certificate (to the extent such concept exists in the relevant jurisdiction) as of a recent date for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(e) Representations and Warranties. The representations and warranties set forth in Article 3 shall be true and correct in all material respects; provided that in the case of any representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be.

(f) Fees. The Administrative Agent shall have received all fees required to be paid by the Borrowers, and all expenses for which invoices have been presented at least three Business Days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(g) Lien and Judgment Searches. The Administrative Agent shall have received the results of recent Lien and judgment searches reasonably required by the Administrative Agent, and such search shall reveal no material judgments and no Liens on any of the assets of the Loan Parties except for Permitted Liens or Liens discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.

(h) Refinancing. On the Closing Date, (w) (i) the Borrower having entered into the Term Loan Agreement and received proceeds of the loans thereunder in an amount at least equal to $1,340,000,000 and (ii) the Parent Borrower having issued the 2023 Senior Notes, (x) the Existing Debt Refinancing shall have been or, substantially concurrently with the initial funding of the Loans hereunder shall be, consummated, (y) the Administrative Agent shall have received satisfactory pay-off letters for all existing

Indebtedness to be repaid in connection with the Existing Debt Refinancing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit and (z) the receipt by the Administrative Agent of a certified copy of the Term Loan Agreement and each of the Senior Note Documents.

(i) Material Adverse Effect. Since December 31, 2014, there shall not have occurred any event, change, occurrence or effect that has had or could reasonably be expected to have a Material Adverse Effect.

(j) Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit J from a Financial Officer of the Borrower Agent certifying as to the matters set forth therein.

(k) Borrowing Base Certificate. The Administrative Agent shall have received prior to the Closing Date a Borrowing Base Certificate which calculates the Borrowing Base as of the last day of the month most recently ended at least 15 days prior to the Closing Date.

(l) Pledged Stock; Stock Powers; Pledged Notes. Subject to the terms of the Intercreditor Agreement, the Administrative Agent (or its bailee) shall have received (i) the certificates representing the Capital Stock pledged pursuant to the Pledge and Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent (or its bailee) pursuant to the Pledge and Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m) Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower Agent, together with all attachments contemplated thereby.

(n) Filings, Registrations and Recordings. Each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation. The Administrative Agent, on behalf of the Lenders, shall have a security interest in the Collateral of the type and priority described in the Collateral Documents (except for the Mortgages) (subject to Permitted Liens and, subject to the terms of the Intercreditor Agreement, the Liens granted under the Term Loan / Notes Security Documents).

(o) Insurance. The Administrative Agent shall have received evidence of insurance coverage in compliance with the terms of Section 5.05 hereof and Section 4.07 of the Pledge and Security Agreement.

(p) USA PATRIOT Act. No later than three days in advance of the Closing Date the Administrative Agent shall have received all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, not less than ten days in advance of the Closing Date.

Section 4.02. Each Credit Event. On and after the Closing Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, modify, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.06(b) or, in the case of a Swingline Borrowing, the Swingline Lender and the Administrative Agent shall have received a request as required by Section 2.05(a).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, modification, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, in each case with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing; provided that to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date.

(c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, modification, renewal or extension of such Letter of Credit (other than an amendment, modification, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d) After giving effect to any Borrowing or the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than an amendment, modification, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), the Revolving Exposure of all Lenders at such time then outstanding shall not exceed the ~~Total~~ Line Cap.

Each Borrowing and each issuance, amendment, modification, renewal or extension of a Letter of Credit (to the extent applicable above) shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (b), (c) and (d) of this Section.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until the date that all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or terminated (or have been collateralized or back stopped by a letter of credit in a manner reasonably satisfactory to the Administrative Agent and the Issuing Banks) and all LC Disbursements shall have been reimbursed (such date, the “Termination Date”), each of Holdings (solely as to the extent applicable to it), the Borrowers and their respective Subsidiaries covenant and agree, jointly and severally, with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrower Agent will deliver to the Administrative Agent for delivery to each Lender:

(a) Monthly Reports. Solely during the existence of a Cash Dominion Event, within 35 days after the end of each of the first two Fiscal Months of each Fiscal Quarter ending after the Closing Date, the consolidated balance sheet of the Borrower Agent and its subsidiaries as at the end of such month and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, to the extent the corresponding figures for the corresponding periods of the previous Fiscal Year are available, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Quarterly Report on Form 10-Q), the consolidated balance sheet of the Borrower Agent and its subsidiaries as at the end of such Fiscal Quarter and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and the corresponding figures from the Financial Plan for the current Fiscal Year setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Annual Report on Form 10-K), (i) the consolidated balance sheet of the Borrower Agent and its subsidiaries as at the end of such Fiscal Year and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to debt maturities occurring within 12 months of such audit), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower Agent and its subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP);

(d) Compliance Certificate. Together with each delivery of financial statements of the Borrower Agent and its subsidiaries pursuant to Section 5.01(b) and 5.01(c), (i) a duly executed and completed Compliance Certificate certifying (A) that no Default or Event of Default has occurred and is continuing (or if one is, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same) and (B) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the end of the period to which such financial statements relate, (ii) pro forma financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (iii) a list of each subsidiary of the Borrower Agent that identifies each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(e) [Reserved];

(f) Notice of Default. Promptly upon any Responsible Officer of Holdings or any Borrower obtaining knowledge (i) of any Default or Event of Default or that notice has been given to any Borrower with respect thereto or (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a detailed notice specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default or Event of Default, event or condition, and what action the Borrowers have taken, are taking and propose to take with respect thereto;

(g) Notice of Litigation. Promptly upon any Responsible Officer of any Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders and their counsel to evaluate such matters;

(h) ERISA. Promptly upon any Responsible Officer of any Borrower becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof;

(i) Financial Plan. As soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows and projected Excess Availability of the Borrower Agent and its subsidiaries for each such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions upon which such financial plan is based; provided that any Financial Plan to be provided hereunder shall include a breakdown between wholesale and retail operations and in reasonable detail;

(j) [Reserved].

(k) [Reserved].

(l) [Reserved].

(m) Information Regarding Collateral. The Borrower Agent will furnish to the Administrative Agent prompt written notice (in any event, within 15 calendar days (or such later date as agreed by the Administrative Agent in its sole discretion) of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or corporate structure, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number;

(n) Annual Collateral Verification. Together with the delivery of each Compliance Certificate delivered in conjunction with financial statements delivered pursuant to Section 5.01(c), the Borrower Agent shall deliver to the Administrative Agent a Perfection Certificate Supplement and a report setting forth the information required to be delivered pursuant to Section 4.12 of the Pledge and Security Agreement, in each case, either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate or most recent report delivered pursuant to this Section and/or identifying such changes;

(o) Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower Agent or any Parent Company to its security holders acting in such capacity or by any Subsidiary of the Borrower Agent to its security holders other than the Borrower Agent or another Subsidiary of the Borrower Agent, (B) all regular and periodic reports and all registration statements (other than on Form S-8 or similar form) and prospectuses, if any, filed by the Borrower Agent or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (C) all press releases and other statements made available generally by the Borrower Agent or any of its Subsidiaries to the public concerning material developments in the business of the Borrower Agent or any of its Subsidiaries and (ii) such other information and data with respect to the Borrower Agent or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender;

(p) [Reserved].

(q) Borrowing Base Certificate. As soon as available but in any event on or prior to the 20th calendar day after the later of (i) the last day of each calendar month and (ii) the last day of each retail month (based on the Borrower Agent’s 52/53 week year end (the period ending on such later date, a “Fiscal Month”)) (or more frequently as the Borrower Agent may elect, so long as the frequency of delivery is maintained by the Borrower Agent for the immediately following 60 day period), a Borrowing Base Certificate as of the close of business on the last day of the immediately preceding fiscal month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Borrower Agent’s, a subsequent date), together with such supporting information in connection therewith as the Administrative Agent may reasonably request, which may include, without limitation, (A) Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate, (B) a reasonably detailed calculation of Eligible Inventory, (C) a reconciliation of the Loan Parties’ Inventory between the amounts shown in the Borrower Agent’s stock ledger and any Inventory reports delivered pursuant to clause (A) above, (D) a reasonably detailed calculation of Eligible Trade Receivables and Eligible Credit Card Receivables, and (E) a reasonably detailed aging of the Loan Parties’ Accounts and a reconciliation to the corresponding Borrowing Base Certificate; provided that (1) upon the occurrence and during the continuance of a Cash Dominion Event, the Borrower Agent shall deliver a Borrowing Base Certificate and such supporting information as is reasonably practicable to provide on a weekly basis on Wednesday of each week (or if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday and (2) any Borrowing Base Certificate delivered other than with respect to month’s end may be based on such estimates by the Borrower Agent of shrink and other amounts as the Borrower Agent may deem necessary; provided, further, that a revised Borrowing Base Certificate based on the Borrowing Base Certificate most recently delivered shall be delivered within five Business Days after the consummation of a sale or other disposition (or merger, consolidation or amalgamation that constitutes a sale or disposition) of any Capital Stock of a Loan Party to any Person other than a Loan Party that results in the disposition of Revolving Facility First Lien Collateral with an aggregate value in excess of $20,000,000, together with such supporting information as may be reasonably requested by the Administrative Agent; and

(r) [Reserved].

(s) Such (x) other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with any Borrower’s or its Subsidiaries’ financial condition or business and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Agent (x) posts such documents (other than with respect to documents required to be delivered pursuant to Subsection 5.01(q)), (y) provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on Schedule 9.01 or (z) with respect to the items required to be delivered pursuant to Section 5.01(o) above in respect of information filed with any securities exchange or the SEC or any governmental or private regulatory authority (other than Form 10-K and 10-Q reports satisfying the requirements in Section 5.01(b) and (c), as applicable), makes such items available on the website of such exchange authority or the SEC or other applicable governmental or private regulatory authority; (ii) on which such documents are posted on the Borrower Agent’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) the date on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that, other than with respect to items required to be delivered pursuant to Section 5.01(o) above, the Borrower Agent shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (c) of this Section 5.01 may be satisfied with respect to financial information of the Borrower Agent and its subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) the Form 10-K or 10-Q, as applicable, of the Borrower Agent or any Parent Company, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, (i) to the extent such information relates to a direct or indirect parent of the Borrower Agent, such information is accompanied by unaudited consolidating or other information that explains in reasonable detail the differences between the information relating to such direct or indirect parent, on the one hand, and the information relating to the Borrower Agent and its subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(c), such materials are, to the extent applicable, accompanied by a report and opinion of Ernst & Young LLP or other independent certified public accountants meeting the requirements of such Section.

Section 5.02. Existence. Except as otherwise permitted under Section 6.08, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business except to the extent (other than with respect to the preservation of existence of the Borrowers) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that no Borrower or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03. Payment of Taxes. Each Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrowers and their respective Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties could not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers and their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy (including any business interruption insurance policy), contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and provides for at least 30 days’ prior written notice to the Administrative

Agent of any modification or cancellation of such policy (or ten days’ prior written notice for any cancellation due to non-payment of premiums). With respect to each improved Mortgaged Property as to which a building thereon is located in an area identified by the Federal Emergency Management Agency (or any successor agency thereto) as a “special flood hazard area” with respect to which flood insurance has been made available under the Flood Insurance Laws, the applicable Loan Party (a) shall obtain and maintain with financially sound and reputable insurance companies (except to the extent that any insurance company insuring such Mortgaged Property of such Loan Party ceases to be financially sound and reputable after the Closing Date, in which case such Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated under the Flood Insurance Laws and otherwise in compliance with all applicable rules and regulations under the Flood Insurance Laws and (b) promptly upon request of the Administrative Agent or any Lender, shall deliver to the Administrative Agent or such Lender as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or such Lender, including, without limitation, evidence of annual renewals of such flood insurance.

Section 5.06. Inspections.

(a) Each Borrower will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of any such Borrower and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice, reasonable coordination in and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06(a), (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year, and (z) only one such time per calendar year shall be at the expense of Borrowers; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided that notwithstanding anything to the contrary herein, neither the Borrower Agent nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b) At reasonable times during normal business hours, with reasonable coordination and upon reasonable prior notice that the Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, each Borrower and its Subsidiaries will grant access to the Administrative Agent (including employees of Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to such Person’s books, records, accounts and Inventory so that the Administrative Agent or an appraiser or consultants retained by the Administrative Agent may conduct an inventory appraisal subject to the terms and conditions set forth below in this clause (b). From time to time the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate; provided that, Administrative Agent (i) shall conduct (x) one field examination and one inventory appraisal with respect to the Collateral in each consecutive 12-month period after the date of this Agreement and (y) one additional field examination and one additional inventory appraisal with respect to the Collateral in any such consecutive 12-month period referred to in sub-clause (x) during which Excess Availability is less than 15.0% of the ~~Total~~ Line Cap for more than five consecutive Business Days until the date Excess Availability shall have been at least 15.0% of the ~~Total~~ Line Cap for 30 consecutive calendar days, and (ii) may conduct such other field examinations and inventory appraisals at any time upon the occurrence and during the continuance of an any Event of Default, in each case, in a form and from a third party appraiser or consultant, reasonably satisfactory to the Administrative Agent. All such appraisals, field examinations and other verifications and evaluations shall be at the sole expense of the Loan Parties, and the Administrative Agent shall provide the Borrower Agent with a reasonably detailed accounting of all such expenses. In addition, the Administrative Agent may conduct one additional inventory appraisal and field examination in each consecutive 12-month period after the date of this Agreement as the Administrative Agent may reasonably request at the expense of the Lenders.

(c) The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, (x) may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders, subject to the provisions of Section 9.13 hereof and (y) shall promptly distribute copies of any final reports from a third party appraiser or third party consultant delivered in connection with any field exam or appraisal to the Lenders.

Section 5.07. Maintenance of Book and Records. Each Borrower will, and will cause its Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of each Borrower and its Subsidiaries, as the case may be.

Section 5.08. Compliance with Laws. Each Borrower will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws, OFAC, USA PATRIOT Act and United States Foreign Corrupt Practices Act of 1977, as amended), noncompliance with which could reasonably be expected to have a Material Adverse Effect.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrower Agent will deliver to the Administrative Agent and the Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower Agent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Borrower or with respect to any Environmental Claims, in each case, that might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by any Borrower or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by Borrower Agent or any of its Subsidiaries or any other Persons of which the Borrower Agent or any of its Subsidiaries has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (C) any Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by the Borrower Agent or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower Agent or any of its Subsidiaries to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to the Borrower Agent or any of its Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower Agent or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower Agent or any of its Subsidiaries that could reasonably be expected to expose the Borrower Agent or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower Agent or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower Agent or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Law; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Designation of Subsidiaries. The board of directors of the Borrower Agent may at any time designate any subsidiary of any Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Borrowers shall be in pro forma compliance with Section 6.18 (whether or not then applicable), (iii) no Borrower may be designated as an Unrestricted Subsidiary, (iv) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Subsidiary” for the purpose of the ~~Term Loan Agreement, the~~ Senior Notes or any other Indebtedness in excess of the Threshold Amount, (v) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in the Borrower Agent or its Subsidiaries or hold any Indebtedness of, or any Lien on any property of the Borrower Agent or its Subsidiaries, or (vi) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to the Borrower Agent or its Subsidiaries with respect to such Indebtedness. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower Agent therein at the date of designation in an amount equal to the portion (proportionate to the Borrower Agent’s equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.07); provided, that upon a redesignation of such Unrestricted Subsidiary as a Subsidiary, the Borrower Agent shall be deemed to continue to have a permanent Investment in a Subsidiary in an amount (if positive) equal to (a) the Borrower Agent’s “Investment” in such Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Borrower Agent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 5.11. Use of Proceeds. The proceeds of the Revolving Loans, the Swingline Loans and Letters of Credit are to be used solely ~~(a) on the Closing Date, (i) in an aggregate principal amount of up to $346,000,000 to finance a portion of the Existing Debt Refinancing and a portion of the Transaction Costs (exclusive of amounts described under clauses (ii) and (iii) below) and for working capital needs, (ii) to finance any amounts required to be paid as additional original issue discount or upfront fees, and (iii) for the rollover, backstopping or cash-collateralization of the Existing Letters of Credit into Letters of Credit issued hereunder and (b) after the Closing Date,~~ to finance the working capital needs and other general corporate purposes of the Parent Borrower and its Subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other investments, restricted payments and any other purpose not prohibited by Loan Documents). No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

Section 5.12. Additional Collateral; Further Assurances.

(a) Subject to applicable law, each Borrower and each other Loan Party shall cause each of its Domestic Subsidiaries (other than an Excluded Subsidiary) formed or acquired after the date of this Agreement to become a Loan Party on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Administrative Agent in its discretion), by executing a Subsidiary Borrower Joinder Agreement or a Subsidiary Guarantor Joinder Agreement in substantially the form set forth as Exhibit E hereto (the “Subsidiary Guarantor Joinder Agreement” and, together with each Subsidiary Borrower Joinder Agreement, each individually a “Joinder Agreement” and, collectively, the “Joinder Agreements”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Subsidiary Guarantor or a Subsidiary Borrower, as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and each other Secured Party, in each case to the extent required by the terms thereof, in any property (subject to the limitations with respect to Capital Stock set forth in paragraph (b) of this Section 5.12, the limitations with respect to real property set forth in paragraph (d) of this Section 5.12, and any other limitations set forth in the Pledge and Security Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement.

(b) Each Borrower and each Subsidiary that is a Loan Party will cause all Capital Stock directly owned by them to be subject at all times to a First Priority perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents; provided that in no event will any Loan Party be required to pledge or perfect more than 65.0% of the equity interests as determined for U.S. federal income tax purposes of any Foreign Subsidiary, FSHCO Subsidiary or Disregarded Domestic Subsidiary of such Loan Party.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions

(including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Article 4, as applicable), which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (to the extent required herein or therein), all at the expense of the Loan Parties.

(d) Subject to the limitations set forth or referred to in this Section 5.12, if any Material Real Estate Assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Pledge and Security Agreement that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrower Agent will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, within 90 days of such request (or such longer period as may be acceptable to the Administrative Agent) the Borrower Agent will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section and with respect to Material Real Estate Assets, clause (ii) of Section 5.13(a), all at the expense of the Loan Parties. Notwithstanding the foregoing, no Mortgage shall be required in respect of any Material Real Estate Asset acquired by any Loan Party after the Closing Date until the date that occurs 30 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Material Real Estate Asset: (i) a completed flood hazard determination from a third party vendor, (ii) if such Material Real Estate Asset is located in a “special flood hazard area,” (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance is not available and (B) evidence of receipt by the applicable Loan Party of such notice, and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such Material Real Estate Asset is located, evidence of flood insurance as required by Section 5.05; provided that any such Mortgage may be granted prior to the notice period specified above if the Administrative Agent shall have received written confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

(e) After any Domestic Subsidiary ceases to constitute an Excluded Subsidiary in accordance with the definition thereof, the Borrower Agent shall cause such Domestic Subsidiary to take all actions required by this Section 5.12 (within the time periods specified herein) as if such Domestic Subsidiary were then formed or acquired.

Notwithstanding anything to the contrary in this Section 5.12 or any other Collateral Document, (a) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower Agent and the Administrative Agent, (b) no Lien in Real Estate Assets shall be required except in respect of Material Real Estate Assets (provided that in any jurisdiction in which a tax is required to be paid in respect of the Mortgage on real property located in such jurisdiction based on the entire amount of the Secured Obligations, the amount secured by such Mortgage shall be limited to the estimated fair market value of the property to be subject to the Mortgage determined in a manner reasonably acceptable to Administrative Agent and the Borrower Agent), (c) no actions shall be required to be taken in order to create or grant any security interest in any assets located outside of the United States and no foreign law security or pledge agreements shall be required and (d) Liens required to be granted or perfected pursuant to this Section 5.12 shall be subject to the Intercreditor Agreement and to exceptions and limitations consistent with those set forth in the Collateral Documents.

Section 5.13. Post-Closing Items. (a) The Loan Parties shall take all necessary actions to satisfy the following requirements: (i) take each of the actions required by Section 2.21(c) within the time periods therein specified and (ii) within 90 days following the Closing Date or such longer period as the Administrative Agent may agree in its sole discretion cause a Mortgage on the Mortgaged Property specified in Schedule 1.01(c) to be executed, delivered and recorded and in connection therewith deliver corresponding UCC fixture filings, flood hazard determination forms, title insurance policies (including any endorsements thereto), surveys, local counsel opinions and other documentation that the Administrative Agent shall reasonably require.

(b) The Loan Parties shall take all necessary actions to satisfy the items described on Schedule 5.13(b) within the applicable periods of time specified in such Schedule (or such longer periods as the Administrative Agent may agree in its sole discretion).

Section 5.14. MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, no MIRE Event may be closed until the date that is (a) if there are no Mortgaged Properties in a “special flood hazard area”, ten (10) Business Days or (b) if there are Mortgaged Properties in a “special flood hazard area”, thirty (30) days (in each case, the “Notice Period”), after the Administrative Agent has delivered to the Lenders the following documents in respect of each Mortgaged Property: (i) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower or the applicable Loan Party in the event any such Mortgaged Property is located in a special flood hazard area) and (ii) evidence of flood insurance as required by Section 5.05 of the Credit Agreement; provided that any such MIRE Event may be closed prior to the Notice Period if the Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

ARTICLE 6

NEGATIVE COVENANTS

Until the Termination Date has occurred, each of Holdings (solely with respect to Section 6.16) and the other Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01. Indebtedness. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary; provided that in the case of any Indebtedness of a Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall (x) be permitted as an Investment by Section 6.07 or (y) be of the type described in clause (ii) of the parenthetical under clause (c) of the definition of “Investment”; provided, further, that (A) all such Indebtedness shall be evidenced by an Intercompany Note and shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (B) all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms reasonably acceptable to the Administrative Agent;

(c) the Senior Notes;

(d) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including contingent earnout obligations) incurred in connection with asset sales or other sales or Permitted Acquisitions or other purchases of assets, or Indebtedness arising from guaranties, letters of credit, surety bonds or performance bonds securing the performance of any such Borrower or any such Subsidiary pursuant to such agreements;

(e) Indebtedness which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal or other similar obligations incurred in the ordinary course of business or in respect of any letters of credit related thereto;

(f) Indebtedness in respect of Banking Services Obligations and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs and similar arrangements and otherwise in connection with Cash management and Deposit Accounts;

(g) (x) guaranties of the obligations of suppliers, customers, franchisees and licensees in the ordinary course of business and consistent with past practice as in effect on the Closing Date and (y) Indebtedness incurred in the ordinary course of business in respect of obligations of any Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(h) Guarantees by any Borrower or any Subsidiary of Indebtedness or other obligations of any Borrower or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or obligations not prohibited by this Agreement; provided that (A) in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party the related Investment is permitted under Section 6.07 (B) no Guarantee by any Subsidiary of any Indebtedness permitted under Sections 6.01(c), (w), and (y) shall be permitted unless the guaranteeing party shall have also provided a Guarantee of the Guaranteed Obligations on the terms set forth herein, (C) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable (as reasonably determined by the Borrower Agent) to the Lenders as those contained in the subordination of such Indebtedness and (D) any Guarantee by a Subsidiary that is not a Loan Party of any Indebtedness permitted under Sections 6.01(r) and (v) shall only be permitted if such Guarantee meets the requirements of such Sections;

(i) Indebtedness existing on the First Amendment Effective Date and described in Schedule 6.01(i); provided, that, in the case of Indebtedness of either Borrower to any Subsidiary and of any Subsidiary to either Borrower or any other Subsidiary, subject to Section 5.13, (A) all such Indebtedness shall be evidenced by an Intercompany Note and shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement (pursuant to which all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on the terms set forth therein);

(j) Indebtedness of Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness at any time outstanding shall not exceed the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 5.01;

(k) [reserved];

(l) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(m) Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair of, improvement to or installation of the assets acquired in connection with the incurrence of such Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of $65,000,000 and 2.00% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 5.01;

(n) Indebtedness of a Person that becomes a Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and was not created in anticipation thereof, (ii) no Event of Default then exists or would result therefrom, (iii)

the Borrowers and their Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenant (whether or not then in effect), (iv) the Total Leverage Ratio would not exceed 6.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (v) the Borrower Agent shall have delivered a certificate of a Responsible Officer of the Borrower Agent to the Administrative Agent certifying as to compliance with the requirements of clauses (i) through (iv) of this clause (n);

(o) Indebtedness consisting of unsecured subordinated promissory notes in form and in substance reasonably acceptable to the Administrative Agent, issued by any Borrower to any stockholders of any Parent Company or any current or former directors, officers, employees, members of management or consultants of any Parent Company, any Borrower or any Subsidiary (or their Immediate Family Members) and not guaranteed by any Subsidiary of Holdings, to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.05(a);

(p) the Borrowers and their Subsidiaries may become and remain liable for any Indebtedness replacing, refunding or refinancing any Indebtedness permitted under clauses (c), (i), (n), (q), (r), (v) and (y) of this Section 6.01 and any subsequent Refinancing Indebtedness in respect thereof (in any case, “Refinancing Indebtedness”); provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except (A) by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) reasonably incurred in connection with such refinancing or replacement, (B) by an amount equal to any existing commitments unutilized thereunder and (C) by additional amounts permitted to be incurred pursuant to this Section 6.01 (so long as such additional Indebtedness meets the other applicable requirements of this definition and, if secured, Section 6.02), (ii) other than in the case of Refinancing Indebtedness with respect to clause (i), such Indebtedness has a final maturity on or later than (and, in the case of any revolving Indebtedness, shall not require mandatory commitment reductions prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and, other than with respect to any revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of such Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to clauses (q), (v) and (y) (in each case, if applicable), security), are not, taken as a whole (as reasonably determined by the Borrower Agent), more favorable to the lenders providing such indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Maturity Date (or, solely in the case of clauses (c), (n), (q), (v) or (y), any covenants or provisions which are on then current market terms for such type of Indebtedness), (iv) such Indebtedness is secured only by Permitted Liens of the same or lower priority as the Liens securing the Indebtedness being refinanced, refunded or replaced at the time of such refinancing, refunding or replacement (it being understood, however, that such

Indebtedness may go from being secured to being unsecured), (v) such Indebtedness is incurred by any Borrower or its Subsidiary that is the obligor on the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and Section 6.07, (vi) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Collateral), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness shall be subordinated to the Collateral) on terms not less favorable to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vii) Indebtedness of any Borrower or any Subsidiary shall not refinance Indebtedness of an Unrestricted Subsidiary, (viii) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (ix) in the case of clause (y), if such Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than Holdings and the Subsidiary Guarantors;

(q) Indebtedness incurred to finance an acquisition permitted hereunder after the Closing Date; provided that (i) no Event of Default then exists or would result therefrom, (ii) such Indebtedness shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the Maturity Date, (iii) the Borrowers and their Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial covenant (whether or not then in effect), (iv) the Total Leverage Ratio would not exceed 6.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (v) the Borrower Agent shall have delivered a certificate of a Responsible Officer of the Borrower Agent to the Administrative Agent certifying as to compliance with the requirements of clauses (i) through (iv) of this clause (q);

(r) senior or subordinated unsecured Indebtedness of the Borrower Agent or any Subsidiary, so long as, after giving effect thereto, (A) no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof, (B) the Total Leverage Ratio would not exceed 6.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (C) the Borrower Agent shall have delivered a certificate of a Responsible Officer of the Borrower Agent to the Administrative Agent certifying as to compliance with the requirements of clauses (A) and (B) of this clause (r); provided that (x) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Maturity Date, (y) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Borrower Agent), materially more favorable to the lenders providing such Indebtedness than those applicable to the Senior Notes (other than any covenants or any other provisions applicable only to periods after the Maturity Date) and (z) with respect to Indebtedness incurred under this clause (r) by a non-Loan Party, the aggregate outstanding principal amount of such Indebtedness of Subsidiaries that are not Loan Parties, when aggregated with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties under Section 6.01(v) shall not exceed, the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(s) Indebtedness under any Derivative Transaction entered into for the purpose of hedging risks associated with the Borrower Agent’s and its Subsidiaries’ operations and not for speculative purposes;

(t) contingent obligations in respect of corporate leases assigned, sold or otherwise transferred (i) as set forth on Schedule 6.01(t) or (ii) incurred or created after the Closing Date in connection with the sale of retail stores; provided that in the case of clause (ii) above all such contingent obligations shall be unsecured and shall not permit a cross-default to this Agreement;

(u) Indebtedness at any time outstanding in an aggregate principal amount not to exceed the greater of $150,000,000 and 4.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 5.01;

(v) Indebtedness so long as the Payment Conditions are satisfied on a Pro Forma Basis; provided that (i) except in the case of any such Indebtedness secured by Permitted Liens, then such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and shall not be subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date which is 91 days after the Maturity Date and (ii) the aggregate outstanding principal amount of such Indebtedness of Subsidiaries that are not Loan Parties shall not exceed, together with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties incurred pursuant to Section 6.01(r), the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any one time outstanding.

~~(w) Indebtedness incurred in respect of the Term Loan Facility in an aggregate principal amount that does not exceed $1,340,000,000 at any time outstanding; provided that (A) such amount may be increased by the aggregate principal amount of any Incremental Loans (or any equivalent term under the Term Loan Facility) so long as the sum of the aggregate initial principal amount of (x) any Incremental Loans and (y) any Incremental Equivalent Debt (or any equivalent term under the Term Loan Facility) does not exceed the amount permitted to be incurred under Section 2.23 of the Term Loan Agreement as in effect on the Closing Date and (B) with respect to any refinancing of the~~

~~Term Loan Facility after the Closing Date, (i) such Indebtedness shall not have a final maturity or require any payment of principal, in each case, prior to the date that is ninety-one (91) days) after the Maturity Date, (ii) such Indebtedness is secured only by Liens permitted under Section 6.02(t) and Section 6.02(u); and (iii) as of the date of the consummation of such refinancing and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;~~

(w) [reserved];

(x) Indebtedness incurred in connection with Sale-Leaseback Transactions permitted pursuant to Section 6.10;

(y) ~~Incremental Equivalent Debt, so long as the sum of the aggregate initial principal amount of (x) any Incremental Loans and (y) any Incremental Equivalent Debt does not exceed the amount permitted to be incurred under Section 2.23 of the Term Loan Agreement as in effect on the Closing Date;~~[reserved];

(z) Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(aa) [Reserved];

(bb) Indebtedness representing (i) deferred compensation to directors, officers, employees, members of management and consultants of any Parent Company, the Borrowers or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any Investment permitted hereby;

(cc) Indebtedness in respect of any letter of credit issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, hereunder;

(dd) [Reserved];

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that such unfunded amounts would not otherwise cause an Event of Default under Section 7.01(j); and

(ff) without duplications of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness hereunder.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount) incurred in connection with such refinancing.

Section 6.02. Liens. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens granted pursuant to the Loan Documents to secure the Secured Obligations;

(b) Liens for Taxes which are (i) not then due or if due obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.03 or (ii) which are being contested in accordance with Section 5.03;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings and its Subsidiaries;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower Agent and its Subsidiaries taken as a whole, or the use of the affected property for its intended purpose;

(f) any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) landlord liens permitted by the terms of any lease, (iii) restrictions or encumbrances that the interest or title of such lessor or sublessor may be subject to or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Borrower Agent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 6.01 (n), (q) and (y)); provided that (i) any such Lien does not extend to any asset not covered by the Lien securing the Indebtedness that is refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any such refinancing Indebtedness shall be subject to intercreditor arrangements no less favorable, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or shall be otherwise reasonably acceptable to the Administrative Agent;

(l) Liens existing on the First Amendment Effective Date and described in Schedule 6.02 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof and accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) the replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.10;

(n) Liens securing Indebtedness permitted pursuant to Sections 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on assets acquired or on the Capital Stock of any Person (to the extent such Capital Stock would not otherwise constitute Collateral) and assets of the newly acquired Subsidiary; provided that such Lien (x) does not extend to or cover any other assets (other than the proceeds or products thereof and accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock; provided, further, that in the case of any Liens on Revolving Facility First Lien Collateral, such Indebtedness shall be either secured on a pari passu basis with the ~~Term Loan Facility~~Senior Secured Notes and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Secured Obligations pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent and (ii) Liens securing Indebtedness incurred pursuant to Section 6.01(q); provided that in the case of any Liens on Revolving Facility First Lien Collateral, such Indebtedness shall be either secured on a pari passu basis with the ~~Term Loan Facility~~Senior Secured Notes and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Secured Obligations pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(p) Liens that are contractual rights of setoff relating to (i) the establishment of depositary relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Borrower or any Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of any Borrower or any Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(q) Liens on assets of Foreign Subsidiaries and other Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower Agent and its Subsidiaries;

(s) Liens disclosed in the title insurance policies delivered pursuant to Sections 5.12 and 5.13 with respect to any Mortgaged Property reasonably acceptable to the Administrative Agent;

(t) Liens on the Collateral securing the Indebtedness incurred pursuant to Sections 6.01(w) and (y) and subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(u) Liens on assets securing Indebtedness in an aggregate principal amount not to exceed the greater of $65,000,000 and 2.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding; provided that, in the case of any Liens on Revolving Facility First Lien Collateral, such Indebtedness shall be either secured on a pari passu basis with the ~~Term Loan Facility~~Senior Secured Notes and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Revolving Facility First Lien Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(v) Liens on assets securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings and its Subsidiaries (other than an Immaterial Subsidiary), or adversely affect in any material respect the value of any Collateral or adversely affect in any material respect or could reasonably be expected to adversely affect any of the material rights or remedies of Administrative Agent with respect to any Collateral or (ii) secure any Indebtedness;

(x) [Reserved];

(y) Liens securing obligations in respect of letters of credit permitted under Sections 6.01(e), (z) and (cc);

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement;

(aa) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(bb) If no Letters of Credit are available hereunder, and solely with the consent of the Administrative Agent (not to be unreasonably withheld), Liens on specific items of inventory or other goods and the proceeds thereof, on premises not owned, controlled or leased by any Loan Party, securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods, in an aggregate outstanding amount not to exceed $10,000,000 at any time; and

(cc) Liens securing obligations in respect of any Indebtedness permitted under Section 6.01; provided, that (i) at the time of incurrence of such Indebtedness, the Senior Secured Leverage Ratio would not exceed 4.25 to 1.00 calculated on a Pro Forma Basis and (ii) in the case of any Liens on Revolving Facility First Lien Collateral, such Indebtedness shall be either secured on a pari passu basis with the ~~Term Loan Facility~~Senior Secured Notes and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Secured Obligations pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent.

Section 6.03. [Reserved].

Section 6.04. No Further Negative Pledges. Neither the Borrowers, the Subsidiary Guarantors nor any of their Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to:

(a) specific property to be sold pursuant to an asset sale permitted by Section 6.08;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such agreement applies solely to the specific asset or assets to which such Permitted Lien applies;

(c) restrictions contained in the Senior Note Indentures and the documentation governing Indebtedness permitted by clauses (q), (r), (u), (v), (w) and (y) of Section 6.01;

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or similar agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower Agent or any of its Subsidiaries to dispose of or transfer the assets subject to such Liens;

(f) provisions limiting the disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(g) any encumbrance or restriction assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(i) restrictions on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(j) restrictions set forth in documents which exist on the Closing Date and are listed on Schedule 6.04 hereto; and

(k) restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.05. Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower Agent shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower Agent may make Restricted Payments to the extent necessary to permit any Parent Company;

(A) to pay (x) general administrative costs and expenses (including corporate overhead, legal or similar expenses) and franchise fees and taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or employees of any Parent Company, in each case, to the extent attributable to the ownership or operations of any of Holdings, the Borrowers and their Subsidiaries and (y) without duplication of preceding clause (x), any Public Company Costs;

(B) for any taxable period in which the Borrower Agent and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrowers is the common parent (a “Tax Group”),to discharge the consolidated tax liabilities of such Tax Group when and as due, to the extent such liabilities are attributable to the ownership or operations of the Borrower Agent and its Subsidiaries; provided, that the amount paid by the Borrower Agent pursuant to this paragraph (B) shall not exceed the tax liabilities that would be due if the Borrower Agent and each Subsidiary were separate corporations filing income and similar tax returns on a consolidated or combined basis with the Borrower Agent as the common parent of such affiliated group (calculated at the highest combined applicable federal, state, local and foreign tax rate); provided further that the permitted payment pursuant to this paragraph (B) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower Agent and its Subsidiaries for the purposes of paying such consolidated, combined or similar taxes;

(C) to pay audit and other accounting and reporting expenses at such Parent Company to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(D) for the payment of insurance premiums to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(E) pay fees and expenses related to debt or equity offerings, investments or acquisitions permitted by this Agreement (whether or not consummated);

(F) to pay the consideration to finance any Investment permitted under Section 6.07 (provided that (x) such Restricted Payments under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Company shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrowers or one of their Subsidiaries, or the merger or amalgamation of the Person formed or acquired into the Borrowers or one of their Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 6.07 as if undertaken as a direct Investment by such Borrower or such Subsidiary); and

(G) without duplication of clause (A)(y) above, to pay customary salary, bonus and other benefits payable to directors, officers, members of management or employees of any Parent Company to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrowers and their Subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Borrower Agent may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrowers or any Subsidiary;

(A) in exchange for notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all cash payments made in respect of such notes, together with the aggregate amount of Restricted Payments made (x) pursuant to clause (D) of this clause (ii) below and (y) pursuant to Section 6.05(a)(iv), does not exceed $25,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(B) in exchange for Capital Stock of any Parent Company;

(C) in exchange for net proceeds of any key-man life insurance policies received during such fiscal year; or

(D) in exchange for Cash and Cash Equivalents in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of Restricted Payments made pursuant to Section 6.05(a)(iv), $25,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(iii) the Borrower Agent may make Restricted Payments; provided that at the time they are paid by the Borrower Agent, before and after giving effect to such Restricted Payments under this clause (iii), the Payment Conditions are satisfied;

(iv) the Borrower Agent may make Restricted Payments to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of all Restricted Payments made pursuant to Section 6.05(a)(ii)(D), $25,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(v) the Borrower Agent may repurchase Capital Stock upon exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price of such options or warrants as part of a “cashless” exercise;

(vi) the Borrower Agent may make Restricted Payments the proceeds of which are applied on the Closing Date, solely to effect the consummation of the Transactions;

(vii) so long as no Event of Default shall have occurred and be continuing, the Borrower Agent may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount not to exceed 6.00% per annum of the net Cash proceeds received by or contributed to the Borrower Agent in the initial public offering of shares of common stock of Party City Holdco Inc. on April 16, 2015;

(viii) the Borrower Agent may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower Agent or any Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of, Capital Stock of the Borrower Agent or any Parent Company to the extent contributed as a common equity contribution to the capital of the Borrower Agent or any Subsidiary (in each case, other than Disqualified Capital Stock) (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of the Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Borrower Agent may consummate any transaction permitted by Sections 6.07 (other than Sections 6.07(j) and (t)), Section 6.08 (other than Section 6.08(g)) and Sections 6.11(h); and

(x) the Borrower Agent may make Restricted Payments after the First Amendment Effective Date in an aggregate amount not to exceed, together with the aggregate amount of any Restricted Debt Payments made after the First Amendment Effective Date pursuant to Section 6.05(b)(viii), $50,000,000 at any time outstanding, so long as no Default or Event of Default shall have occurred and be continuing.

(b) The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in Cash, securities or other property) on or in respect of principal of or interest on the Senior Notes (or Refinancing Indebtedness in respect thereof) or any Junior Indebtedness, or any payment or other distribution (whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Senior Notes (or any Refinancing Indebtedness in respect thereof) or any Junior Indebtedness (collectively, “Restricted Debt Payments”), except:

(i) the defeasance, redemption, repurchase or other acquisition or retirement of the Senior Notes (or Refinancing Indebtedness in respect thereof) or Junior Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted by Section 6.01;

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment, so long as no Event of Default shall have occurred and be continuing;

(iii) payments of regularly scheduled interest and fees, expenses and indemnification obligations as and when due in respect of any Indebtedness (other than payments with respect to Subordinated Indebtedness prohibited by the subordination provisions thereof);

(iv) payments with respect to intercompany Indebtedness permitted under Section 6.01, subject to the subordination provisions applicable thereto;

(v) ~~payments in connection with the Existing Debt Refinancing~~[reserved];

(vi) (A) payments of any Senior Notes and/or any Junior Indebtedness in exchange for, or with proceeds of any substantially contemporaneous issuance of Qualified Capital Stock of any Parent Company or the Borrower Agent, and any substantially contemporaneous capital contribution in respect of Qualified Capital Stock of the Borrower Agent, (B) payments of Indebtedness by the conversion of all or any portion thereof into Qualified Capital Stock of any Parent Company or the Borrower Agent and (C) payments of interest in respect of Indebtedness in the form of payment-in-kind interest with respect to such Indebtedness permitted under Section 6.01;

(vii) Restricted Debt Payments; provided that as of the date of any such payment and after giving effect thereto, the Payment Conditions are satisfied (provided that in the case of an irrevocable notice required under the terms of the applicable agreements or instruments to be given in respect of a Restricted Debt Payment prior to the date of the making of such payment, the Payment Conditions with respect to such Restricted Debt Payment shall be satisfied at the time of the giving of such irrevocable notice and on the date of the making of such payment); and

(viii) Restricted Debt Payments made after the First Amendment Effective Date in an aggregate principal amount not to exceed, together with the aggregate amount of any Restricted Payments made after the First Amendment Effective Date pursuant to Section 6.05(a)(x), $50,000,000, so long as no Event of Default under Sections 7.01(a), (f) or (g) shall have occurred and be continuing.

Section 6.06. Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, in the Senior Note Indentures~~, the Term Loan Agreement~~ or in agreements with respect to refinancings, renewals or replacements of such Indebtedness permitted by Section 6.01, so long as such refinancing, renewal or replacement does not expand the scope of such contractual obligation, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrowers to:

(a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by any Borrower or any other Subsidiary;

(b) repay or prepay any Indebtedness owed by such Subsidiary to any Borrower or any other Subsidiary;

(c) make loans or advances to any Borrower or any other Subsidiary of the Borrower Agent; or

(d) transfer any of its property or assets to any Borrower or any other Subsidiary other than restrictions:

(i) in any agreement evidencing (x) Indebtedness of a Subsidiary other than a Loan Party permitted by Section 6.01, (y) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if such encumbrances or restrictions apply only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness and (z) Indebtedness permitted pursuant to clauses (p) (as it relates to Indebtedness in respect of clauses (q), (r), (u), (v), (w) and (y) of Section 6.01), (q), (r), (u), (v), (w) and (y) of Section 6.01;

(ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(iv) assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(v) in any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(vi) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(vii) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(viii) on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(ix) set forth in documents which exist on the Closing Date and are listed on Schedule 6.06 hereto; and

(x) of the types referred to in clauses (a) through (d) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.07. Investments. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to make or own any Investment in any Person except:

(a) Cash or Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date in Subsidiaries that are Loan Parties and (iii) equity Investments by a Loan Party in a non-Loan Party consisting of the Capital Stock of any Person which is not a Loan Party;

(c) Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;

(d) Investments (i) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (ii) by any Borrower or any Subsidiary Guarantor in any Subsidiary that is not a Loan Party so long as, in the case of this clause (ii), the aggregate amount of any such Investments outstanding at any time does not exceed the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(e) (i) Permitted Acquisitions and (ii) Investments in any Subsidiary that is not a Loan Party in an amount required to permit such Subsidiary to consummate a Permitted Acquisition (so long as the consideration for such Permitted Acquisition shall be included for the purposes of calculating any amount available for Permitted Acquisitions pursuant to clause (d) of the proviso to the definition of “Permitted Acquisition” (without regard to the proviso contained in such clause (d)));

(f) Investments existing on, or contractually committed to as of, the First Amendment Effective Date and described in Schedule 6.07 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.07;

(g) Investments received in lieu of Cash in connection with any asset sale permitted by Section 6.08;

(h) loans or advances to officers, directors, employees, consultants or independent contractors of any Parent Company, the Borrower Agent or its Subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.05 (other than Section 6.05(a)(ix)), Restricted Debt Payments permitted by Section 6.05 and mergers, consolidations or asset sales or dispositions permitted by Section 6.08 (other than Section 6.08(a) (if made in reliance on sub-clause (ii)(y)), Section 6.08(b) (if made in reliance on clause (ii)) and Section 6.08(c)(i) (if made in reliance on the proviso therein) and Section 6.08(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other financially troubled account debtors arising in the ordinary course of business and/or (iii) upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances of payroll payments or other compensation to employees, officers, directors, consultants or independent contractors of any Parent Company (to the extent attributable to the ownership or operation of the Borrower Agent and its Subsidiaries), the Borrower Agent or any Subsidiary in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Disqualified Capital Stock) of Holdings or any Parent Company, in each case, to the extent not resulting in a Change of Control;

(o) Investments of any Person acquired by, or merged into or consolidated or amalgamated with, either Borrower or any Subsidiary pursuant to an Investment otherwise permitted by this Section 6.07 after the Closing Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.07 (it being understood that the “grandfathering” of Investments pursuant to this clause (o) is not intended to limit the application of clause (d) of the definition of “Permitted Acquisition” to existing Investments in non-Loan Parties acquired pursuant to a Permitted Acquisition);

(p) the Transactions;

(q) Investments made after the First Amendment Effective Date by the Borrower Agent and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $50,000,000 and 1.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(r) Investments made after the Closing Date by the Borrower Agent and its Subsidiaries; provided that as of the date of such Investment and after giving effect thereto, as to any such Investment, the Payment Conditions are satisfied;

(s) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(t) Investments in Holdings in amounts and for purposes for which Restricted Payments to Holdings are permitted under Section 6.05(a); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under any applicable Restricted Payment basket under Section 6.05(a);

(u) Investments made by any Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by a Loan Party in such Subsidiary pursuant to this Section 6.07 (other than Investments pursuant to clause (ii) of Section 6.07(e));

(v) Investments under any Derivative Transactions permitted to be entered into under Section 6.01; and

(w) loans or advances in favor of franchisees of the Borrowers and their respective Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding.

Section 6.08. Fundamental Changes; Disposition of Assets. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

(a) any Subsidiary may be merged or consolidated or amalgamated with or into any Borrower or any other Subsidiary; provided that (i) in the case of such a merger, amalgamation or consolidation with or into any Borrower, such Borrower shall be the continuing or surviving Person (or, in the case of any such transaction involving both Borrowers, the Borrower Agent shall be the continuing or surviving Person) and (ii) in the case of such a merger, amalgamation or consolidation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or (y) such transaction shall be treated as an Investment and shall comply Section 6.07;

(b) sales or other dispositions among the Borrowers and their Subsidiaries (upon voluntary liquidation or otherwise); provided that any such sales or dispositions by a Loan Party to a Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) and at least 75.0% of the consideration for such sale or disposition consists of Cash or Cash Equivalents payable at the time of consummation of such sale or other disposition or (ii) treated as an Investment and shall be otherwise made in compliance with Section 6.07;

(c) (i) the liquidation or dissolution of any Subsidiary (so long as, in the case of the liquidation or dissolution of the Subsidiary Borrower, the Borrower Agent receives any assets of such entity) or change in form of entity of any Subsidiary if the Borrower Agent determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrowers, is not materially disadvantageous to the Lenders and the Borrowers or any Subsidiary receives any assets of such dissolved or liquidated Subsidiary; provided that in the case of a dissolution or liquidation of a Loan Party that results in a distribution of assets to a Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.07 (other than Section 6.07(j)) and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect a sale or disposition otherwise permitted under this Section 6.08 (other than clause (a), clause (b) or this clause (c)); provided, further, in the case of a change in the form of entity of any Subsidiary that is a Loan Party, the security interests in the Collateral shall remain in full force and effect and perfected to the same extent as prior to such change;

(d) (x) sales or leases of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) (x) disposals of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower Agent, is no longer useful in its business and (y) any assets acquired in connection with the acquisition of another Person or a division or line of business of such Person which the Borrower Agent reasonably determines are surplus assets;

(f) sales of Cash Equivalents for the fair market value thereof;

(g) dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.07 (other than Section 6.07(j)), Permitted Liens, Restricted Payments permitted by Section 6.05(a) (other than Section 6.05(a)(ix)) and Sale-Leaseback Transactions permitted by Section 6.10;

(h) sales or other dispositions of any assets of the Borrowers or any Subsidiary for fair market value; provided that with respect to sales or dispositions (other than any Store Exchange) in an aggregate amount in excess of the greater of $25,000,000 and 0.75% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01, at least 75.0% of the consideration for such sale or disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75.0% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower Agent or a Subsidiary) of any Borrower or any Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower Agent and its Subsidiaries shall have been validly released by all creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such sale or disposition, (y) any Securities received by such Subsidiary from such transferee that are converted by such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable sale or disposition and (z) any Designated Non-Cash Consideration received in respect of such sale or disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding after the First Amendment Effective Date, not in excess of $40,000,000, in each case, shall be deemed to be Cash); provided, further, that (i) immediately prior to and after giving effect to such sale or disposition, no Event of Default shall have occurred that is continuing on the date on which the agreement governing such sale or disposition is executed and (ii) the Net Proceeds of such sale or disposition (including any “cash boot” arising in connection with a Store Exchange) shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b) (with any Net Proceeds of Term Loan / Notes Loan First Lien Collateral to be held in a ~~Term~~Notes Proceeds Account (as defined in the ~~Term Loan Agreement~~Senior Secured Notes) pending application for such purpose if any Default then exists);

(i) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(l) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which (i) do not materially interfere with the business of the Borrowers and their Subsidiaries or (ii) relate to closed stores;

(m) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(n) transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);

(o) licenses for the conduct of licensed departments within the Loan Parties’ stores in the ordinary course of business;

(p) as long as (i) no Event of Default then exists or would arise therefrom and (ii) ~~ABL~~ Excess Availability on the date of the proposed transaction (calculated on a Pro Forma Basis) is equal to or greater than 10.0% of the ~~ABL~~ Line Cap, bulk sales or other dispositions of the Loan Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis; provided that such store closures and related Inventory dispositions shall not exceed, in any Fiscal Year 20.0% of the number of the Loan Parties’ stores as of the beginning of such Fiscal Year (net of store relocations (x) occurring substantially contemporaneously with, but in no event later than ten Business Days after, the related store closure date and (y) wherein a binding lease has been entered into for a new store opening prior to the related store closure date); provided, further, that all sales of Inventory in connection with store closings in a transaction or series of related transactions shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent and proceeds of such sales or other dispositions shall be paid to the Blocked Accounts as provided in Section 2.21; provided, further, that if the Net Proceeds of any sale or disposition of Inventory permitted pursuant to this clause (p) exceeds $20,000,000, the Borrower Agent shall be required to deliver an updated Borrowing Base Certificate to the Administrative Agent within five Business Days of such sale or disposition;

(q) sales of non-core assets acquired in connection with a Permitted Acquisition and sales of Real Estate Assets acquired in a Permitted Acquisition which, within 30 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a store; provided that (i) all Net Proceeds received in connection therewith (except to the extent constituting Term Loan / Notes First Lien Collateral) shall be paid to the Blocked Accounts as provided in Section 2.21 and (ii) no Event of Default shall have occurred and be continuing;

(r) exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code, of Real Estate Assets so long as the exchange or swap is made for fair value and on an arm’s length basis for other Real Estate Assets; provided that upon the consummation of such exchange or swap, in the case of any Loan Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the Real Estate Assets so exchanged or swapped;

(s) sales and dispositions for fair market value in an aggregate amount since the First Amendment Effective Date of up to the greater of $30,000,000 and 1.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(t) (i) licensing and cross-licensing arrangements involving any technology or other intellectual property of any Borrower or any Subsidiary in the ordinary course of business and (ii) dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower Agent, are not material to the conduct of the business of the Borrowers and the Subsidiaries;

(u) terminations of Derivative Transactions; and

(v) sales or dispositions of Capital Stock of Unrestricted Subsidiaries.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.08 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.09. [Reserved].

Section 6.10. Sales and Lease-Backs. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Borrower or Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower Agent or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by such Borrower or Subsidiary to any Person (other than the Borrower Agent or any of its Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that Sale and Lease-Back Transactions shall be permitted in respect of the real properties owned by the Borrowers and/or the Subsidiary Guarantors and located at (i) 47 Elizabeth Drive, Chester, New York, (ii) 7700 Anagram Drive, Eden Prairie, Hennepin County, MN 55344 and (iii) 2800 Purple Sage Road NW, Village of Los Lunas, New Mexico, in each case, so long as (x) ~~50% of the net proceeds received by the Borrowers and/or the Subsidiary Guarantors in connection with such Sale and Lease-Back Transactions are used to promptly (but in no event later than five (5) Business Days after the Fourth Amendment Effective Date) prepay the loans under the Term Loan Agreement, (y) 50% of such net proceeds are used to promptly (but in no event later than three (3) Business Days after the Fourth Amendment Effective Date) prepay the outstanding Loans~~[reserved], (y) [reserved] and (z) the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent a Collateral Access Agreement from the purchaser or transferee of each of the foregoing real properties on terms and conditions reasonably satisfactory to the Administrative Agent.

Section 6.11. Transactions with Affiliates. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of their Affiliates on terms that are less favorable to such Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) to the extent permitted or not restricted by this Agreement, any transaction between or among any Borrower and/or one or more Subsidiaries;

(b) reasonable and customary fees, indemnities and reasonable out-of-pocket expenses paid to members of the board of directors (or similar governing body) of any Parent Company, the Borrowers and their Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(c) (i) any employment, severance agreements or compensatory (including profit sharing) arrangements entered into by any Borrower or any of the Subsidiaries with their respective current or former officers, directors, members of management, employees, consultants or independent contractors in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers employees or any employment contract or arrangement;

(d) (x) transactions permitted by Sections 6.01(d), (o) and (bb), 6.05 and 6.07(h), (m) and (t) and (y) issuances of Capital Stock and debt securities not restricted by this Agreement;

(e) the transactions in existence on the Closing Date and described on Schedule 6.11 and any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f) [reserved];

(g) the Transactions, including the payment of the Transaction Expenses;

(h) customary compensation to Affiliates in connection with any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower Agent in good faith;

(i) Guarantees permitted by Section 6.01;

(j) loans and other transactions among the Borrowers, Holdings and any Subsidiaries to the extent permitted under this Article 6;

(k) the payment of customary fees, reasonable out of pocket costs to and indemnities provided on behalf of, directors, officers, employees, members of management, consultants and independent contractors of the Borrower Agent and its Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(l) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business, which are fair to the Borrower Agent and its Subsidiaries, in the reasonable determination of the board of directors of the Borrower Agent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement.

Section 6.12. Conduct of Business. From and after the Closing Date, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by any Borrower or Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business as may be consented to by Required Lenders.

Section 6.13. Amendments or Waivers of Organizational Documents. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to amend or modify, in each case in a manner that is materially adverse to the Lenders, such Person’s Organizational Documents without obtaining the prior written consent of Required Lenders.

Section 6.14. Amendments of or Waivers with Respect to Certain Indebtedness. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, amend or otherwise change (~~x) (~~a) the terms of any Senior Notes (or Refinancing Indebtedness in respect thereof) or Junior Indebtedness (or the documentation governing the foregoing) or (b) the subordination provisions of any Subordinated Indebtedness (and the component definitions as used therein), in each case, if the effect of such amendment or change, together with all other amendments or changes made, is materially adverse to the interests of the Lenders ~~or (y) the terms of the Term Loan Facility (or any Refinancing Indebtedness in respect thereof) that would shorten the maturity date of the Term Loan Facility or such Refinancing Indebtedness (as the case may be) to a date which is prior to ninety-one (91) days after the Maturity Date.~~.

Section 6.15. Fiscal Year. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, change its Fiscal Year-end to a date other than December 31 or the Saturday closest to December 31.

Section 6.16. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness for borrowed money other than (i) the Indebtedness under the Loan Documents and the ~~Term Loan Facility~~Senior Notes or otherwise in connection with the Transactions and (ii) Guarantees of Indebtedness of the Borrowers and their Subsidiaries permitted hereunder; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents or, subject to the Intercreditor Agreement, the ~~Term Loan Facility~~Senior Secured Notes, in each case, to which it is a party or any other Lien created in connection with the Transactions, Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 or Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money); (c) engage in any business activity or own any material assets other than (i) holding 100.0% of the Capital Stock of the Borrower Agent and, indirectly, any other subsidiary, (ii) performing its obligations under the Loan Documents and the ~~Term Loan Facility~~Senior Secured Notes and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder, (iii) issuing its own Capital Stock, (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Requirements of Law; (vii) [reserved]; (viii) holding Cash and other assets received in connection with Restricted Payments or Investments made by the Borrowers and their Subsidiaries or contributions to, or proceeds from the issuance of, issuances of Capital Stock of Holdings, in each case, pending the application thereof in a manner not prohibited by this Agreement; (x) providing indemnification for its officers, directors or members of management; (xi) participating in tax, accounting and other administrative matters; (xii) the performance of its obligations under the other documents, agreements and Investments contemplated by the Transactions and (xiii) activities incidental to the foregoing; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other Person (other than the Borrower Agent and any of its Subsidiaries) so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings, (A) the successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in a form reasonably satisfactory to the Administrative Agent; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) the Borrower Agent shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clauses (A) and (B) hereof; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor Holdings will succeed to, and be substituted for, Holdings under this Agreement; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.17. [Reserved].

Section 6.18. Fixed Charge Coverage Ratio. (a) Upon the occurrence and during the continuance of a Compliance Event, the Borrower Agent will not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00. For the purposes of this Section 6.18, the Fixed Charge Coverage Ratio shall be calculated on the date of the occurrence of any Compliance Event and, during the continuance thereof, in each case for the last Test Period for which financial statements have been or are required to be delivered pursuant to Section 5.01(b) or (c).

(b) Notwithstanding anything to contrary in this Agreement (including Article 7), upon an Event of Default as a result of the Borrower Agent’s failure to comply with Section 6.18(a) above, Holdings shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is 15 Business Days after the date that financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(b) or (c)) to issue equity (which shall be common equity, Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent)) for Cash or otherwise receive Cash contributions to its common equity, which shall in turn be contributed as Cash common equity to the Borrower Agent (the “Cure Amount”), and thereupon the Borrower Agent’s compliance with Section 6.18(a) shall be recalculated giving effect to the following pro forma adjustment: Consolidated Adjusted EBITDA shall be increased (notwithstanding the absence of an addback in the definition of “Consolidated Adjusted EBITDA”), solely for the purposes of determining compliance with Section 6.18(a) hereof, including determining compliance with Section 6.18(a) hereof as of the end of such Fiscal Quarter and applicable subsequent periods that include such Fiscal Quarter, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.18(a) shall be satisfied, then the requirements of Section 6.18(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.18(a) that had occurred shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period of the Borrower Agent there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.18(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower Agent that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date that financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(b) or (c), none of the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and neither the Administrative Agent nor any other Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of such Event of Default having occurred and being continuing under Section 6.18(a), (v) during any Test Period in which the Cure Amount is included in the calculation of Consolidated Adjusted EBITDA pursuant to any exercise of the Cure Right, such Cure Amount shall be counted solely as an increase to Consolidated Adjusted EBITDA (and not as a reduction to Indebtedness (directly through repayment or indirectly through netting)) and solely for the purpose of determining the Borrower Agent’s compliance with Section 6.18(a) and shall be disregarded for any other purpose, including for purposes of determining any financial ratio-based conditions, pricing or the availability of any basket under Article 6 of this Agreement and (vi) no Lender or Issuing Lender shall be required to make any Loan hereunder, if an Event of Default under the Financial Covenant has occurred and is continuing, during the 15 Business Day period during which Holdings may exercise a Cure Right, unless and until the Cure Amount is actually received.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrowers to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other term of (A) one or more items of Indebtedness with an aggregate principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness in an aggregate principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that in the case of this subclause (ii), a breach or default by any Loan Party with respect to ~~the Term Loan Agreement~~Material Indebtedness will not constitute an Event of Default unless such breach or default has continued for 60 consecutive days or the agent and/or lenders thereunder have demanded repayment of, or otherwise accelerated, any of the Indebtedness or other obligations thereunder; or

(c) Breach of Certain Covenants.

(i) Failure of the Borrowers or any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 2.21, Section 5.01(f)(i), Section 5.02 (as it applies to the Borrowers), or Article 6; or

(ii) Failure of the Borrower Agent or any Loan Party, as required by the relevant provision, to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 5.01(q) within five days of the date such Borrowing Base Certificate is required to be delivered;

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any certificate or document required to be delivered in connection herewith or therewith shall be untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, and such default shall not have been remedied or waived within 30 days after receipt by any Borrower (or the Borrower Agent on behalf of such Borrower) of written notice from the Administrative Agent of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of creditors; or (iii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall admit in writing its inability, to pay its debts as such debts become due; or

(h) Judgments and Attachments. Any one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which a third party insurance company has been notified and not denied coverage) shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) [Reserved]; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or (ii) there shall occur the imposition of a Lien or security interest under Section 430(k) of the Code or under ERISA, in either case of clauses (i) or (ii), which individually or in the aggregate results in liability of the Borrowers or any of their respective Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any guaranty set forth in Article 10 for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof), (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by and subject to such limitations and restrictions as are set forth by the relevant Collateral Document, except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent or any Secured Party to take any action within its control (unless such failure results from the breach or non-compliance by any Loan Party with the terms of the Loan Documents), (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) any Loan Party shall contest the validity or enforceability of any material provision of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(m) Subordination. The Obligations shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness in excess of the Threshold Amount or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to the Borrowers described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require that the Borrowers deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks, (not to exceed 100.0% of the relevant fact amount) of the then outstanding LC Exposure; provided that upon the occurrence of an event with respect to the Borrowers described in clause (f) or (g) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the obligation of the Borrowers to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties and the Issuing Banks hereby irrevocably appoints JPMCB (or any successor appointed pursuant hereto) as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by any Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the properties, books or records of any Loan Party or any Affiliate thereof.

Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a case under the Bankruptcy Code.

No holder of Secured Hedging Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Guarantor under this Agreement.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrowers, the Administrative Agent and each Secured Party agrees that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition and (B) Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to Secured Hedging Obligations or by entering into documentation in connection with Banking Services Obligations, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the sale or other disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any such sale or other transfer pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale, foreclosure or other disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amounts in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Lender and other Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) shall be entitled to be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount of any such claim for purposes of the credit bid or purchase so long as the fixing or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral at such sale or other disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid or purchase in accordance with the second preceding paragraph, then those of the contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or other asset or assets acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid, sale or other disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid, sale or other disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount to the extent due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving ten days written notice to the Lenders, the Issuing Banks and the Borrowers. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrowers may, upon ten days’ notice remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of such removal notice, the Required Lenders shall have the right, with the consent of the Borrowers (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank with an office in New York, New York, or an Affiliate of any such bank having combined capital and surplus in excess of $1,000,000,000 and a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1T(c); provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrowers, Section 7.01(f) or (g), no consent of the Borrowers shall be required. If no successor shall have been so appointed as provided above and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above or (b) in the case of a removal, the Borrowers may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if such Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrowers notify the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that (a) solely for purposes of maintaining any security interest granted to a retiring Administrative Agent in its capacity as collateral agent under any Loan Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and Issuing Bank will cooperate with the Borrowers to enable the Borrowers to take such actions), until such time as the Required Lenders or the Borrowers, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8 and meeting the qualifications set forth above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender and each Issuing Bank further represents that it is engaged in making, acquiring or holding commercial loans and/or issuing letters of credit in the ordinary course of its business and has, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender and/or Issuing Bank or assign or otherwise transfer its rights, interests and obligations hereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor the list or identities of, or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, (i) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by either Administrative Agent or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Anything herein to the contrary notwithstanding, the Arrangers, the joint bookrunners, Syndication Agent and Co-Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder. Without limiting the foregoing, none of such Persons shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Arranger, the joint bookrunner, Syndication Agent and Co-Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

Each of the Lenders and each Issuing Bank irrevocably authorize and instruct the Administrative Agent to, and the Administrative Agent shall,

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty in accordance with the Loan Documents or (v) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary, provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type, (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction or event that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time and (3) a Responsible Officer of the Borrower Agent certifies to the Administrative Agent compliance with preceding clauses (1) and (2)) as a result of a transaction permitted hereunder; provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of the Senior Notes, ~~any Incremental Equivalent Debt, the Term Loan Facility~~ or any Refinancing Indebtedness in respect of any of the foregoing; and

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(m), Section 6.02(n), Section 6.02(o) and, solely to the extent such Liens do not secure any Indebtedness for borrowed money ~~(other than Indebtedness under the Term Loan Facility, so long as such Indebtedness remains subject to the Intercreditor Agreement)~~, Section 6.02(u).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent ’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Guarantor from its obligations under the Guaranty pursuant to this Article 8 and Section 10.13 hereunder. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Loan Guarantor from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8.

The Administrative Agent is authorized to enter into the Intercreditor Agreement and any other intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral other than the Revolving Facility First Lien Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement or any Additional Agreement.

Each Lender and Issuer appoints and designates JPMCB as collateral agent hereunder and each Lender and Issuing Bank hereby authorizes JPMCB to act as collateral agent in accordance with the terms hereof and the other Loan Documents and authorizes JPMCB, as the Administrative Agent, to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and/or collateral agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In its capacity, the Administrative Agent and/or collateral agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective Applicable Percentage (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. Each Lender and Participant acknowledges and agrees that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject, in each case, to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Agent at:

80 Grasslands Road

Elmsford, New York 10523

Attn: Michael A. Correale, Chief Financial Officer

Tel.: (914) 784-4050

Fax: (914) 345-2056

Email: mccorreale@amscan.com

with copy to:

80 Grasslands Road

Elmsford, New York 10523

Attn: Joseph Zepf, General Counsel and Secretary

Tel.: (914) 784-4188

Fax: (914) 345-3982

Email: jzepf@amscan.com

100 Federal Street

35th Floor

Boston, MA 02110

Attn: Joshua Nelson, Managing Director

Tel.: (617) 227-1050

Fax: (617) 227-3514

Email: jnelson@thl.com

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attn: Jay J. Kim

Tel.: (212) 497-3626

Fax: (646) 728-1667

Email: jay.kim@ropesgray.com

(ii) if to the Administrative Agent, an Issuing Bank or the Swingline Lender, at:

~~277 Park~~925 Westchester Avenue

~~22nd~~3rd Floor

~~New York~~White Plains, NY ~~10172~~10604

Attention: ~~Salvatore P. Demma~~Donna DiForio, Executive Director

Tel.: (914) 993 7967

Facsimile No: (~~646~~914)  ~~534-2268~~949-4871

Email: ~~Salvatore.p.demma@chase~~DONNA.DIFORIO@jpmorgan .com

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), or (iii) delivered through Electronic Systems to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. Each of the Administrative Agent and the Borrower Agent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Banks by means of electronic communications pursuant to this Section, including through an Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System, except to the extent such liability is determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Parties.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A) and (B) below and Section 2.14, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that:

(A) notwithstanding the foregoing, no such agreement shall, without the consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders),

(1) increase the Commitment of such Lender (other than with respect to any Commitment Increase pursuant to Section 2.23 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2) reduce or forgive the principal amount of any Loan or postpone the date of any scheduled payment of interest or fees payable hereunder;

(3) extend the scheduled final maturity of any Loan, extend the stated expiration date of any Letter of Credit beyond the Maturity Date ~~(in each case, other than extension for administrative reasons agreed by the Administrative Agent)~~;

(4) reduce the rate of interest (other than to waive any obligations of the Borrowers to pay interest at the default rate of interest under Section 2.13(c)) or the amount of any fees owed to such Lender; it being understood that any change in the definition of Average Historical Excess Availability used in the calculations of such interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees;

(5) extend the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an extension of any Commitment of such Lender; and

(6) amend or modify the provisions of Sections 2.11(a), 2.11(c), 2.18(a) (with respect to pro rata allocation among Lenders), 2.18(b) and 2.18(c) of this Agreement in a manner that would by its terms alter the order of payments or the pro rata sharing of payments required thereby (except as otherwise provided in this Section 9.02); and

(B) notwithstanding the foregoing, no such agreement shall:

(1) change any of the provisions of this Section or the definitions of “Required Lenders”~~,~~ or “Super Majority Lenders” ~~or “Super Majority FILO Lenders”,~~ in each case, to reduce any of the voting percentages required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 10.12 hereof), without the prior written consent of each Lender;

(3) release all or substantially all of the value of the Loan Guaranties (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 10.13 hereof), without the prior written consent of each Lender;

(4) enter into an amendment or waiver the effect of which would be to increase the percentages set forth in the definition of Trade Receivables Component, Inventory Component, and/or Credit Card Receivables Component, without the consent of the Super Majority Lenders;

(5) change the definition of the term “~~ABL~~ Borrowing Base”, or any component definition thereof, the effect of which would be to increase amounts available to be borrowed, without the consent of the Super Majority Lenders; or

(6) ~~change the definition of “FILO Borrowing Base”, “FILO Line Cap” and the component definitions thereof which would increase availability under the FILO Facility without the consent of the Super-Majority FILO Lenders~~[reserved];

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders, except as provided in Section 2.22(b)).

Notwithstanding anything to the contrary contained in this Section 9.02, (i) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrowers (or the Borrower Agent on behalf of Borrowers) without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other document to be consistent with this Agreement and the other Loan Documents, (ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than each applicable Additional Lender, in the case of Section 2.23), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agent to effect the provisions of Sections 2.22 or 2.23 and (iii) if the Administrative Agent and the Borrowers have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, if necessary, of one counsel in any relevant material jurisdiction to such Persons, taken as a whole) in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents and related documentation, including in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such amendments, modifications or waivers were requested by the Borrowers to be prepared) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, Issuing Banks or the Lenders and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, if necessary, of one counsel in any relevant material jurisdiction to such persons, taken as a whole) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder. Expenses reimbursable by the Borrowers under this Section include, subject to any other applicable provision of any Loan Document, reasonable and documented out-of-pocket costs and expenses incurred in connection with: (A) appraisals and field examinations and the preparation of Reports based thereon, (B) the fees charged by a third party retained by the Administrative Agent or (notwithstanding any reference to “out-of-pocket” above in this Section 9.03) the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, (C) lien and title searches and title insurance, (D) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens and (E) forwarding loan proceeds and costs and expenses of preserving and protecting the Collateral. Other than to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

(b) The Borrowers shall indemnify each Arranger, the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, solely in the case of a conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or any Letter of Credit (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17 or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (i) determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate of such Indemnitee or, to the extent such judgment finds such Indemnitee in material breach of the Loan Documents or (ii) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent or any Arranger, acting in its capacity as an Arranger) that does not involve any act or omission of ~~the Sponsors,~~ Holdings, any Borrower or any of their Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by any Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after written demand thereof, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests. This Section 9.03 shall not apply to Taxes other than Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. Payments under this Section 9.03(b) shall be made by the Borrowers to the Administrative Agent for the benefit of the relevant Indemnitee.

Section 9.04. Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, except, in the case of the Borrowers, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Banks that issues any Letter of Credit), except that (i) except as provided under Section 6.08, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Banks that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the limitations set forth in paragraph (a) above and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed except in connection with a proposed assignment to any Disqualified Institution) of:

(A) the Borrower Agent; provided that, the Borrower Agent shall have been deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower Agent shall be required for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (with respect to the Borrowers only) has occurred and is continuing, any other Eligible Assignee;

(B) the Administrative Agent; and

(C) each Issuing Bank (solely in the case of assignments of ABL Revolving Commitments and ABL Revolving Loans).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or the principal amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds (as defined below)) shall not be less than $5,000,000 unless each of the Borrower Agent and the Administrative Agent otherwise consent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the Eligible Assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) if applicable, any Internal Revenue Service forms required under Section 2.17.

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and subject to its obligations thereunder and under Section 9.13). If any such assignment by a Lender holding a Note hereunder occurs after the issuance of any Note hereunder to such Lender, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Note to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver a new Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

If any assignment or participation under this Section 9.05 is made to (1) any Affiliate of any Disqualified Institution (other than any bona fide debt fund that is not itself a Disqualified Institution) or (2) any Disqualified Institution without the Borrower Agent’s prior written consent (any such Person, a “Disqualified Person”), then the Borrower Agent may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay the outstanding amount of Loans, together with accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts owing to such Disqualified Person, (B) in the case of any outstanding Loans, purchase such Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Loans, plus in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts due and payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Loans, plus in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts due and payable to it hereunder; provided that (I) in the case of clauses (A) and (B), the Borrower Agent shall be liable to the relevant Disqualified Person under Section 2.16 if any LIBO Rate Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.05 shall be deemed to prejudice any right or remedy that Holdings or any Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment or participation to any Disqualified Institution. Additionally, each Lender agrees that Holdings and/or either Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this paragraph against any Disqualified Person and the immediately following paragraph of this Section 9.05 against any Disqualified Institution, in each case with respect to such breach without posting a bond or presenting evidence of irreparable harm.

Notwithstanding anything to the contrary contained in this Agreement, each Disqualified Institution (A) will not receive information provided solely to Lenders by any Borrower, the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II and (B) (x) for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, shall not have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, and all Loans held by any Disqualified Institution shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or all Lenders have taken any actions, except that no amendment, modification or waiver of any Loan Document shall, without the consent of the applicable Disqualified Institution, deprive any Disqualified Institution of its pro rata share of any payment to which all Lenders of the applicable Class of Loans are entitled and (y) hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against a Borrower or any other Loan Party, such Disqualified Institution will be deemed to vote in the same proportion as Lenders that are not Disqualified Institutions.

The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to provide the Disqualified Institutions List to each Lender requesting the same (provided that such Lender agrees to maintain the confidentiality of the Disqualified Institutions List (which agreement may be by way of a “click through” or other affirmative action on the part of the recipient to access the Disqualified Institutions List and acknowledge its confidentiality obligations in respect thereof)).

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor the list or identities of, or enforce, compliance with the provisions hereof relating to Disqualified Institutions or Disqualified Person. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or Disqualified Person or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution or Disqualified Person.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the Commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.05(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender, sell participations to one or more banks or other entities (other than any Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in (x) clause (A) to the first proviso to Section 9.02(b) that directly and adversely affects the Loans or Commitments in which such Participant has an interest and (y) clause (B) to the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent expressly acknowledging such Participant may receive a greater benefit. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain at one of its offices a copy of a register for the recordation of the names and addresses of each Participant and their respective successors and assigns, and principal amount of and interest on the Loans (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a ~~Federal Reserve Bank~~NYFRB or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; and (iii) if an SPC elects to exercise such option and provides all or any part of such Loan, such SPC shall be recorded in the Register as the Lender with respect to the portion of a Loan made by such SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided that (i) in the case of the Borrowers, such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower Agent or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, which assignment shall be recorded in the register, and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, an Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Holdings, the Borrowers, the Subsidiaries of the Borrowers party hereto and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08. Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent, each Issuing Lender and each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent, such Issuing Bank or such Lender or Affiliate (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Bank or such Lender, wherever located) to or for the credit or the account of any Borrower or any Loan Guarantor against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank or such Lender or Affiliate, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall promptly notify the Borrower Agent and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR

THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE PROMISSORY NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

Section 9.10. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors (or equivalent managers), officers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions completed hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (b) upon the demand or request of any regulatory (including any self-regulatory body, such as the National Association of Insurance Commissioners), governmental or administrative authority purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall (i) except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or regulatory authority, to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law, rule or regulation (in which case such party shall (i) to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent), to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, including, without limitation, any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 or (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any swap or derivative transaction (including any credit default swap) or similar product relating to the Loan Parties and their obligations subject to acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent), (f) with the prior written consent of the Borrower Agent, (g) to any rating agency in connection with obtaining ratings for the Borrowers~~, the Term Loan Facility~~ or the Senior Notes, (h) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense and (i) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives or (ii) becomes available to the Administrative Agent, an Issuing Bank or any Lender on a non-confidential basis other than as a result of a breach of this Section from a source other than any Loan Party. For the purposes of this Section, “Confidential Information” means all information received from any Loan Party relating to the Loan Parties or their businesses~~, any Sponsor~~ or the Transactions other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Loan Party and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential. For the avoidance of doubt, in no event shall any disclosure of such Confidential Information be made to any Disqualified Institution (at the time such disclosure was made).

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, AND ITS AFFILIATES, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent, Arrangers, Co-Documentation Agents and Syndication Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its respective stockholders or its respective affiliates, on the other. The Loan Parties acknowledge and agree that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Loan Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 9.15. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower and Loan Guarantor, which information includes the name, address and tax identification number of each Loan Party and other information that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

Section 9.17. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.20. Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (b) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (c) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS REVOLVING FACILITY AGENT AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER

IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE ~~TERM LOAN AGREEMENT~~SENIOR SECURED NOTES TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

Section 9.21. Conflicts. Notwithstanding anything to the contrary contained herein, in any other Loan Document (including, without limitation, any Letter of Credit application but excluding the Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (including, without limitation, any Letter of Credit application but excluding the Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control.

Section 9.22. [Reserved].

Section 9.23. Borrower Agent. (a) Parent Borrower is hereby appointed by each of the Borrowers as its contractual representative hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Agent to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Agent agrees to act as such contractual representative upon the express conditions contained in this Section 9.23. Additionally, the Borrowers hereby appoint the Borrower Agent as their agent to receive, to the extent so requested by such Borrower, the proceeds of the Loans in its account(s), at which time the Borrower Agent shall promptly disburse such Loans to the appropriate Borrower(s). The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Agent or any Borrower for any action taken or omitted to be taken by the Borrower Agent or the Borrowers pursuant to this Section 9.23.

(b) The Borrower Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Agent shall have no implied duties to the Borrowers hereunder, or any obligation to the Lenders to take any action hereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Agent.

Section 9.24. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of and the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.25. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE 10

LOAN GUARANTY

Section 10.01. Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent for the ratable benefit of the Issuing Banks and the other Secured Parties the full and prompt payment upon the failure of the Borrowers to do so, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Secured Parties, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations to the extent reimbursable in accordance with Section 9.03. Each Loan Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Secured Parties whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Sections 7.01(f) or (g), and in such event, irrevocably and unconditionally promises to pay such indebtedness to the Secured Parties, on demand, in lawful money of the United States.

Section 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty upon the occurrence and during the continuance of an Event of Default.

Section 10.03. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as set forth in Section 10.13), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by any Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrowers or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) Except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrowers for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Secured Party with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than as set forth in Section 10.13).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, and except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or arising out of the disability of the Borrowers or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Loan Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person including any right (except as shall be required by applicable statute and cannot be waived) to require any Secured Party to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Secured Party’s power whatsoever. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except as otherwise provided in Section 10.13. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05. Authorization. The Loan Guarantors authorize the Secured Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 10.13), from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrowers, any other Loan Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrowers, other Loan Parties or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to their creditors other than the Secured Parties;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Secured Parties regardless of what liability or liabilities of the Borrowers remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document, any Hedge Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, any Hedge Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Loan Guaranty.

Section 10.06. Rights of Subrogation. Any indebtedness of the Borrowers now or hereafter owing to any Loan Guarantor is hereby subordinated to the Obligations owing to the Secured Parties; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to such Loan Guarantor shall be collected, enforced and received by such Loan Guarantor for the benefit of the Secured Parties and be paid over to the Administrative Agent on behalf of the Secured Parties on account of the Guaranteed Obligations to the Secured Parties, but without affecting or impairing in any manner the liability of such Loan Guarantor under the other provisions of this Loan Guaranty. Prior to the transfer by any Loan Guarantor of any note or negotiable instrument evidencing any such indebtedness of the Borrowers to such Loan Guarantor, such Loan Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Loan Party or any collateral in respect of this Loan Guaranty until the occurrence of the Termination Date.

Section 10.07. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.08. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.09. [Reserved].

Section 10.10. Maximum Liability. It is the desire and intent of the Loan Guarantors and the Secured Parties that this Loan Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article 10, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non- Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the Closing Date (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the Closing Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. This provision is for the benefit of the Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12. Liability Cumulative. The liability of each Loan Guarantor under this Article 10 is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13. Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, a Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released (i) upon the consummation of any transaction permitted hereunder if as a result thereof such Subsidiary Guarantor shall cease to be a Subsidiary (or becomes an Excluded Subsidiary, provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type, (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction or event that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time and (3) a Responsible Officer of the Borrower Agent certifies to the Administrative Agent compliance with preceding clauses (1) and (2)); provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of the Senior Notes, any ~~Incremental Equivalent Debt, any~~ Refinancing Equivalent Debt, the ABL Facility or any Refinancing Indebtedness in respect of any of the foregoing or (ii) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.13 shall be without recourse to or warranty by the Administrative Agent (other than to the Administrative Agent’s authority to deliver such documents).

Section 10.14. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Loan Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.14 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.14 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.14 constitute, and this Section 10.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.15. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by.

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~PC INTERMEDIATE HOLDINGS INC.~~
~~By:~~
~~Name:~~
~~Title:~~

~~PARTY CITY HOLDINGS INC.~~
~~PARTY CITY CORPORATION~~
~~ANAGRAM EDEN PRAIRIE PROPERTY~~
~~HOLDINGS LLC~~
~~ANAGRAM INTERNATIONAL, INC.~~
~~ANAGRAM INTERNATIONAL HOLDINGS, INC.~~
~~AM-SOURCE, LLC~~
~~AMSCAN INC.~~
~~By:~~
~~Name:~~
~~Title:~~

~~TRISAR, INC.~~
~~By:~~
~~Name:~~
~~Title:~~

~~US BALLOON MANUFACTURING CO., INC.~~
~~AMSCAN NM LAND, LLC~~
~~AMSCAN PURPLE SAGE LLC~~
~~By:~~
~~Name:~~
~~Title:~~

~~[Signature page to Party City ABL Credit Agreement]~~

~~JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Swingline Lender, Issuing Bank and as Lender~~

~~By:_______________________________________~~
~~Name:~~
~~Title:~~

~~By:_______________________________________~~
~~Name:~~
~~Title:~~

~~[Signature page to Party City ABL Credit Agreement]~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Bank and as Lender~~

~~By:_______________________________________~~
~~Name:~~
~~Title:~~

~~By:_______________________________________~~
~~Name:~~
~~Title:~~

~~[Signature page to Party City ABL Credit Agreement]~~

~~BANK OF AMERICA, N.A., Issuing Bank and as Lender~~

~~By:_______________________________________~~
~~Name:~~
~~Title:~~

~~By:_______________________________________~~
~~Name:~~
~~Title:~~

~~[Signature page to Party City ABL Credit Agreement]~~

~~__________________________________________,~~
~~as Lender~~

~~By:______________________________________~~
~~Name:~~
~~Title:~~

~~By:______________________________________~~
~~Name:~~
~~Title:~~

~~[Signature page to Party City ABL Credit Agreement]~~

~~Schedule 1.01(a)~~

~~COMMITMENT SCHEDULE~~

~~Lender~~ 	~~ABL Revolving Commitment~~ 		~~FILO Commitment~~
~~JPMorgan Chase Bank, N.A.~~	~~$~~	~~103,125,000.00~~	~~$~~	~~6,875,000~~
~~Bank of America, N.A.~~	~~$~~	~~103,125,000.00~~	~~$~~	~~6,875,000~~
~~Wells Fargo Bank, N.A.~~	~~$~~	~~103,125,000.00~~	~~$~~	~~6,875,000~~
~~MUFG Union Bank, N.A.~~	~~$~~	~~53,125,000.00~~	~~$~~	~~6,875,000~~
~~TD Bank, N.A.~~	~~$~~	~~66,250,000.00~~	~~$~~	~~3,750,000~~
~~U.S. Bank National Association~~	~~$~~	~~56,250,000.00~~	~~$~~	~~3,750,000~~
~~Bank of Montreal~~	~~$~~	~~37,500,000.00~~	~~$~~	~~2,500,000~~
~~City National Bank~~	~~$~~	~~37,500,000.00~~	~~$~~	~~2,500,000~~
~~Deutsche Bank AG New York Branch~~	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Barclays Bank PLC~~	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Credit Suisse AG~~	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Goldman Sachs Bank USA~~ 	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Total:~~	~~$~~	~~600,000,000.00~~	~~$~~	~~40,000,000.00~~
~~Lender~~ 		~~ABL Revolving Commitment~~ 		~~FILO Commitment~~
~~JPMorgan Chase Bank, N.A.~~	~~$~~	~~103,125,000.00~~	~~$~~	~~6,875,000~~
~~Bank of America, N.A.~~	~~$~~	~~103,125,000.00~~	~~$~~	~~6,875,000~~
~~Wells Fargo Bank, N.A.~~	~~$~~	~~103,125,000.00~~	~~$~~	~~6,875,000~~
~~MUFG Union Bank, N.A.~~	~~$~~	~~53,125,000.00~~	~~$~~	~~6,875,000~~
~~TD Bank, N.A.~~	~~$~~	~~66,250,000.00~~	~~$~~	~~3,750,000~~
~~U.S. Bank National Association~~	~~$~~	~~56,250,000.00~~	~~$~~	~~3,750,000~~
~~Bank of Montreal~~	~~$~~	~~37,500,000.00~~	~~$~~	~~2,500,000~~
~~City National Bank~~	~~$~~	~~37,500,000.00~~	~~$~~	~~2,500,000~~
~~Deutsche Bank AG New York Branch~~	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Barclays Bank PLC~~	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Credit Suisse AG~~	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Goldman Sachs Bank USA~~ 	~~$~~	~~10,000,000.00~~		~~N/A~~
~~Total:~~	~~$~~	~~600,000,000.00~~	~~$~~	~~40,000,000.00~~